The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the attached prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 20, 2005)

                   SUBJECT TO COMPLETION DATED JULY 20, 2005

                                 $180,950,000

                         BAY VIEW 2005-LJ-2 OWNER TRUST
                       AUTOMOBILE RECEIVABLE BACKED NOTES

                         BAY VIEW DEPOSIT CORPORATION,
                                 AS DEPOSITOR

                        BAY VIEW ACCEPTANCE CORPORATION,
                                  AS SERVICER

     We are offering the following classes of automobile receivable backed notes by this prospectus supplement and the accompanying prospectus(1):



                             INITIAL AGGREGATE
                                 PRINCIPAL        INTEREST                                      PRICE       UNDERWRITING
CLASS OF NOTES                    BALANCE           RATE              MATURITY DATE           TO PUBLIC       DISCOUNT
-------------------------   ------------------   ----------   ----------------------------   -----------   -------------

Class A-1 notes .........       $23,800,000         %         July  2006 Payment Date            %               .   %
Class A-2 notes .........       $63,600,000         %         December 2008 Payment Date         %               .   %
Class A-3 notes .........       $48,500,000         %         July 2010 Payment Date             %               .   %
Class A-4 notes .........       $25,550,000         %         February 2014 Payment Date         %               .   %
Class B notes ...........       $ 7,420,000         %         February 2014 Payment Date         %               .   %
Class C notes ...........       $ 6,040,000         %         February 2014 Payment Date         %               .   %
Class D notes ...........       $ 6,040,000         %         February 2014 Payment Date         %               .   %


(1) The trust will also issue $4,646,208 of certificates which are subordinate in payment to the notes. The certificates are not being offered for sale by this prospectus supplement.

     The total price to the public is $          . The total underwriting
discount is $        . The total proceeds to the trust, including accrued
interest on the notes, are $          .

-------------------------------------------------------------------------------
     THE NOTES REPRESENT INTERESTS IN THE BAY VIEW 2005-LJ-2 OWNER TRUST ONLY
AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN BAY VIEW DEPOSIT
CORPORATION, BAY VIEW ACCEPTANCE CORPORATION, THE UNDERWRITERS OR ANY OF THEIR
RESPECTIVE AFFILIATES OR ANY GOVERNMENTAL AGENCY.

     YOU SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS"
BEGINNING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT.

     THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE NOTES ONLY IF
ACCOMPANIED BY THE ACCOMPANYING PROSPECTUS.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT
THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------

                                ----------------

                                    JPMORGAN

            The date of this prospectus supplement is July   , 2005

                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

                                       i

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    We tell you about the notes in the following documents:

        (1) this prospectus supplement, which describes the specific terms of your notes; and

        (2) the accompanying prospectus, which provides general information, some of which may not apply to the notes.

    IF THE DESCRIPTION OF THE NOTES VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS
PROSPECTUS SUPPLEMENT.

    We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The preceding table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

    You can find a list of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Terms"
beginning on page S-50 in this prospectus supplement and under the caption
"Index of Principal Terms" beginning on page 55 in the accompanying prospectus.

    In this prospectus supplement and the accompanying prospectus, "we" refers to the depositor, Bay View Deposit Corporation, and "you" refers to any prospective investor in the notes.

                                       ii

                                SUMMARY OF TERMS

    This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You will find a more detailed description of the terms of this offering following this summary in this prospectus supplement and accompanying prospectus

    The definitions of capitalized terms used in this prospectus supplement can be found on the pages indicated in the "Index of Principal Terms" on page S-50 in this prospectus supplement or on page 55 of the accompanying prospectus.

ISSUER

    The Bay View 2005-LJ-2 Owner Trust, a special purpose bankruptcy remote
Delaware statutory trust (the "trust"), will issue the notes offered in this prospectus supplement. The primary assets of the issuer will be a pool of receivables which are motor vehicle retail installment sales contracts and/or installment loans secured by new and used automobiles and light-duty trucks.

DEPOSITOR

    Bay View Deposit Corporation is the depositor of the trust. The depositor will transfer the automobile receivables and related property to the trust. The depositor is a wholly-owned subsidiary of Bay View Acceptance Corporation
("BVAC").

SERVICER

    BVAC will act as the servicer of the trust. The principal office address and phone number of BVAC is 818 Oak Park Road, Covina, California 91724, (626)
257-1219. The servicer will receive and apply payments on the receivables, service the collection of the receivables and direct the trustees to make the appropriate payments to the noteholders and the certificateholders. The servicer will receive a monthly servicing fee as compensation for its services. See
"Servicing Compensation and Payment of Expenses" in this prospectus supplement.
The servicer is a wholly-owned subsidiary of Bay View Capital Corporation
("BVCC"). The principal office address and phone number of BVCC is 1840 Gateway
Drive, San Mateo, California 94404, (650) 312-6807.

BACK-UP SERVICER

    CenterOne Financial Services LLC ("Center One") has agreed to serve as back-up servicer. Unless and until BVAC, as servicer, is terminated or resigns, it is expected that the back-up servicer will not be responsible for the servicing and administration of the receivables, and the back-up servicer will have only limited responsibilities. If the servicer is terminated or resigns, it is expected that the back-up servicer will assume the role of servicer. The term
"servicer" in this prospectus supplement refers to whichever entity is then responsible for the servicing and administration of the receivables.

INDENTURE TRUSTEE

    JPMorgan Chase Bank, National Association will serve as the indenture trustee under the terms of an indenture between the trust and the indenture trustee.

OWNER TRUSTEE

    Wilmington Trust Company will serve as the owner trustee under the terms of a trust and servicing agreement between the depositor, the servicer, the back-up servicer, the indenture trustee and the owner trustee.

COLLATERAL AGENT

    JPMorgan Chase Bank, National Association will serve as collateral agent under the indenture.

CUT-OFF DATE

    June 30, 2005. The trust will be entitled to receive payments with respect to the receivables after this date. This is also the date used for preparing the statistical information related to the pool used in this prospectus supplement.

                                      S-1

CLOSING DATE

    The closing date will be on or about July   , 2005.

THE NOTES

    On the closing date, the trust will issue the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes, the Class C notes and the Class D notes, as described below, under an indenture between the trust and the indenture trustee. We are offering the notes for sale in this prospectus supplement. The notes are non-recourse obligations of the trust and are secured by certain assets of the trust. The interest rates and initial principal balances of the notes are as follows:

                                                              INITIAL NOTE
                                     INTEREST RATE               BALANCE
         Class A-1 notes......                  %         $     23,800,000
         Class A-2 notes......                  %         $     63,600,000
         Class A-3 notes......                  %         $     48,500,000
         Class A-4 notes......                  %         $     25,550,000
         Class B notes........                  %         $      7,420,000
         Class C notes........                  %         $      6,040,000
         Class D notes........                  %         $      6,040,000

     See "Risk Factors -- Some Notes are More at Risk Than Others if There are
Losses on the Receivables", and "Risk Factors -- Class B Notes, Class C Notes
and Class D Notes are Subject to Greater Credit Risk Because of Subordination of
Those Classes; Class A-2 Notes, Class A-3 Notes and Class A-4 Notes are subject to subordination to Class A-1 Notes in Certain Situations", and "The Notes" in
this prospectus supplement.

PAYMENT DATE

    The trust will pay interest and principal on the notes on the twenty-fifth calendar day of each month or, if such day is not a business day, on the next business day. The payments will begin on August 25, 2005 and will be made to holders of record of the notes as of the record date, which will be, unless definitive notes are issued, the business day before the payment date. The collection period with respect to any payment date is the calendar month immediately preceding the calendar month in which such payment date occurs. See
"The Notes -- Payments on the Notes" in this prospectus supplement and
"Description of the Securities -- Definitive Securities" in the accompanying prospectus.

INTEREST ON THE NOTES

    Interest on the Class A-1 notes will be calculated on the basis of a 360-day year and the actual number of days from the previous payment date through the day before the related payment date. Interest on all other classes of notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
See "Weighted Average Life of the Securities" and "The Notes -- Payments on the
Notes" in this prospectus supplement.

    Class A-1 Monthly Interest. Generally, the amount of monthly interest distributable to the Class A-1 noteholders on each payment date is the product of:

        (1) 1/360th of the interest rate for the Class A-1 notes;

        (2) the actual number of days from and including the previous payment date through the day before the related payment date or, in the case of the first payment date, from and including the closing date through the day before the first payment date; and

        (3) the aggregate outstanding principal balance of the Class A-1 notes on the preceding payment date (after giving effect to any payments to noteholders on such date) or, in the case of the first payment date, the closing date.

    Monthly Interest for Other Notes. Generally, the amount of monthly interest distributable to each class of noteholders (other than the Class A-1 noteholders) on each payment date is the product of:

                                      S-2

        (1) one-twelfth (or in the case of the first payment date, ___/360) of the interest rate applicable to such class of notes; and

        (2) the aggregate outstanding principal balance of such class of notes on the preceding payment date (after giving effect to any payments to noteholders of Monthly Principal on such date) or, in the case of the first payment date, the closing date.

NOTE PRINCIPAL

     The trust will pay principal on each payment date to the noteholders of record as of the related record date. Generally, on each payment date the amount of monthly principal in respect of the notes the trust will pay is equal to the lesser of

     o    the amount available deposited in the note distribution account as described in "Payments and Distributions" herein

     o    the target principal distribution amount for such payment date and

     o    the amount by which the outstanding principal balance of the notes on the prior payment date exceeds the lesser of

          o    94.25% of the aggregate principal balance of the receivables as of the end of the related collection period plus $3,247,933.63
               (1.75% of the aggregate principal balance of the receivables as of the cut-off date) and

          o    the excess of the aggregate principal balance of the receivables as of the end of the related collection period over $1,391,971.56
               (0.75% of the aggregate principal balance of the receivables as of the cut-off date).

Notwithstanding the foregoing,

     o    if on the related payment date the amount on deposit in the reserve account is less than the amount required to be on deposit therein, the trust will pay to the noteholders an amount equal to the target principal distribution amount for such payment date, subject to availability of funds therefor,

     o    if on any payment date the Class A-1 notes remain outstanding, the trust will pay to the noteholders an amount equal to the greater of
          (i) the lesser of the target principal distribution amount and the aggregate outstanding principal amount of the Class A-1 notes and (ii)
          the noteholders' principal distribution amount, and

     o    the amount of principal of the notes payable on the final maturity date for any class of notes will equal the amount needed to repay the principal amount of that class of notes in full.

    The target principal distribution amount for any payment date will equal the excess of the aggregate outstanding principal balance of the notes and the balance of the certificates on the prior payment date (after giving effect to payments on the notes and distributions on the certificates on such payment date) over the aggregate principal balance of the receivables as of the end of the related collection period.

    Prior to the occurrence of a payment default and acceleration of the notes, principal will be distributed to the Class A noteholders in the order of the alpha-numeric designation of each class of the notes, starting with the Class
A-1 notes and ending with the Class D notes. For example, no principal will be distributed to the Class A-2 noteholders until the outstanding principal balance of the Class A-1 notes has been reduced to zero and no principal will be distributed to the Class B noteholders until the outstanding principal balance of the Class A notes has been reduced to zero. Following the occurrence of a payment default and acceleration of the notes, interest and principal will be distributed first to the Class A-1 noteholders, and then to the Class A-2 noteholders, Class A-3 noteholders and Class A-4 noteholders, ratably as a single class, and then to the Class B noteholders, Class C noteholders and Class
D noteholders in that order. See "Risk Factors - Class B Notes, Class C Notes and Class D Notes are Subject to Greater Credit Risk Because of Subordination of
Those Classes; Class A-2 Notes, Class A-3 Notes and Class A-4 Notes are Subject
to Subordination to Class A-1 Notes in Certain Situations" in this prospectus supplement.

    The trust must pay the outstanding principal amount of each class of notes, to the extent not previously paid, by the final maturity date for such class of notes as follows:

                                      S-3

                                             FINAL MATURITY DATE
                                             -------------------
                 Class A-1 notes.........    July 2006 Payment Date
                 Class A-2 notes.........    December 2008 Payment Date
                 Class A-3 notes.........    July 2010 Payment Date
                 Class A-4 notes.........    February 2014 Payment Date
                 Class B notes...........    February 2014 Payment Date
                 Class C notes...........    February 2014 Payment Date
                 Class D notes...........    February 2014 Payment Date

    Since the rate of payment of principal of each class of notes depends greatly upon the rate of payment of principal on the receivables (including voluntary prepayments and principal in respect of charged-off receivables and purchased receivables), the final payment in respect of each class of notes could occur significantly earlier than the respective final maturity dates. See
"The Notes -- Payments on the Notes" and "Weighted Average Life of the
Securities" in this prospectus supplement.

THE CERTIFICATES

    In addition to the notes, the trust will issue certificates pursuant to the trust and servicing agreement. The certificates represent an undivided beneficial ownership interest in the trust. The certificates will be sold initially by the depositor to J.P. Morgan Securities Inc. or an affiliate thereof. The certificates may be sold by J.P. Morgan Securities Inc., or any such affiliate, in whole or in part, to one or more third-parties subject to the provisions of the trust and servicing agreement. We are not offering the certificates for sale in this prospectus supplement.

THE TRUST ASSETS

    The trust will pledge its assets to the indenture trustee as collateral for the repayment of the notes. The trust assets will include:

     o    a pool of simple interest installment sale and installment loan contracts originated in various states in the United States of
          America, secured by new and used automobiles, light-duty trucks, sport utility vehicles and vans;

     o    certain monies (including accrued interest) due or received in respect of the receivables after the cut-off date;

     o    security interests in the related vehicles financed through the receivables and all certificates of title to those financed vehicles;

     o    all amounts and property from time to time held in or credited to any of the trust accounts, the collection account, the reserve account and the lock-box account established by the servicer (to the extent the amounts and property in the lock-box account relate to the receivables);

     o    any proceeds from claims and other amounts relating to insurance policies and other items financed under the receivables or otherwise covering an obligor or a financed vehicle;

     o    any proceeds from the liquidation of the receivables or financed vehicles;

     o    all property (including the right to receive future liquidation proceeds) that secures a receivable and that has been or may be acquired by or on behalf of the trust pursuant to the liquidation of the receivable;

     o    the trust and servicing agreement and the purchase agreement to the extent each relates to the receivables, or the receivable files or the financed vehicles, including the right of the depositor to cause the originator to repurchase the receivables and/or to obtain
          indemnification for third party claims;

     o    all amounts received in respect of recourse rights against the dealers who originated the receivables and any successor dealers;

     o    the receivable files and all other documents that the depositor or the servicer keeps on file in accordance with its customary procedures relating to the receivables or the obligors or financed vehicles; and

     o    the proceeds of any and all of the foregoing.

                                      S-4

    The receivables arise from:

        (1) motor vehicle installment sale contracts that were originated by dealers for assignment to BVAC or the Bank; or

        (2) motor vehicle loan contracts that were solicited by dealers for origination by BVAC or the Bank.

    On or before the closing date, BVCC will transfer any and all rights and interests it has in the receivables to BVAC, and BVAC will sell all the receivables to be included in the trust to the depositor. The trust will acquire its assets from the depositor pursuant to the trust and servicing agreement. See
"Formation of the Trust" in this prospectus supplement.

    Payment of the amount due to the registered lienholder under each receivable is secured by a first priority perfected security interest in the related financed vehicle. BVAC, BVCC or a "doing-business-as" variant of the Bay View name is or will be the registered lienholder (the "Named Lienholders") on the certificate of title of each of the financed vehicles.

    The receivables were selected from the receivable portfolio of BVAC, based on the criteria specified in the trust and servicing agreement and described in this prospectus supplement under the heading "The Receivables Pool," and in the accompanying prospectus under the heading "Description of the Transfer and
Servicing Agreements -- Sale and Assignment of Receivables." See "Risk Factors
-- Class B Notes, Class C Notes and Class D Notes are Subject to Greater Credit
Risk Because of Subordination of Those Classes; Class A-2 Notes, Class A-3 Notes
and Class A-4 Notes are Subject to Subordination to Class A-1 Notes in Certain
Situations" and "Weighted Average Life of the Securities" in this prospectus supplement. The underwriting procedures and standards employed with respect to the receivables are described under the heading "The Receivables Pools --
Underwriting Procedures" in the accompanying prospectus.

AVAILABLE FUNDS

    Prior to making any withdrawal from the reserve account, the amount of funds available for payment to noteholders on any payment date will consist of funds from the following sources:

    (1) payments and prepayments received from obligors in respect of the receivables;

    (2) interest earned on funds on deposit in the collection account and reserve account;

    (3) liquidation proceeds received in respect of receivables;

    (4) advances received from the servicer in respect of interest on certain delinquent receivables;

    (5) amounts received in respect of required repurchases or purchases of receivables by BVAC or the servicer and any related indemnity payments;

    (6) proceeds from any insurance policies related to the receivables or the financed vehicles;

    (7) recoveries with respect to charged-off receivables; and

    (8) the purchase price for the optional redemption of the receivables pursuant to the indenture, if the servicer exercises its redemption rights pursuant to the indenture.

SUBORDINATION OF PRINCIPAL AND INTEREST

    Prior to the occurrence of a payment default and acceleration of the notes,
(1) (a) payments of principal on the Class A-1 notes are subordinated to payments of interest on the notes, (b) payments of principal on the Class A-2 notes are subordinated to payments of interest on the notes and principal on the
Class A-1 notes, (c) payments of principal on the Class A-3 notes are subordinated to payments of interest on the notes and principal on the Class A-1 notes and the Class A-2 notes and (d) payments of principal on the Class A-4 notes are subordinated to payments of interest on the notes and principal on the
Class A-1 notes, Class A-2 notes and Class A-3 notes, (2) (a) payments of interest on the Class B notes are subordinated to payments of interest on the
Class A notes and (b) payments of principal on the Class B notes are subordinated to payments of interest on the notes and principal on the Class A notes, (3) (a) payments of interest on the Class C notes are subordinated to payments of interest on the Class A notes and Class B notes and

                                      S-5

(b) payments of principal on the Class C notes are subordinated to payments of interest on the notes and principal on the Class A notes and Class B notes and
(4) (a) payments of interest on the Class D notes are subordinated to payments of interest on the Class A notes, Class B notes and Class C notes and (b)
payments of principal on the Class D notes are subordinated to payments of interest on the notes and principal on the Class A notes, Class B notes and
Class C notes.

    Following the occurrence of a payment default and acceleration of the notes,
(1) payments of principal on the Class A-2 notes, Class A-3 notes and Class A-4 notes are subordinated to payments of principal on the Class A-1 Notes, (2)
payments of interest and principal on the Class B notes are subordinated to payments of interest and principal on the Class A notes, (3) payments of interest and principal on the Class C notes are subordinated to payments of interest and principal on the Class A notes and Class B notes and (4) payments of interest and principal on the Class D notes are subordinated to payments of interest and principal on the Class A notes, Class B notes and Class C notes.

RESERVE ACCOUNT

    On the closing date, the seller will deposit $927,981.04 (0.50% of the aggregate principal balance of the receivables as of the cut-off date) to the reserve account. On each payment date, prior to the acceleration of the notes following a payment default, the indenture trustee will withdraw funds from the reserve account to pay items (a) through (h) listed in "Payments and
Distributions - Priority of Payments and Distributions - Prior to Acceleration
of the Notes Following a Payment Default" herein if collections on the receivables are insufficient to pay such amounts. Following an acceleration of the notes following a payment default, the indenture trustee will withdraw all funds from the reserve account to pay the items listed in "Payments and
Distributions - Priority of Payments and Distributions - After Acceleration of
the Notes Following a Payment Default."

    On and after the final maturity date for any Class of notes, the indenture trustee will withdraw funds from the reserve account to repay such Class of securities in full if any principal amount of such Class remains outstanding.

    The balance required to be on deposit in the reserve account will be the
Specified Reserve Account Balance as described in "Payments and Distributions -
Definitions" in this prospectus supplement.

    On any payment date, if any collections on the receivables remain after payment items as set forth in "Payments and Distributions - Priority of Payments and Distributions" herein, the indenture trustee will deposit funds into the reserve account until the amount on deposit therein equals the Specified Reserve
Account Balance.

    On each payment date, after making any required withdrawals from the reserve account, the trust will distribute funds on deposit in the reserve account in excess of the required balance in accordance with the trust and servicing agreement first, to the certificateholders for payment of any accrued and unpaid interest distributable thereon (and any interest thereon) and then to the residual interest holder.

LEGAL INVESTMENT

    The appropriate characterization of the notes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase notes, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the notes for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions. The uncertainties described above (and any future determinations concerning the legal investment or financial institution regulatory characteristics of the notes) may adversely affect the liquidity of the notes.

    Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the notes will constitute legal investments for them or are subject to investment, capital, or other restrictions.

    In addition, and without any limitation of the foregoing, the Class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. Investors in the notes should consult with their own legal advisors in determining whether the notes will constitute legal investments for them under Rule 2a-7.

                                      S-6

INDENTURE DEFAULT; CONTROL BY THE NOTEHOLDERS

    Certain events will cause events of default under the indenture. If an indenture default occurs, the noteholders holding notes evidencing at least a majority of the outstanding principal balance of the Controlling Class, or most senior class of notes, may declare the indenture default and control the remedy.

    Such noteholders may give notice of acceleration, accelerate the payment of principal in respect of the notes and interest accrued on the notes and declare the principal of the notes to be immediately due and payable. The rights and remedies of the noteholders upon the occurrence of an indenture default may include the right to direct the indenture trustee to liquidate the property of the trust. The rights and remedies are further described under "The Indenture --
Default under the Indenture" in the accompanying prospectus. See also "Risk
Factors -- Noteholder Conflicts of Interest" in this prospectus supplement.

OPTIONAL REDEMPTION

    On any payment date, the servicer has the right to purchase all of the receivables as of the last day of any collection period (after the payment of all amounts to be paid on such payment date) on which the aggregate balance of the receivables pool on the related payment date will be equal to or less than
15% of the initial pool balance. We will redeem the notes as a result of such a purchase of the receivables.

    The purchase price for the optional redemption will be equal to the fair market value of the receivables; provided that such amount may not be less than the sum of:

     (1)  100% of the outstanding principal balances of the notes,

     (2)  100% of the outstanding amount of the certificates;

     (3)  accrued and unpaid interest on the notes at the related note interest rate through the end of the related collection period (and any interest thereon);

     (4)  accrued and unpaid interest on the certificates at the pass-through rate thereon through the end of the related collection period (and any interest thereon); and

     (5)  any amounts due the servicer, the back-up servicer, the collateral agent, the indenture trustee and the owner trustee.

BOOK-ENTRY REGISTRATION

    Persons acquiring beneficial ownership interests in the notes will hold their interests in the notes through The Depository Trust Company in the United
States or Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System in Europe. See "Description of the Securities - Book-Entry
Registration" in the accompanying prospectus.

TAX STATUS

    In the opinion of special tax counsel to the depositor, for federal income tax purposes,

    o the notes will be characterized as debt, and

    o the trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

    The owner trustee, the depositor, the trust and the noteholders will agree to treat the notes as indebtedness for federal income tax purposes. See
"Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

                                      S-7

RATINGS

    On the closing date, each class of notes will be issued only if such class receives ratings from Moody's Investors Service, Inc. and Standard & Poor's
Ratings Services, a division of The McGraw-Hill Companies, Inc., as follows:

                                                            RATING
                                                      --------------------
                               CLASS                   MOODY'S       S&P
                        -----------------------        -------       ---
                        Class A-1 notes........          P-1       A-1+
                        Class A-2 notes........          Aaa        AAA
                        Class A-3 notes........          Aaa        AAA
                        Class A-4 notes........          Aaa        AAA
                        Class B notes..........          Aa2        AA
                        Class C notes..........           A2         A
                        Class D notes..........          Baa2       BBB

    A rating is not a recommendation to buy, sell or hold the notes and may be subject to revision or withdrawal at any time by the assigning rating agency.
See "Risk Factors -- A Change in the Note Ratings May Adversely Affect the
Notes" in this prospectus supplement.

ERISA CONSIDERATIONS

    Subject to the considerations disclosed in "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the notes may be eligible for purchase by employee benefit plans subject to Title I of the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"). Any benefit plan fiduciary considering the purchase of notes should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

                                      S-8

                                  RISK FACTORS

    You should carefully consider the risk factors set forth below and in the accompanying prospectus as well as the other investment considerations described in such documents as you decide whether to purchase the notes.

YOU MAY NOT BE ABLE TO RESELL THE NOTES

    There is currently no secondary market for the notes. The underwriter intends to make a market to enable resale of the notes, but are under no obligation to do so. As such, we cannot assure you that a secondary market will develop for your notes or, if one does develop, that such market will provide you with liquidity of investment or that it will continue for the life of your notes.

THE NOTES ARE OBLIGATIONS OF THE TRUST ONLY AND ARE NOT GUARANTEED BY ANY
OTHER PARTY

    The notes are obligations of the trust only and do not represent an interest in or obligation of the depositor, BVAC, the underwriter, any of their affiliates or any other party or governmental body. The notes have not been insured or guaranteed by any party or governmental body. See "The Notes --
Payments on the Notes", and "The Notes -- Accounts -- Reserve Account" in this prospectus supplement.

AMOUNTS IN THE RESERVE ACCOUNT ARE LIMITED

    Amounts on deposit in the reserve account are available to (1) enhance the likelihood that you will receive the interest on each payment date and principal on the final maturity date for your notes and (2) decrease the likelihood that you will experience losses on your notes. However, the maximum amount on deposit in the reserve account is limited to the Specified Reserve Account Balance. If the amount required to be withdrawn from the reserve account to cover shortfalls in funds on deposit in the collection account exceeds the amount on deposit in the reserve account, a temporary shortfall in the amounts distributed to the holders of the notes could result. In addition, depletion of the reserve account ultimately could result in losses on your notes.

AMOUNTS IN THE RESERVE ACCOUNT MAY NOT BE LIQUID

    Funds in the reserve account may be invested in permitted investments that will not mature prior to the next payment date if each rating agency confirms that doing so will not affect its ratings on the securities. These investments will not be sold to cover any shortfalls that occur on a payment date. This could delay payments to you because these funds would not be available on a particular payment date.

CLASS B NOTES, CLASS C NOTES AND CLASS D NOTES ARE SUBJECT TO GREATER CREDIT
RISK BECAUSE OF SUBORDINATION OF THOSE CLASSES; CLASS A-2 NOTES, CLASS A-3 NOTES
AND CLASS A-4 NOTES ARE SUBJECT TO SUBORDINATION TO CLASS A-1 NOTES IN CERTAIN
SITUATIONS

    The Class B notes bear greater risk than the Class A notes because payments of interest and principal on the Class B notes are generally subordinated, to the extent described below, to payments of interest on the notes and principal on the Class A notes. The Class C notes bear greater risk than the Class B notes because payments of interest and principal on the Class C notes are generally subordinated, to the extent described below, to payments of interest on the notes and principal on the Class A notes and the Class B notes. The Class D notes bear greater risk than the Class C notes because payments of interest and principal on the Class D notes are generally subordinated, to the extent described below, to payments of interest on the notes and principal on the Class
A notes, the Class B notes and the Class C notes.

    Interest payments on the Class B notes on each payment date will be subordinated to reimbursement of outstanding advances to the servicer, servicing fees, back-up servicer fees, owner trustee fees and indenture trustee fees due to the respective parties and interest payments on the Class A notes. Interest payments on the Class C notes on each payment date will be subordinated to such reimbursement and fees due to the respective parties and interest payments on the Class A notes and the Class B notes. Interest payments on the Class D notes on each payment date will be subordinated to such reimbursement and fees due to the respective parties and interest payments on the Class A notes, the Class B notes and the Class C notes.

    Prior to the occurrence of a payment default and acceleration of the notes,
(1) (a) payments of principal on the Class A-1 notes are subordinated to payments of interest on the notes, (b) payments of principal on the Class A-2 notes are subordinated to payments of

                                      S-9

interest on the notes and principal on the Class A-1 notes, (c) payments of principal on the Class A-3 notes are subordinated to payments of interest on the notes and principal on the Class A-1 notes and Class A-2 notes and (d) payments of principal on the Class A-4 notes are subordinated to payments of interest on the notes and principal on the Class A-1 notes, Class A-2 notes and Class A-3 notes, (2) (a) payments of interest on the Class B notes are subordinated to payments of interest on the Class A notes and (b) payments of principal on the
Class B notes are subordinated to payments of interest on the notes and principal on the Class A notes, (3) (a) payments of interest on the Class C notes are subordinated to payments of interest on the Class A notes and Class B notes and (b) payments of principal on the Class C notes are subordinated to payments of interest on the notes and principal on the Class A notes and Class B notes and (4) (a) payments of interest on the Class D notes are subordinated to payments of interest on the Class A notes, Class B notes and Class C notes and
(b) payments of principal on the Class D notes are subordinated to payments of interest on the notes and principal on the Class A notes, the Class B notes and the Class C notes.

    Following the occurrence of a payment default and acceleration of the notes,
(1) payments of principal on the Class A-2 notes, Class A-3 notes and Class A-4 notes are subordinated to payments of principal on the Class A-1 Notes, (2)
payments of interest and principal on the Class B notes are subordinated to payments of interest and principal on the Class A notes, (3) payments of interest and principal on the Class C notes are subordinated to payments of interest and principal on the Class A notes and Class B notes and (4) payments of interest and principal on the Class D notes are subordinated to payments of interest and principal on the Class A notes, Class B notes and Class C notes.

SOME NOTES ARE MORE AT RISK THAN OTHERS IF THERE ARE LOSSES ON THE RECEIVABLES

    Principal will be paid on the notes in alpha-numeric order, beginning with the Class A-1 notes and ending with the Class D notes, with the exceptions noted
in this prospectus supplement if a payment default occurs and the notes are accelerated. Because prior to such payment default and acceleration payments will be applied first to the principal of the Class A-1 notes, second to the
Class A-2 notes, third to the Class A-3 notes, fourth to the Class A-4 notes, fifth to the Class B notes, sixth to the Class C notes and finally to the Class
D notes, delinquencies, defaults and losses experienced on the receivables will have a disproportionately greater effect on the classes of notes which pay principal to noteholders later.

NOTEHOLDER CONFLICTS OF INTEREST

    The noteholders representing a majority of outstanding principal balance of the Controlling Class of notes will make certain decisions with regard to treatment of defaults by the servicer, acceleration of payments on the notes upon the occurrence of an event of default under the indenture and certain other matters. Because the holders of different classes of notes may have varying interests when it comes to these matters, you may find that courses of action determined by other noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other noteholders.

A CHANGE IN THE NOTE RATINGS MAY ADVERSELY AFFECT THE NOTES

    Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a
division of The McGraw-Hill Companies, Inc. are the rating agencies rating each class of the notes. The rating for the notes will reflect only the view of the relevant rating agency. We cannot assure you that any such rating will continue for any period of time or that any rating will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the liquidity and market price of your notes. A rating is not a recommendation to buy, sell or hold the notes.

GEOGRAPHIC CONCENTRATIONS OF THE RECEIVABLES MAY INCREASE THE LOSSES REALIZED
BY THE TRUST

    As of the cut-off date, based upon billing address information provided to
BVAC, the obligors reside in 48 states, four of which, Florida, California,
Tennessee and Texas, account for approximately 16.46%, 14.76%, 13.01% and
10.04%, respectively, of the aggregate principal balance of the receivables. No other state or territory accounts for more than 10% of the aggregate principal balance of the receivables. The performance of the receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such states.

THE INSOLVENCY OF BVAC OR ITS AFFILIATES COULD REDUCE PAYMENTS TO YOU

    BVAC will represent and warrant to the depositor in the purchase agreement that the sale of the receivables by BVAC to the depositor and by the depositor to the trust, are valid sales of the receivables to the depositor and to the trust. The benefit of such

                                      S-10

representation and warranty will be assigned by the depositor to the trust in the trust and servicing agreement. However, the interest of the trust could be affected by the insolvency of BVAC or its affiliates as follows:

        (1) If BVAC or the depositor becomes a debtor in a bankruptcy case and a creditor or trustee in a bankruptcy of such debtor, or the debtor itself, claims that the sale of receivables to the depositor or the trust, as applicable, constitutes a pledge of the receivables to secure a loan to such debtor, then delays in payments to noteholders could occur. If the court rules in favor of any such bankruptcy trustee, creditor or debtor, then delays and reductions in the amounts of such payments could result.

        (2) If the transfer of receivables to the depositor or the trust is treated as a pledge rather than a sale, a tax or government lien on the property of BVAC or the depositor arising before the transfer of such receivables to the trust may have priority over the trust's interest in such receivables. However, if the transfers of receivables from BVAC to the depositor and from the depositor to the trust are treated as sales, the receivables would not be part of BVAC's or the depositor's bankruptcy estate and would not be available to creditors of BVAC or the depositor.

THERE ARE RISKS ASSOCIATED WITH SERVICING TRANSFERS

    Although BVAC has informed us that it has dedicated significant resources to training collection staff, implementing collections procedures and developing data processing and related technologies, if BVAC ceases operations (due to a lack of liquidity, working capital or otherwise) or is removed as servicer, the back-up servicer, will assume responsibility for the servicing and administration of the receivables. Servicing transfers generally result in higher delinquency and loss rates, and there is no assurance that higher delinquency and loss rates on the automobile receivables will not result in connection with such a transfer. Additionally, in the event that the back-up servicer has assumed responsibility for the servicing and administration of the receivables, it will not be subject to the repurchase obligations that BVAC is subject to, nor will it be obligated to make advances to the collection account.
See "Summary of Terms - Repurchase of Receivables by BVAC or the Servicer" in
the accompanying prospectus and "The Notes - Advances" in this prospectus supplement.

    Unless and until the servicer is removed or resigns, the back-up servicer will not be responsible for the servicing and administration of the receivables.
So long as BVAC remains the servicer, the back-up servicer will have only limited responsibilities, including the receipt of monthly computer tapes containing the information required to prepare the monthly servicer's certificate to be furnished by the servicer pursuant to the trust and servicing agreement. Accordingly, it is expected that the trust, and indirectly the noteholders, will depend on BVAC for the servicing and administration of the receivables.

    The servicer depends on data processing and technology for the performance of its servicing function. Any failure by the servicer to fully address and resolve any servicing, data processing or technological issues that may arise, including any required modifications of existing systems, replacement of such systems or other matters could have a material adverse effect on collection activity with respect to the receivables and payment to the noteholders.

                 BAY VIEW ACCEPTANCE CORPORATION AND AFFILIATES

    BVAC is an automotive finance company engaged primarily in the indirect financing (the purchase of loan contracts from dealers) of automobile purchases by individuals. BVAC currently acquires automobile receivables from approximately 7,000 manufacturer franchised and independent automobile dealerships in 33 states. BVAC is a Nevada corporation, formerly known as Bay
View Financial Corporation ("BVFC") and was formed in 1989 by Bay View Bank,
N.A. (the "Bank"), which at the time was a wholly-owned subsidiary of BVCC. In
January 1998, BVFC was renamed BVAC and entered the indirect automobile finance business through a corporate restructuring by which it became the holding company of California Thrift & Loan, which was acquired by BVCC in June, 1996.
California Thrift & Loan's primary business was the underwriting and purchasing of high yield retail installment sales contracts secured by new and used automobiles and light-duty trucks from dealers located primarily in the states of California, Arizona, Colorado, Illinois, New Mexico, Nevada, Oregon and
Texas. BVAC began purchasing and originating automobile receivables in January,
1998.

    For the fiscal years ended December 31, 1999, 2000, 2001, 2002, 2003 and
2004, BVAC and/or the other Named Lienholders acquired motor vehicle loans aggregating approximately $483 million, $292 million, $324 million, $315 million, $280 million, and $295 million, respectively. As of December 31, 2004 and March 31, 2005, the servicing portfolio of BVAC (consisting of the principal balance of automobile receivables held to maturity and securitized automobile receivables) totaled approximately $571 million and $619 million, respectively.
The depositor is a wholly-owned subsidiary of BVAC, structured to be bankruptcy remote.

                                      S-11

    As servicer, BVAC will serve until either the termination of the trust or the removal of BVAC, as servicer, in connection with the occurrence of an event of servicer default, which has not otherwise been waived or cured. See "Payments and Distributions - Servicer Defaults" in this prospectus supplement.

               PARTIAL LIQUIDATION OF BAY VIEW CAPITAL CORPORATION

OVERVIEW

    On October 3, 2002, a special meeting of BVCC's stockholders was held to vote on BVCC's proposed Plan of Dissolution and Stockholder Liquidity (the
"Plan") and the sale of the Bank's retail banking assets to U.S. Bank, N.A. Both of these proposals were approved by a majority of BVCC's common stockholders.
The Plan outlined the steps necessary to liquidate BVCC, including the sale of the Bank's retail banking assets to U.S. Bank. Following the sale (which was completed on November 1, 2002), BVCC has continued the liquidation of the remaining assets and satisfaction of the remaining liabilities of the Bank in an orderly manner. The Bank was dissolved under applicable provisions of the
National Bank Act in formal dissolution proceedings commenced in June 2003 and completed on September 30, 2003.

    In the year following adoption of the Plan, BVCC sold substantially all of the Bank's assets with the exception of the Bank's auto lease portfolio and
BVAC. During the fourth quarter of 2003, the BVCC Board of Directors amended the
Plan of Liquidation to become a plan of partial liquidation (the "Amended Plan")
under which BVCC is completing the liquidation of the assets and satisfaction of the liabilities of the Bank remaining after the Bank's final dissolution, and distributing the proceeds to its stockholders through a series of cash distributions. Due to the changing market conditions in the auto sector, BVCC determined that the near-term sale or distribution of the stock of BVAC to stockholders was not the best method of achieving maximum stockholder value, and it determined to continue to operate BVAC on an ongoing basis. BVCC announced on
January 27, 2004 that it had discontinued its use of the liquidation basis of accounting which it had previously adopted in connection with the Plan, and that it was re-adopting the going concern basis of accounting effective October 1,
2003. In accordance with the Amended Plan, BVCC made an initial cash distribution of $4.00 per share to its stockholders on December 31, 2003, and additional cash distributions to stockholders at the end of each of the second, third and fourth quarters of 2004. The timing and amount of any further distributions will vary depending on BVCC's future decisions about how to maximize stockholder value.

                                BACK-UP SERVICER

    Until such time as servicing is transferred to CenterOne, the back-up servicer, or its successor, will receive a monthly fee for agreeing to act as back-up servicer. For so long as BVAC is the servicer, on a monthly basis BVAC will deliver to the back-up servicer certain data with respect to the receivables (in electronic form) used by BVAC to perform its obligations as servicer of the receivables. The back-up servicer will confirm that such information is readable by its systems. The back-up servicer will also perform certain other operations and tests in order to enable it to assume the direct servicing of the receivables, in the event the servicer is terminated or resigns.

    CenterOne Financial Services, LLC is a Delaware limited liability company and a subsidiary of JM Family Enterprises, Inc., a diversified automotive company focusing on vehicle distribution and processing, finance and insurance services, and third-party servicing. CenterOne is a leader in providing third-party servicing solutions. CenterOne and its affiliates have been providing motor vehicle loan and lease services for over 20 years. CenterOne operations concentrate on six key areas: originations, loan & lease servicing, collections, pro-active remarketing, vehicle remarketing and back-up servicing.
In July 2004, Standard & Poor's gave CenterOne a STRONG rating, the highest possible, as a consumer finance, automobile loan and lease servicer.

                 SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    On each payment date, the servicer will be entitled to receive a servicing fee at a rate equal to 100 basis points (1.00%) per annum, payable monthly at one-twelfth of such annual rate, of the aggregate principal balance of the receivables pools as of the first day of the related collection period. The servicer also will collect and retain any late fees, prepayment charges, other administrative fees or similar charges allowed by applicable law with respect to the receivables and will be entitled to reimbursement from the trust for certain liabilities. Any fee payable to the back-up servicer in such capacity will no longer be payable in the event the back-up servicer succeeds as successor servicer and instead such successor servicer will be entitled to the servicing fee or the successor servicing fee agreed to in the trust and servicing agreement.

                                      S-12

    The servicing fee is intended to compensate the servicer for performing the functions of a servicer of the receivables as an agent for the trust, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, reporting tax information to obligors on the receivables, paying costs of collections and policing the collateral. The servicing fee also will compensate the servicer for administering the receivables, including accounting for collections and furnishing monthly and annual statements to the trustee with respect to distributions. In addition, the servicing fee will reimburse the servicer for certain taxes, fees and other costs incurred in connection with administering the receivables, including the fees and expenses of the indenture trustee and owner trustee.

                                 USE OF PROCEEDS

     The depositor will use the net proceeds from the offering of the notes to purchase the receivables from BVAC.

     BVAC or its affiliates may use all of the net proceeds of the offering of the notes to pay their respective debts, including warehouse debt secured by the receivables prior to their transfer to the issuer, and for general purposes. Any warehouse debt may be owed to the indenture trustee, to the underwriter, any of their respective affiliates or any entities for which their respective affiliates act as administrator and/or provide liquidity lines; thus, a portion of the proceeds that is used to pay warehouse debt may be paid to the underwriter, the indenture trustee or any of their respective affiliates.

                             FORMATION OF THE TRUST

    The trust is a statutory trust formed under the laws of the State of
Delaware under a trust and servicing agreement between the depositor, the servicer, the back-up servicer, the indenture trustee and the owner trustee. The trust was formed solely for the purpose of accomplishing the transactions described in this prospectus supplement. Upon formation, the trust will not engage in any business activity other than:

     o    acquiring, managing and holding the receivables and related interests described in this prospectus supplement;

     o    issuing the notes and the certificates and selling or transferring such notes and certificates;

     o    funding the reserve account with the initial deposit;

     o    making payments and distributions on the notes and the certificates;
          and

     o    engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the above listed activities or are incidental to those activities.

    Pursuant to an indenture between the trust and the indenture trustee, the trust will grant a security interest in the trust assets in favor of the indenture trustee on behalf of and for the benefit of the noteholders.

    The depositor will transfer the trust assets to the trust in exchange for the cash proceeds of the notes and the certificates. BVAC will service the receivables pursuant to the trust and servicing agreement and will receive compensation for acting as the servicer. To facilitate servicing and to minimize administrative burden and expense, the servicer will serve as custodian of the receivables for the indenture trustee. The servicer will stamp the receivables to reflect the security interest of the indenture trustee in the receivables.
Under the terms of the trust and servicing agreement, BVAC may delegate its duties as servicer and custodian; however, any such delegation will not relieve
BVAC of its liability and responsibility with respect to such duties. See
"Description of the Transfer and Servicing Agreements -- Servicing Compensation
and Payment of Expenses" and "Certain Legal Aspects of the Receivables" in the
accompanying prospectus.

                                      S-13

    A reserve account will be established for the benefit of the noteholders.
The indenture trustee will withdraw funds from the reserve account, to the extent required, to make the payments prior to and at the same priority as
Monthly Interest and Monthly Principal as described herein under "Payments and
Distributions-Priority of Payments and Distributions." If the reserve account is reduced to zero, the trust will look only to the obligors on the receivables and the proceeds from the repossession and sale of financed vehicles that secure charged-off receivables for payments of interest and principal on the notes and any sales to third parties of the receivables to the extent permitted by the trust and servicing agreement. In such event, certain factors, such as the indenture trustee not having perfected security interests in some of the financed vehicles, may affect the trust's ability to realize on the collateral securing the receivables, and thus may reduce the proceeds to be distributed to the noteholders. See "The Notes -- Accounts" and "The Notes -- Payments on the
Notes" in this prospectus supplement and "Certain Legal Aspects of the
Receivables" in the accompanying prospectus.

                              THE RECEIVABLES POOL

GENERAL

    The receivables were acquired by BVAC or a Named Lienholder from dealers in the ordinary course of business. One of the Named Lienholders will be the registered lienholder on the certificates of title to each of the financed vehicles.

    In addition to the criteria described in the section of the prospectus entitled "The Receivables Pool", BVAC and the depositor represent that, as of the cut-off date, the receivables satisfy the criteria set forth in the trust and servicing agreement, including that each receivable:

    o    is secured by a new or used vehicle;

    o    provides for level monthly payments (except for the initial down payment, which may be different from the level payments) that fully amortize the amount financed over the original term to maturity of the receivable;

    o    is not originated by or through a dealer located in the State of
         Pennsylvania or (unless the original principal balance thereof is greater than $25,000) Maryland;

    o    is not more than 30 days past due as of the cut-off date;

    o    is a simple interest receivable;

    o    has an original term to stated maturity of not more than 96 months and not less than 6 months;

    o    has a remaining term to stated maturity of not more than 96 months and not less than 1 month; and

    o    has a contract rate of interest of not less than 4.000%.

    The weighted average remaining term to stated maturity of the receivables was approximately 72.88 months as of June 30, 2005.

    All of the aggregate principal balance of the receivables as of June 30,
2005 are simple interest contracts which provide for equal monthly payments.
Approximately 49.40% of the aggregate principal balance of the receivables as of
June 30, 2005 represent financing of new vehicles; the remainder of the receivables represent financing of used vehicles.

    Receivables representing more than 10% of the aggregate principal balance of the receivables as of June 30, 2005 were owing by obligors residing in the
States of Florida, California, Tennessee and Texas. The performance of the receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such states.

                                      S-14



                              COMPOSITION OF THE RECEIVABLES BY FINANCED VEHICLE TYPE AS OF JUNE 30, 2005

                                                                                                                        PERCENTAGE
                                                                                  WEIGHTED      WEIGHTED     WEIGHTED       OF
                                                                   ORIGINAL       AVERAGE       AVERAGE       AVERAGE   AGGREGATE
                              NUMBER OF        AGGREGATE          PRINCIPAL       CONTRACT     REMAINING     ORIGINAL   PRINCIPAL
                             RECEIVABLES   PRINCIPAL BALANCE      BALANCE(1)        RATE        TERM(2)       TERM(3)   BALANCE(4)
----------------------------------------------------------------------------------------------------------------------------------

New Automobiles...........       1,345        $29,728,966.93     $35,642,693.10     8.414%        74.81      81.37         16.02%
New Sports Utility                 981         27,143,162.29      30,795,993.46     8.070         77.67      84.63         14.62
Vehicles..................
New Light-Duty Trucks.....       1,021         28,329,841.36      32,697,356.19     8.218         78.85      85.49         15.26
New Vans..................         262          6,490,190.09       7,502,747.14     8.324         77.64      84.47          3.50
Used Automobiles..........       2,300         41,053,268.61      49,444,746.49     8.475         66.31      72.96         22.12
Used Sports Utility              1,354         26,788,465.92      30,963,375.93     8.520         70.89      77.42         14.43
Vehicles..................
Used Light-Duty Trucks....       1,249         21,901,772.39      25,376,709.87     8.649         70.77      77.35         11.80
Used Vans.................         275          4,160,539.91       5,013,495.15     8.598         68.56      75.92          2.24
                            ----------          ------------       ------------     -----         -----      -----          ----
Total.....................       8,787       $185,596,207.50    $217,437,117.33     8.391%        72.88      79.56         100.00%
                            ==========       ===============    ===============     =====         =====      =====         ======


(1)  Sum may not equal the aggregate principal balance of receivables due to rounding.

(2)  Expressed in months. Based on stated maturity as of the cut-off date and assuming no prepayments of the receivables.

(3)  Expressed in months. Based on stated maturity as of the origination date and assuming no prepayment of the receivables.

(4) Sum may not equal 100% due to rounding.

              DISTRIBUTION OF THE RECEIVABLES BY REMAINING TERM TO
                       STATED MATURITY AS OF JUNE 30, 2005

                                                                   PERCENT OF
                                                  AGGREGATE         AGGREGATE
                               NUMBER OF          PRINCIPAL         PRINCIPAL
        REMAINING TERM        RECEIVABLES        BALANCE(1)        BALANCE(2)
   -----------------------------------------------------------------------------
   12 months or less......         559       $   1,238,787.25         0.67%
   13 to 24 months........         357           2,462,229.21         1.33
   25 to 36 months........         263           2,478,623.79         1.34
   37 to 48 months........         455           5,438,997.45         2.93
   49 to 60 months........       1,339          23,813,811.97        12.83
   61 to 72 months........       2,409          53,539,305.94        28.85
   73 to 84 months........       2,295          63,356,357.00        34.14
   85 to 96 months........       1,110          33,268,094.89        17.92
                                 -----       ----------------        -----
   Total..................       8,787       $ 185,596,207.50       100.00%
                                 =====       ================       ======

(1)  Sum may not equal the aggregate principal balance of receivables due to rounding.

(2)  Sum may not equal 100% due to rounding.

                                      S-15

         GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF JUNE 30, 2005

                                                                     PERCENT OF
                                                     AGGREGATE        AGGREGATE
                                  NUMBER OF          PRINCIPAL        PRINCIPAL
            STATE(1,2)           RECEIVABLES        BALANCE(3)       BALANCE(4)
     ---------------------------------------------------------------------------
     Florida...............          1,471        $ 30,548,608.40        16.46%
     California............          1,169          27,395,368.37        14.76
     Tennessee.............          1,070          24,142,751.82        13.01
     Texas.................          1,069          18,637,082.14        10.04
     Arizona...............            464          10,546,234.92         5.68
     Illinois..............            611          10,243,669.98         5.52
     Georgia...............            383           8,500,993.69         4.58
     New Mexico............            308           6,788,964.02         3.66
     North Carolina........            265           5,705,956.10         3.07
     Maryland..............            147           4,611,473.22         2.48
     Michigan..............            202           4,590,205.63         2.47
     Oklahoma..............            186           4,340,889.40         2.34
     Colorado..............            181           3,750,290.01         2.02
     South Carolina........            178           3,655,917.73         1.97
     Nevada................            146           3,087,173.51         1.66
     Indiana...............            145           2,987,304.34         1.61
     Virginia..............            100           2,387,142.11         1.29
     Missouri..............            108           2,034,991.20         1.10
     Other.................            584          11,641,190.91         6.27
                                       ---          -------------         ----
     Total:................          8,787        $185,596,207.50       100.00%
                                     =====        ===============       ======

(1)  Based on state of billing address of obligor.

(2)  No other state accounts for greater than 1.00% by aggregate principal balance.

(3)  Sum may not equal the aggregate principal balance of receivables due to rounding.

(4)  Sum may not equal 100% due to rounding.

                                      S-16

            DISTRIBUTION OF THE RECEIVABLES BY FINANCED VEHICLE MODEL
                            YEAR AS OF JUNE 30, 2005

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
 MODEL YEAR                       RECEIVABLES      BALANCE(1)       BALANCE(2)
 -------------------------------------------------------------------------------
 prior to and including 1990...         75     $        913,627.03      0.49%
 1991..........................         22              322,549.49      0.17
 1992..........................         26              220,652.77      0.12
 1993..........................         25              211,314.26      0.11
 1994..........................         68              556,931.48      0.30
 1995..........................        139            1,034,294.51      0.56
 1996..........................        171            1,446,410.57      0.78
 1997..........................        325            2,835,958.95      1.53
 1998..........................        378            3,460,332.36      1.86
 1999..........................        610            5,735,786.27      3.09
 2000..........................        621            8,471,914.37      4.56
 2001..........................        629           11,980,197.44      6.45
 2002..........................        863           18,030,478.11      9.71
 2003..........................        997           23,885,547.67     12.87
 2004..........................      1,397           35,932,291.45     19.36
 2005..........................      2,405           69,169,966.06     37.27
 2006..........................         36            1,387,954.71      0.75
                                    ------     -------------------  --------
 Total.........................      8,787     $    185,596,207.50    100.00%
                                     =====     ===================  ========

(1)  Sum may not equal the aggregate principal balance of receivables due to rounding.

(2)  Sum may not equal 100% due to rounding.

      DISTRIBUTION OF THE RECEIVABLES BY CONTRACT RATE AS OF JUNE 30, 2005

                                                                      PERCENT OF
                                                    AGGREGATE          AGGREGATE
                                   NUMBER OF        PRINCIPAL          PRINCIPAL
 CONTRACT RATE RANGE              RECEIVABLES       BALANCE(1)        BALANCE(2)
 -------------------------------------------------------------------------------
 3.001% to 4.000%..............        1       $      11,051.35           0.01%
 4.001% to 5.000%..............      213           4,601,767.53           2.48
 5.001% to 6.000%..............      567          13,453,477.25           7.25
 6.001% to 7.000%..............    1,281          30,262,407.39          16.31
 7.001% to 8.000%..............    1,655          40,204,490.41          21.66
 8.001% to 9.000%..............    1,708          39,785,830.81          21.44
 9.001% to 10.000%.............    1,287          26,732,377.33          14.40
 10.001% to 11.000%............      844          14,585,423.04           7.86
 11.001% to 12.000%............      610           8,836,141.12           4.76
 12.001% to 13.000%............      341           4,461,779.91           2.40
 13.001% to 14.000%............      184           1,958,849.22           1.06
 14.001% to 15.000%............       66             563,246.89           0.30
 15.001% to 16.000%............       20              81,513.66           0.04
 16.001% to 17.000%............        7              54,900.83           0.03
 17.001% to 18.000%............        1                 387.41           0.00
 18.001% to 19.000%............        2               2,563.35           0.00
                                  -------       ---------------          -----
 Total.........................    8,787        $185,596,207.50         100.00%
                                   =====        ===============         ======

(1)  Sum may not equal the aggregate principal balance of receivables due to rounding.

(2)  Sum may not equal 100% due to rounding.

                                      S-17

              FICO SCORES OF AUTOMOBILE RECEIVABLES AT ORIGINATION

                                                            PERCENT OF
                           NUMBER OF        AGGREGATE        AGGREGATE
                          AUTOMOBILE        PRINCIPAL        PRINCIPAL
  RANGE OF FICO SCORES    RECEIVABLES      BALANCE(1)       BALANCE(2)
------------------------------------------------------------------------
0.....................         204     $      567,395.39        0.31%
501-550...............           4             36,972.92        0.02
551-600...............          35            517,703.79        0.28
601-650...............         344          6,262,324.26        3.37
651-700...............       1,706         35,634,809.57       19.20
701-750...............       3,182         70,972,863.02       38.24
751-800...............       2,410         53,025,332.19       28.57
801-850...............         901         18,578,499.48       10.01
851-900...............           1                306.88        0.00
                             -----     -----------------      ------
Total.................       8,787       $185,596,207.50      100.00%
                             =====     =================      ======

(1)  Sum may not equal the aggregate principal balance of receivables due to rounding.

(2)  Sum may not equal 100% due to rounding.

                                      S-18

DELINQUENCY AND NET CREDIT LOSSES

    We have set forth below certain information about the experience of BVAC relating to delinquencies and net losses on its fixed rate retail automobile, light truck, motorcycle, recreational vehicle, sport utility vehicle and van receivables serviced by BVAC. Please note, this experience in part predated the liquidation of BVCC as described under "Partial Liquidation of Bay View Capital
Corporation." We cannot assure you that the delinquency and net loss experience of the receivables will be comparable to that set forth in the following tables.

                            DELINQUENCY EXPERIENCE(1)


                                             At December 31,                                          At March 31,
                            2002                  2003                  2004                   2004                   2005
                    ---------------------------------------------------------------------------------------------------------------
                     Number of             Number of             Number of             Number of              Number of
                    Receivables  Amount   Receivables   Amount  Receivables   Amount  Receivables   Amount   Receivables   Amount
                    -----------  ------   -----------   ------  -----------   ------  -----------   ------   -----------   ------

                                                                (Dollars in thousands)
Servicing
portfolio...........  36,624    $626,854     31,035    $567,293   28,283     $570,864    29,824     $560,389    30,409    $618,792
                      ======    ========     ======    ========   ======     ========    ======     ========    ======    ========
Delinquencies
  30-59 days........     216       2,283        187       2,063      206        2,812       125        1,752       141       1,963
  60-89 days........      50         619         44         552       51          720        32          412        28         478
  90 days or more...      19         189         12          85        8           85        20          178        11         119
Total
   delinquencies....     285      $3,091        243      $2,700      265       $3,617       177       $2,343       180      $2,560
                         ===      ======        ===      ======      ===       ======       ===       ======       ===      ======
Total
   delinquencies
   as  a   percent
   of    servicing
   portfolio........   0.78%       0.49%      0.78%       0.48%    0.94%        0.63%     0.59%        0.42%     0.59%       0.41%
                       =====       =====      =====       =====    =====        =====     =====        =====     =====       =====


(1) Sum may not total due to rounding.

                            CREDIT LOSS EXPERIENCE(1)



                                    For the 12 months ended, December 31,                   For the three months ended, March 31,
                            2002                  2003                  2004                   2004                   2005
                    ---------------------------------------------------------------------------------------------------------------
                     Number of             Number of             Number of             Number of              Number of
                    Receivables  Amount   Receivables   Amount  Receivables   Amount  Receivables   Amount   Receivables   Amount
                    -----------  ------   -----------   ------  -----------   ------  -----------   ------   -----------   ------

                                                                (Dollars in thousands)
Avg. servicing
portfolio (2)......... 40,638  $671,366       33,685  $593,207       29,064  $562,155       30,427  $566,371       29,481  $598,190
                               --------       ------  --------       ------  --------       ------  --------       ------  --------
Gross                     901
charge-offs ..........           15,362          764    12,914          727    12,616          210     3,406          219     3,042
Recoveries (3)........           (8,634)                (5,970)                (6,212)                (1,667)                (1,399)
                                 -------                -------                -------                -------                -------
Net losses............           $6,728                 $6,944                 $6,404                 $1,739                 $1,643
                                 ======                 ======                 ======                 ======                 ======
Gross
   charge-offs
   as a % of
   average
   servicing
   portfolio (4)......   2.22%     2.29%        2.27%     2.18%        2.50%     2.24%        2.76%     2.41%        2.97%     2.03%
                        =====      ====         ====      ====         ====      ====         ====      ====         ====      ====
Recoveries  as a
   %  of   gross
   charge-offs........            56.20%                 46.23%                 49.24%                 48.93%                 45.99%
                                  =====                  =====                  =====                  =====                  =====
Net  losses as a
   % of  average
   servicing
   portfolio..........             1.00%                  1.17%                  1.14%                  1.23%                  1.10%
                                   ====                   ====                   ====                   ====                   ====


(1) There is generally no recourse to dealers under any of the receivables in the portfolio serviced by BVAC, except to the extent of limited representations and warranties made by dealers in connection with such receivables.
(2) Equals the monthly arithmetic average of the 12 monthly average balances for the calendar year, and includes receivables sold in prior securitization transactions.
(3) Recoveries include recoveries on receivables previously charged off, cash recoveries and unsold repossessed assets carried at fair market value.
(4) Variation in the size of the portfolio serviced by BVAC will affect the percentages in "Gross charge-offs as a % of average servicing portfolio" and
    "Net losses as a % of average servicing portfolio."

                                      S-19

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

MATURITY AND PREPAYMENT CONSIDERATIONS

     Additional information regarding maturity and prepayment considerations with respect to the securities is provided in the section of the accompanying prospectus entitled "Weighted Average Life of the Securities."

     The rate of payment of principal of each class of notes and the certificates will depend on the rate of payment (including prepayments) of the principal of the motor vehicle loans. A higher than anticipated rate of prepayments will reduce the outstanding amounts of the securities faster than expected and reduce the anticipated aggregate interest payments on the securities. Noteholders and certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of motor vehicle loans as set forth in the priority of distributions in this prospectus supplement. Such reinvestment risks include the risk that interest rates may be lower at the time such holders receive payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

     Noteholders should consider:

     o    in the case of notes or certificates purchased at a discount, the risk that a slower than anticipated rate of prepayments of motor vehicle loans could result in an actual yield that is less than the anticipated yield; and

     o    in the case of notes or certificates purchased at a premium, the risk that a faster than anticipated rate of prepayments of motor vehicle loans could result in an actual yield that is less than the anticipated yield.

     WE CANNOT ASSURE YOU THAT YOUR NOTES WILL BE REPAID ON THE RELATED FINAL
MATURITY DATE. We expect that final payment of the notes will occur on or prior to the respective final maturity date for such notes. However, we cannot assure you that sufficient funds will be available to pay each class of notes on or prior to the respective final maturity date for such notes. If sufficient funds are not available, final payment of the notes and the final distribution in respect of the certificates could occur later than such dates.

     Obligors with higher contract rate motor vehicle loans may prepay at a faster rate than obligors with lower contract rate motor vehicle loans. Higher rates of prepayment of motor vehicle loans with higher contract rates may result in the trust holding motor vehicle loans that will generate insufficient collections to cover delinquencies or charge-offs on the motor vehicle loans or to make current payments of interest on or principal of the notes and certificates. Similarly, higher rates of prepayments of motor vehicle loans with higher contract rates will decrease the amounts available to be deposited in the reserve fund, reducing the protection against losses and shortfalls afforded thereby to the notes and certificates.

          ILLUSTRATION OF EFFECT OF PREPAYMENTS OF MOTOR VEHICLE LOANS
                            ON THE LIFE OF THE NOTES

     The following information is given solely to illustrate the effect of prepayments of the motor vehicle loans on the weighted average life of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the motor vehicle loans.

     Prepayments on motor vehicle loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute
Prepayment Model (ABS), represents an assumed rate of prepayments each month relative to the original number of motor vehicle loans in a pool of receivables.
ABS further assumes that all the motor vehicle loans are the same size and amortize at the same rate and that each motor vehicle loan in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of motor vehicle loans originally containing 10,000 motor vehicle loans, a
1% ABS rate means that 100 motor vehicle loans prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayments of any pool of motor vehicle loans, including the motor vehicle loans held by the trust.

     The tables (the ABS Tables) captioned "Percent of Initial Note Principal
Amount at Various ABS Percentages," have been prepared on the basis of the characteristics of the motor vehicle loans held by the trust. The ABS Tables assume that:

                                      S-20

     o    the motor vehicle loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

     o    each scheduled monthly payment on the motor vehicle loans, beginning
          July 2005, is scheduled to be made and is made on the last day of each month and each month has 30 days,

     o    payment on the notes are made on each payment date (and each payment date is assumed to be the 25th day of the applicable month),

     o    no event of default occurs,

     o    the hypothetical pools each have a cut-off date of June 30, 2005,

     o    the notes and certificates are issued on July 28, 2005, and

     o    the servicer does not exercise its option to purchase the motor vehicle loans other than as provided in the section entitled "The
          Notes - Optional Redemption" in this prospectus supplement.

     The ABS Tables set forth the percent of the initial principal amount of each class of notes and the percent of the initial certificate balance of the certificates that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages and indicate the projected weighted average life of each class of notes and the certificates at each such ABS percentage.

     The ABS Tables also assume that the motor vehicle loans have been aggregated into hypothetical pools with all of the motor vehicle loans within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on the pool's aggregate principal balance, weighted average contract rate of interest, weighted average original term to maturity and weighted average remaining term to maturity as of the cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                 REMAINING TERM
                               CONTRACT     ORIGINAL TERM         TO MATURITY
  POOL #  BALANCE                RATE     MATURITY (IN MONTHS)     (IN MONTHS)
--------------------------------------------------------------------------------
    1     $        9,432.72     10.167%           7                     5
    2     $      257,533.33      7.605%          23                    21
    3     $      857,761.40      8.727%          36                    34
    4     $      173,326.31      7.988%          36                    28
    5     $       38,709.96      8.063%          36                    19
    6     $    2,757,012.43      8.561%          48                    46
    7     $      496,810.37      7.444%          48                    40
    8     $      190,828.21      9.850%          48                    27
    9     $   14,514,442.53      8.012%          60                    57
    10    $    2,544,531.05      6.637%          60                    51
    11    $    1,437,108.15      8.790%          60                    39
    12    $   40,316,502.65      7.972%          71                    68
    13    $    4,300,932.33      6.933%          71                    63
    14    $    5,554,983.71      8.337%          72                    48
    15    $   51,796,171.84      8.590%          84                    81
    16    $    6,159,091.02      7.515%          84                    75
    17    $   12,357,890.57      8.023%          83                    56
    18    $   31,351,068.09      9.392%          96                    94
    19    $    2,202,578.05      8.283%          96                    87
    20    $    8,279,492.78      8.528%          95                    64

     The actual characteristics and performance of the motor vehicle loans will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the motor vehicle loans will prepay at a constant level of ABS until maturity or that all of the motor vehicle loans will prepay at the same level of ABS. Moreover, the diverse terms of motor vehicle loans within each of the hypothetical pools could produce slower or faster principal distributions

                                      S-21

than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the motor vehicle loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the motor vehicle loans, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of notes.

       PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES



                                                   CLASS A-1 NOTES
-----------------------------------------------------------------------------------------------------------------------
                 PAYMENT DATES                                         ASSUMED ABS PERCENTAGE
-----------------------------------------------------------------------------------------------------------------------
                                                        0.5%        1.0%        1.4%        1.6%       1.8%       2.2%
                                                        ----        ----        ----        ----       ----       ----

                 Closing Date                         100.00      100.00      100.00      100.00     100.00     100.00
                   25-Aug-05                           87.21       82.84       78.95       76.82      74.52      69.11
                   25-Sep-05                           74.45       65.81       58.13       53.92      49.37      38.69
                   25-Oct-05                           61.72       48.91       37.54       31.31      24.57       8.75
                   25-Nov-05                           49.02       32.16       17.18        8.97       0.11       0.00
                   25-Dec-05                           36.36       15.54        0.00        0.00       0.00       0.00
                   25-Jan-06                           23.74        0.00        0.00        0.00       0.00       0.00
                   25-Feb-06                           11.16        0.00        0.00        0.00       0.00       0.00
                   25-Mar-06                            0.00        0.00        0.00        0.00       0.00       0.00
                   25-Apr-06                            0.00        0.00        0.00        0.00       0.00       0.00
                   25-May-06                            0.00        0.00        0.00        0.00       0.00       0.00
                   25-Jun-06                            0.00        0.00        0.00        0.00       0.00       0.00
-----------------------------------------------------------------------------------------------------------------------

       Weighted Average Life (years)(1)                 0.36        0.28        0.23        0.22       0.20       0.17


(1)      The weighted average life of a note is determined by (i) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of the note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial amount of such note.

         THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED
     ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND
     PERFORMANCE OF THE MOTOR VEHICLE LOANS WHICH WILL DIFFER FROM THE ACTUAL
     CHARACTERISTICS AND PERFORMANCE OF THE MOTOR VEHICLE LOANS) AND SHOULD BE
     READ IN CONJUNCTION THEREWITH.

                                      S-22

       PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES



                                                  CLASS A-2 NOTES
--------------------------------------------------------------------------------------------------------------------
                PAYMENT DATES                                        ASSUMED ABS PERCENTAGE
--------------------------------------------------------------------------------------------------------------------
                                                       0.5%        1.0%        1.4%        1.6%      1.8%      2.2%
                                                       ----        ----        ----        ----      ----      ----

                 Closing Date                        100.00      100.00      100.00      100.00    100.00    100.00
                  25-Aug-05                          100.00      100.00      100.00      100.00    100.00    100.00
                  25-Sep-05                          100.00      100.00      100.00      100.00    100.00    100.00
                  25-Oct-05                          100.00      100.00      100.00      100.00    100.00    100.00
                  25-Nov-05                          100.00      100.00      100.00      100.00    100.00     92.25
                  25-Dec-05                          100.00      100.00       98.90       95.11     91.02     81.41
                  25-Jan-06                          100.00       99.65       91.46       86.97     82.13     70.75
                  25-Feb-06                          100.00       93.55       84.11       78.95     73.37     60.35
                  25-Mar-06                           99.48       87.49       76.85       71.03     64.75     50.67
                  25-Apr-06                           94.80       81.49       69.69       63.23     56.56     41.16
                  25-May-06                           90.13       75.55       62.62       55.89     48.69     31.83
                  25-Jun-06                           85.47       69.66       55.97       48.75     40.95     22.69
                  25-Jul-06                           80.83       63.82       49.49       41.72     33.34     13.73
                  25-Aug-06                           76.20       58.25       43.09       34.81     25.87      4.96
                  25-Sep-06                           71.59       52.86       36.79       28.01     18.53      0.00
                  25-Oct-06                           66.99       47.52       30.57       21.32     11.33      0.00
                  25-Nov-06                           62.41       42.25       24.46       14.74      4.27      0.00
                  25-Dec-06                           58.05       37.02       18.43        8.28      0.00      0.00
                  25-Jan-07                           53.76       31.86       12.50        1.94      0.00      0.00
                  25-Feb-07                           49.48       26.75        6.67        0.00      0.00      0.00
                  25-Mar-07                           45.22       21.71        0.94        0.00      0.00      0.00
                  25-Apr-07                           40.98       16.72        0.00        0.00      0.00      0.00
                  25-May-07                           36.77       11.81        0.00        0.00      0.00      0.00
                  25-Jun-07                           32.57        6.96        0.00        0.00      0.00      0.00
                  25-Jul-07                           28.39        2.17        0.00        0.00      0.00      0.00
                  25-Aug-07                           24.23        0.00        0.00        0.00      0.00      0.00
                  25-Sep-07                           20.08        0.00        0.00        0.00      0.00      0.00
                  25-Oct-07                           15.95        0.00        0.00        0.00      0.00      0.00
                  25-Nov-07                           11.85        0.00        0.00        0.00      0.00      0.00
                  25-Dec-07                            7.77        0.00        0.00        0.00      0.00      0.00
                  25-Jan-08                            3.71        0.00        0.00        0.00      0.00      0.00
--------------------------------------------------------------------------------------------------------------------

       Weighted Average Life (years)(1)                1.62        1.26        1.04        0.95      0.87      0.72


     (1)  The weighted average life of a note is determined by (i) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of the note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial amount of such note.

        THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED
     ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND
     PERFORMANCE OF THE MOTOR VEHICLE LOANS WHICH WILL DIFFER FROM THE ACTUAL
     CHARACTERISTICS AND PERFORMANCE OF THE MOTOR VEHICLE LOANS) AND SHOULD BE
     READ IN CONJUNCTION THEREWITH.

                                      S-23



                                PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                                             CLASS A-3 NOTES
          -----------------------------------------------------------------------------------------------------------------
                         PAYMENT DATES                                        ASSUMED ABS PERCENTAGE
          -----------------------------------------------------------------------------------------------------------------
                                                               0.5%         1.0%        1.4%       1.6%       1.8%    2.2%
                                                               ----         ----        ----       ----       ----    ----

                          Closing Date                       100.00       100.00      100.00     100.00     100.00  100.00
                           25-Aug-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Sep-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Oct-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Nov-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Dec-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jan-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Feb-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Mar-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Apr-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-May-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jun-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jul-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Aug-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Sep-06                         100.00       100.00      100.00     100.00     100.00   95.25
                           25-Oct-06                         100.00       100.00      100.00     100.00     100.00   84.73
                           25-Nov-06                         100.00       100.00      100.00     100.00     100.00   74.86
                           25-Dec-06                         100.00       100.00      100.00     100.00      96.52   64.88
                           25-Jan-07                         100.00       100.00      100.00     100.00      87.62   54.88
                           25-Feb-07                         100.00       100.00      100.00      94.39      78.91   45.65
                           25-Mar-07                         100.00       100.00      100.00      86.39      70.38   37.08
                           25-Apr-07                         100.00       100.00       93.85      78.55      61.55   28.71
                           25-May-07                         100.00       100.00       86.61      70.88      52.93   20.72
                           25-Jun-07                         100.00       100.00       79.51      62.94      44.52   13.07
                           25-Jul-07                         100.00       100.00       72.54      55.15      36.32    5.60
                           25-Aug-07                         100.00        96.65       65.40      47.53      28.53    0.00
                           25-Sep-07                         100.00        90.53       58.29      40.10      21.20    0.00
                           25-Oct-07                         100.00        84.49       51.33      32.84      14.06    0.00
                           25-Nov-07                         100.00        78.55       44.52      25.77       7.12    0.00
                           25-Dec-07                         100.00        72.70       37.87      18.89       0.59    0.00
                           25-Jan-08                         100.00        66.71       31.36      12.19       0.00    0.00
                           25-Feb-08                          99.56        60.68       25.01       5.67       0.00    0.00
                           25-Mar-08                          94.28        54.75       18.82       0.00       0.00    0.00
                           25-Apr-08                          89.02        48.91       12.77       0.00       0.00    0.00
                           25-May-08                          83.79        43.16        6.89       0.00       0.00    0.00
                           25-Jun-08                          78.63        37.55        1.19       0.00       0.00    0.00
                           25-Jul-08                          73.49        32.03        0.00       0.00       0.00    0.00
                           25-Aug-08                          68.24        26.61        0.00       0.00       0.00    0.00
                           25-Sep-08                          62.84        21.28        0.00       0.00       0.00    0.00
                           25-Oct-08                          57.47        16.06        0.00       0.00       0.00    0.00
                           25-Nov-08                          52.19        10.97        0.00       0.00       0.00    0.00
                           25-Dec-08                          46.97         6.00        0.00       0.00       0.00    0.00
                           25-Jan-09                          41.77         1.14        0.00       0.00       0.00    0.00
                           25-Feb-09                          36.60         0.00        0.00       0.00       0.00    0.00
                           25-Mar-09                          31.45         0.00        0.00       0.00       0.00    0.00
                           25-Apr-09                          26.34         0.00        0.00       0.00       0.00    0.00
                           25-May-09                          21.25         0.00        0.00       0.00       0.00    0.00
                           25-Jun-09                          16.31         0.00        0.00       0.00       0.00    0.00
                           25-Jul-09                          11.39         0.00        0.00       0.00       0.00    0.00
                           25-Aug-09                           6.71         0.00        0.00       0.00       0.00    0.00
                           25-Sep-09                           2.05         0.00        0.00       0.00       0.00    0.00
                           25-Oct-09                           0.00         0.00        0.00       0.00       0.00    0.00
          -----------------------------------------------------------------------------------------------------------------

               Weighted Average Life (years) (1)               3.41         2.78        2.31       2.10       1.91    1.60


     (1)  The weighted average life of a note is determined by (i) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of the note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial amount of such note.

        THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED
     ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND
     PERFORMANCE OF THE MOTOR VEHICLE LOANS WHICH WILL DIFFER FROM THE ACTUAL
     CHARACTERISTICS AND PERFORMANCE OF THE MOTOR VEHICLE LOANS) AND SHOULD BE
     READ IN CONJUNCTION THEREWITH.

                                      S-24



                               PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                                           CLASS A-4 NOTES
          -----------------------------------------------------------------------------------------------------------------
                         PAYMENT DATES                                        ASSUMED ABS PERCENTAGE
          -----------------------------------------------------------------------------------------------------------------
                                                               0.5%         1.0%        1.4%       1.6%       1.8%    2.2%
                                                               ----         ----        ----       ----       ----    ----

                          Closing Date                       100.00       100.00      100.00     100.00     100.00  100.00
                           25-Aug-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Sep-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Oct-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Nov-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Dec-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jan-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Feb-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Mar-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Apr-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-May-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jun-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jul-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Aug-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Sep-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Oct-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Nov-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Dec-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jan-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Feb-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Mar-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Apr-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-May-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jun-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jul-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Aug-07                         100.00       100.00      100.00     100.00     100.00   96.86
                           25-Sep-07                         100.00       100.00      100.00     100.00     100.00   83.48
                           25-Oct-07                         100.00       100.00      100.00     100.00     100.00   70.45
                           25-Nov-07                         100.00       100.00      100.00     100.00     100.00   57.77
                           25-Dec-07                         100.00       100.00      100.00     100.00     100.00   45.45
                           25-Jan-08                         100.00       100.00      100.00     100.00      89.55   33.49
                           25-Feb-08                         100.00       100.00      100.00     100.00      78.31   21.90
                           25-Mar-08                         100.00       100.00      100.00      99.04      67.50   10.67
                           25-Apr-08                         100.00       100.00      100.00      87.94      57.14    0.00
                           25-May-08                         100.00       100.00      100.00      77.17      47.08    0.00
                           25-Jun-08                         100.00       100.00      100.00      66.78      37.37    0.00
                           25-Jul-08                         100.00       100.00       91.74      57.00      27.96    0.00
                           25-Aug-08                         100.00       100.00       81.53      47.79      18.85    0.00
                           25-Sep-08                         100.00       100.00       71.62      38.87      10.03    0.00
                           25-Oct-08                         100.00       100.00       62.03      30.30       1.52    0.00
                           25-Nov-08                         100.00       100.00       52.78      22.07       0.00    0.00
                           25-Dec-08                         100.00       100.00       44.05      14.13       0.00    0.00
                           25-Jan-09                         100.00       100.00       35.76       6.45       0.00    0.00
                           25-Feb-09                         100.00        93.10       27.75       0.00       0.00    0.00
                           25-Mar-09                         100.00        84.25       20.04       0.00       0.00    0.00
                           25-Apr-09                         100.00        75.58       12.76       0.00       0.00    0.00
                           25-May-09                         100.00        67.12        5.86       0.00       0.00    0.00
                           25-Jun-09                         100.00        58.99        0.00       0.00       0.00    0.00
                           25-Jul-09                         100.00        51.07        0.00       0.00       0.00    0.00
                           25-Aug-09                         100.00        43.53        0.00       0.00       0.00    0.00
                           25-Sep-09                         100.00        36.18        0.00       0.00       0.00    0.00
                           25-Oct-09                          95.11        29.02        0.00       0.00       0.00    0.00
                           25-Nov-09                          86.55        22.15        0.00       0.00       0.00    0.00
                           25-Dec-09                          78.04        15.48        0.00       0.00       0.00    0.00
                           25-Jan-10                          69.58         8.99        0.00       0.00       0.00    0.00
                           25-Feb-10                          61.18         2.70        0.00       0.00       0.00    0.00
                           25-Mar-10                          52.84         0.00        0.00       0.00       0.00    0.00
                           25-Apr-10                          45.25         0.00        0.00       0.00       0.00    0.00
                           25-May-10                          38.55         0.00        0.00       0.00       0.00    0.00
                           25-Jun-10                          31.91         0.00        0.00       0.00       0.00    0.00
                           25-Jul-10                          25.30         0.00        0.00       0.00       0.00    0.00
                           25-Aug-10                          18.75         0.00        0.00       0.00       0.00    0.00
                           25-Sep-10                          12.24         0.00        0.00       0.00       0.00    0.00
                           25-Oct-10                           5.78         0.00        0.00       0.00       0.00    0.00
                           25-Nov-10                           0.00         0.00        0.00       0.00       0.00    0.00



                                      S-25



                                PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                                  CLASS A-4 NOTES (CONTINUED)
         -----------------------------------------------------------------------------------------------------------------
                         PAYMENT DATES                                        ASSUMED ABS PERCENTAGE
         -----------------------------------------------------------------------------------------------------------------
                                                               0.5%         1.0%        1.4%       1.6%       1.8%    2.2%
                                                        -------------------------------------------------------------------

          Weighted Average Life (years)(1)                     4.76         4.07        3.41       3.11       2.85    2.43
          Weighted Average Life to 15% Repurchase
          Option (years) (1)                                   4.71         4.02        3.38       3.08       2.83    2.40
          Optional Repurchase Date                           Jul-10       Nov-09      Mar-09     Nov-08     Aug-08  Feb-08



(1)      The weighted average life of a note is determined by (i) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of the note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial amount of such note.

        THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED
     ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND
     PERFORMANCE OF THE MOTOR VEHICLE LOANS WHICH WILL DIFFER FROM THE ACTUAL
     CHARACTERISTICS AND PERFORMANCE OF THE MOTOR VEHICLE LOANS) AND SHOULD BE
     READ IN CONJUNCTION THEREWITH.

                                      S-26



                                     PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                                              CLASS B NOTES
          -----------------------------------------------------------------------------------------------------------------
                         PAYMENT DATES                                        ASSUMED ABS PERCENTAGE
          -----------------------------------------------------------------------------------------------------------------
                                                               0.5%         1.0%        1.4%       1.6%       1.8%    2.2%
                                                               ----         ----        ----       ----       ----    ----

                          Closing Date                       100.00       100.00      100.00     100.00     100.00  100.00
                           25-Aug-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Sep-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Oct-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Nov-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Dec-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jan-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Feb-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Mar-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Apr-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-May-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jun-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jul-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Aug-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Sep-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Oct-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Nov-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Dec-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jan-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Feb-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Mar-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Apr-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-May-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jun-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jul-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Aug-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Sep-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Oct-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Nov-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Dec-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jan-08                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Feb-08                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Mar-08                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Apr-08                         100.00       100.00      100.00     100.00     100.00   99.33
                           25-May-08                         100.00       100.00      100.00     100.00     100.00   63.21
                           25-Jun-08                         100.00       100.00      100.00     100.00     100.00   28.47
                           25-Jul-08                         100.00       100.00      100.00     100.00     100.00    0.00
                           25-Aug-08                         100.00       100.00      100.00     100.00     100.00    0.00
                           25-Sep-08                         100.00       100.00      100.00     100.00     100.00    0.00
                           25-Oct-08                         100.00       100.00      100.00     100.00     100.00    0.00
                           25-Nov-08                         100.00       100.00      100.00     100.00      76.99    0.00
                           25-Dec-08                         100.00       100.00      100.00     100.00      49.81    0.00
                           25-Jan-09                         100.00       100.00      100.00     100.00      23.71    0.00
                           25-Feb-09                         100.00       100.00      100.00      96.69       0.00    0.00
                           25-Mar-09                         100.00       100.00      100.00      72.10       0.00    0.00
                           25-Apr-09                         100.00       100.00      100.00      48.46       0.00    0.00
                           25-May-09                         100.00       100.00      100.00      25.78       0.00    0.00
                           25-Jun-09                         100.00       100.00       97.57       4.27       0.00    0.00
                           25-Jul-09                         100.00       100.00       75.85       0.00       0.00    0.00
                           25-Aug-09                         100.00       100.00       54.95       0.00       0.00    0.00
                           25-Sep-09                         100.00       100.00       34.86       0.00       0.00    0.00
                           25-Oct-09                         100.00       100.00       15.59       0.00       0.00    0.00
                           25-Nov-09                         100.00       100.00        0.00       0.00       0.00    0.00
                           25-Dec-09                         100.00       100.00        0.00       0.00       0.00    0.00
                           25-Jan-10                         100.00       100.00        0.00       0.00       0.00    0.00
                           25-Feb-10                         100.00       100.00        0.00       0.00       0.00    0.00
                           25-Mar-10                         100.00        88.30        0.00       0.00       0.00    0.00
                           25-Apr-10                         100.00        68.77        0.00       0.00       0.00    0.00
                           25-May-10                         100.00        51.52        0.00       0.00       0.00    0.00
                           25-Jun-10                         100.00        34.79        0.00       0.00       0.00    0.00
                           25-Jul-10                         100.00        18.59        0.00       0.00       0.00    0.00
                           25-Aug-10                         100.00         2.94        0.00       0.00       0.00    0.00
                           25-Sep-10                         100.00         0.00        0.00       0.00       0.00    0.00



                                      S-27



                                     PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                                        CLASS B NOTES (CONTINUED)
          -----------------------------------------------------------------------------------------------------------------
                         PAYMENT DATES                                        ASSUMED ABS PERCENTAGE
          -----------------------------------------------------------------------------------------------------------------
                                                               0.5%         1.0%        1.4%       1.6%       1.8%    2.2%
                                                               ----         ----        ----       ----       ----    ----

                           25-Oct-10                         100.00         0.00        0.00       0.00       0.00    0.00
                           25-Nov-10                          98.53         0.00        0.00       0.00       0.00    0.00
                           25-Dec-10                          78.67         0.00        0.00       0.00       0.00    0.00
                           25-Jan-11                          58.96         0.00        0.00       0.00       0.00    0.00
                           25-Feb-11                          39.39         0.00        0.00       0.00       0.00    0.00
                           25-Mar-11                          19.98         0.00        0.00       0.00       0.00    0.00
                           25-Apr-11                           7.18         0.00        0.00       0.00       0.00    0.00
          -----------------------------------------------------------------------------------------------------------------

          Weighted Average Life (years)(1)                     5.58         4.88        4.14       3.78       3.45    2.90
          Weighted Average Life to 15% Repurchase
            Option (years) (1)                                 4.99         4.33        3.66       3.33       3.08    2.58
          Optional Repurchase Date                           Jul-10       Nov-09      Mar-09     Nov-08     Aug-08  Feb-08



     (1)  The weighted average life of a note is determined by (i) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of the note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial amount of such note.

        THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED
     ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND
     PERFORMANCE OF THE MOTOR VEHICLE LOANS WHICH WILL DIFFER FROM THE ACTUAL
     CHARACTERISTICS AND PERFORMANCE OF THE MOTOR VEHICLE LOANS) AND SHOULD BE
     READ IN CONJUNCTION THEREWITH.

                                      S-28



                                     PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                                               CLASS C NOTES
          -----------------------------------------------------------------------------------------------------------------
                         PAYMENT DATES                                        ASSUMED ABS PERCENTAGE
          -----------------------------------------------------------------------------------------------------------------
                                                               0.5%         1.0%        1.4%       1.6%       1.8%    2.2%
                                                               ----         ----        ----       ----       ----    ----

                          Closing Date                       100.00       100.00      100.00     100.00     100.00  100.00
                           25-Aug-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Sep-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Oct-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Nov-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Dec-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jan-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Feb-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Mar-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Apr-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-May-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jun-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jul-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Aug-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Sep-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Oct-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Nov-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Dec-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jan-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Feb-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Mar-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Apr-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-May-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jun-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jul-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Aug-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Sep-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Oct-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Nov-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Dec-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jan-08                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Feb-08                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Mar-08                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Apr-08                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-May-08                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jun-08                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jul-08                         100.00       100.00      100.00     100.00     100.00   93.90
                           25-Aug-08                         100.00       100.00      100.00     100.00     100.00   55.83
                           25-Sep-08                         100.00       100.00      100.00     100.00     100.00   20.91
                           25-Oct-08                         100.00       100.00      100.00     100.00     100.00    0.00
                           25-Nov-08                         100.00       100.00      100.00     100.00     100.00    0.00
                           25-Dec-08                         100.00       100.00      100.00     100.00     100.00    0.00
                           25-Jan-09                         100.00       100.00      100.00     100.00     100.00    0.00
                           25-Feb-09                         100.00       100.00      100.00     100.00      98.38    0.00
                           25-Mar-09                         100.00       100.00      100.00     100.00      68.96    0.00
                           25-Apr-09                         100.00       100.00      100.00     100.00      40.89    0.00
                           25-May-09                         100.00       100.00      100.00     100.00      14.19    0.00
                           25-Jun-09                         100.00       100.00      100.00     100.00       0.00    0.00
                           25-Jul-09                         100.00       100.00      100.00      79.98       0.00    0.00
                           25-Aug-09                         100.00       100.00      100.00      55.90       0.00    0.00
                           25-Sep-09                         100.00       100.00      100.00      32.99       0.00    0.00
                           25-Oct-09                         100.00       100.00      100.00      11.29       0.00    0.00
                           25-Nov-09                         100.00       100.00       96.65       0.00       0.00    0.00
                           25-Dec-09                         100.00       100.00       75.16       0.00       0.00    0.00
                           25-Jan-10                         100.00       100.00       54.67       0.00       0.00    0.00
                           25-Feb-10                         100.00       100.00       35.20       0.00       0.00    0.00
                           25-Mar-10                         100.00       100.00       16.76       0.00       0.00    0.00
                           25-Apr-10                         100.00       100.00        0.00       0.00       0.00    0.00
                           25-May-10                         100.00       100.00        0.00       0.00       0.00    0.00
                           25-Jun-10                         100.00       100.00        0.00       0.00       0.00    0.00
                           25-Jul-10                         100.00       100.00        0.00       0.00       0.00    0.00
                           25-Aug-10                         100.00       100.00        0.00       0.00       0.00    0.00
                           25-Sep-10                         100.00        85.07        0.00       0.00       0.00    0.00
                           25-Oct-10                         100.00        67.20        0.00       0.00       0.00    0.00
                           25-Nov-10                         100.00        50.43        0.00       0.00       0.00    0.00



                                      S-29



                                     PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                                       CLASS C NOTES (CONTINUED)

          -----------------------------------------------------------------------------------------------------------------
                         PAYMENT DATES                                        ASSUMED ABS PERCENTAGE
          -----------------------------------------------------------------------------------------------------------------
                                                               0.5%         1.0%        1.4%       1.6%       1.8%    2.2%
                                                               ----         ----        ----       ----       ----    ----

                           25-Dec-10                         100.00        34.48        0.00       0.00       0.00    0.00
                           25-Jan-11                         100.00        19.14        0.00       0.00       0.00    0.00
                           25-Feb-11                         100.00         4.40        0.00       0.00       0.00    0.00
                           25-Mar-11                         100.00         0.00        0.00       0.00       0.00    0.00
                           25-Apr-11                         100.00         0.00        0.00       0.00       0.00    0.00
                           25-May-11                          93.22         0.00        0.00       0.00       0.00    0.00
                           25-Jun-11                          77.74         0.00        0.00       0.00       0.00    0.00
                           25-Jul-11                          62.37         0.00        0.00       0.00       0.00    0.00
                           25-Aug-11                          47.13         0.00        0.00       0.00       0.00    0.00
                           25-Sep-11                          32.01         0.00        0.00       0.00       0.00    0.00
                           25-Oct-11                          17.01         0.00        0.00       0.00       0.00    0.00
                           25-Nov-11                           3.17         0.00        0.00       0.00       0.00    0.00
                           25-Dec-11                           0.00         0.00        0.00       0.00       0.00    0.00
          -----------------------------------------------------------------------------------------------------------------

          Weighted Average Life (years)(1)                     6.10         5.38        4.56       4.14       3.76    3.13
          Weighted Average Life to 15% Repurchase
            Option (years) (1)                                 4.99         4.33        3.66       3.33       3.08    2.58
          Optional Repurchase Date                           Jul-10       Nov-09      Mar-09     Nov-08     Aug-08  Feb-08


     (1)  The weighted average life of a note is determined by (i) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of the note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial amount of such note.

        THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED
     ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND
     PERFORMANCE OF THE MOTOR VEHICLE LOANS WHICH WILL DIFFER FROM THE ACTUAL
     CHARACTERISTICS AND PERFORMANCE OF THE MOTOR VEHICLE LOANS) AND SHOULD BE
     READ IN CONJUNCTION THEREWITH.

                                      S-30



                                    PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                                            CLASS D NOTES
          -----------------------------------------------------------------------------------------------------------------
                         PAYMENT DATES                                        ASSUMED ABS PERCENTAGE
          -----------------------------------------------------------------------------------------------------------------
                                                               0.5%         1.0%        1.4%       1.6%       1.8%    2.2%
                                                               ----         ----        ----       ----       ----    ----

                          Closing Date                       100.00       100.00      100.00     100.00     100.00  100.00
                           25-Aug-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Sep-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Oct-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Nov-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Dec-05                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jan-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Feb-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Mar-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Apr-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-May-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jun-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jul-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Aug-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Sep-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Oct-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Nov-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Dec-06                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jan-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Feb-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Mar-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Apr-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-May-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jun-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jul-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Aug-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Sep-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Oct-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Nov-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Dec-07                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jan-08                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Feb-08                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Mar-08                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Apr-08                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-May-08                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jun-08                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Jul-08                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Aug-08                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Sep-08                         100.00       100.00      100.00     100.00     100.00  100.00
                           25-Oct-08                         100.00       100.00      100.00     100.00     100.00   87.82
                           25-Nov-08                         100.00       100.00      100.00     100.00     100.00   56.16
                           25-Dec-08                         100.00       100.00      100.00     100.00     100.00   25.96
                           25-Jan-09                         100.00       100.00      100.00     100.00     100.00    0.00
                           25-Feb-09                         100.00       100.00      100.00     100.00     100.00    0.00
                           25-Mar-09                         100.00       100.00      100.00     100.00     100.00    0.00
                           25-Apr-09                         100.00       100.00      100.00     100.00     100.00    0.00
                           25-May-09                         100.00       100.00      100.00     100.00     100.00    0.00
                           25-Jun-09                         100.00       100.00      100.00     100.00      89.65    0.00
                           25-Jul-09                         100.00       100.00      100.00     100.00      67.35    0.00
                           25-Aug-09                         100.00       100.00      100.00     100.00      46.48    0.00
                           25-Sep-09                         100.00       100.00      100.00     100.00      26.81    0.00
                           25-Oct-09                         100.00       100.00      100.00     100.00       8.36    0.00
                           25-Nov-09                         100.00       100.00      100.00      90.82       0.00    0.00
                           25-Dec-09                         100.00       100.00      100.00      71.54       0.00    0.00
                           25-Jan-10                         100.00       100.00      100.00      53.92       0.00    0.00
                           25-Feb-10                         100.00       100.00      100.00      38.03       0.00    0.00
                           25-Mar-10                         100.00       100.00      100.00      23.35       0.00    0.00
                           25-Apr-10                         100.00       100.00       99.37       9.79       0.00    0.00
                           25-May-10                         100.00       100.00       83.80       0.00       0.00    0.00
                           25-Jun-10                         100.00       100.00       69.15       0.00       0.00    0.00
                           25-Jul-10                         100.00       100.00       55.43       0.00       0.00    0.00
                           25-Aug-10                         100.00       100.00       42.66       0.00       0.00    0.00
                           25-Sep-10                         100.00       100.00       30.83       0.00       0.00    0.00
                           25-Oct-10                         100.00       100.00       20.25       0.00       0.00    0.00
                           25-Nov-10                         100.00       100.00       10.80       0.00       0.00    0.00


                                      S-31



                                 PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                                     CLASS D NOTES (CONTINUED)
          -----------------------------------------------------------------------------------------------------------------
                         PAYMENT DATES                                        ASSUMED ABS PERCENTAGE
          -----------------------------------------------------------------------------------------------------------------
                                                               0.5%         1.0%        1.4%       1.6%       1.8%    2.2%
                                                               ----         ----        ----       ----       ----    ----

                           25-Dec-10                         100.00       100.00        2.23       0.00       0.00    0.00
                           25-Jan-11                         100.00       100.00        0.00       0.00       0.00    0.00
                           25-Feb-11                         100.00       100.00        0.00       0.00       0.00    0.00
                           25-Mar-11                         100.00        90.27        0.00       0.00       0.00    0.00
                           25-Apr-11                         100.00        80.29        0.00       0.00       0.00    0.00
                           25-May-11                         100.00        70.71        0.00       0.00       0.00    0.00
                           25-Jun-11                         100.00        61.54        0.00       0.00       0.00    0.00
                           25-Jul-11                         100.00        52.77        0.00       0.00       0.00    0.00
                           25-Aug-11                         100.00        44.41        0.00       0.00       0.00    0.00
                           25-Sep-11                         100.00        36.46        0.00       0.00       0.00    0.00
                           25-Oct-11                         100.00        28.94        0.00       0.00       0.00    0.00
                           25-Nov-11                         100.00        22.12        0.00       0.00       0.00    0.00
                           25-Dec-11                          89.45        15.69        0.00       0.00       0.00    0.00
                           25-Jan-12                          75.84         9.67        0.00       0.00       0.00    0.00
                           25-Feb-12                          62.35         4.04        0.00       0.00       0.00    0.00
                           25-Mar-12                          48.99         0.00        0.00       0.00       0.00    0.00
                           25-Apr-12                          35.75         0.00        0.00       0.00       0.00    0.00
                           25-May-12                          30.80         0.00        0.00       0.00       0.00    0.00
                           25-Jun-12                          25.89         0.00        0.00       0.00       0.00    0.00
                           25-Jul-12                          21.03         0.00        0.00       0.00       0.00    0.00
                           25-Aug-12                          16.21         0.00        0.00       0.00       0.00    0.00
                           25-Sep-12                          11.43         0.00        0.00       0.00       0.00    0.00
                           25-Oct-12                           6.71         0.00        0.00       0.00       0.00    0.00
                           25-Nov-12                           2.32         0.00        0.00       0.00       0.00    0.00
                           25-Dec-12                           0.00         0.00        0.00       0.00       0.00    0.00
          -----------------------------------------------------------------------------------------------------------------

          Weighted Average Life (years)(1)                     6.76         6.09        5.09       4.56       4.11    3.38
          Weighted Average Life to 15% Repurchase
            Option (years) (1)                                 4.99         4.33        3.66       3.33       3.08    2.58
          Optional Repurchase Date                           Jul-10       Nov-09      Mar-09     Nov-08     Aug-08  Feb-08



     (1)  The weighted average life of a note is determined by (i) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of the note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial amount of such note.

         THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED
     ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND
     PERFORMANCE OF THE MOTOR VEHICLE LOANS WHICH WILL DIFFER FROM THE ACTUAL
     CHARACTERISTICS AND PERFORMANCE OF THE MOTOR VEHICLE LOANS) AND SHOULD BE
     READ IN CONJUNCTION THEREWITH.

                                      S-32

                                    THE NOTES

GENERAL

    The notes will be issued by the trust pursuant to the indenture. You may request a copy of the indenture and the trust and servicing agreement (without exhibits) by contacting the servicer at the address set forth under "Reports to
Noteholders" in this prospectus supplement. The following description is only a summary of the material provisions of the indenture and the trust and servicing agreement. For a more detailed description of these agreements, you should read the indenture and the trust and servicing agreement in its entirety.

SALE AND ASSIGNMENT OF RECEIVABLES

    On or before the closing date, BVCC will transfer any and all rights and interests it has in the receivables, if any to BVAC. We have described the conveyances of the receivables (1) from BVAC to the depositor pursuant to a purchase agreement between BVAC and the depositor, (2) from the depositor to the trust pursuant to the trust and servicing agreement and (3) from the trust to the indenture trustee pursuant to the indenture in the accompanying prospectus under the heading "Description of the Transfer and Servicing Agreements -- Sale
and Assignment of Receivables."

OPTIONAL REDEMPTION

    The servicer has the right to purchase all of the receivables as of the last day of any collection period (after the payment of all amounts to be paid on such payment date) on which the aggregate balance of the receivables pool on the related payment date will be equal to or less than 15% of the initial Pool
Balance. We will redeem the notes as a result of such a purchase of the receivables.

    The purchase price for the optional redemption will be equal to the fair market value of the receivables; provided that such amount may not be less than the sum of:

          (1)  100% of the outstanding principal balances of the notes,

          (2)  100% of the outstanding amount of the certificates;

          (3)  accrued and unpaid interest on the notes at the related note interest rate through the end of the related collection period
               (and interest thereon);

          (4)  accrued and unpaid interest on the certificates at the pass-through rate thereon through the end of the related
               collection period (and interest thereon); and

          (5)  any amounts due the servicer, the back-up servicer, the collateral agent, the indenture trustee and the owner trustee.

SUBORDINATION

    The Class B notes are subordinated to the Class A notes, the Class C notes are subordinated to the Class A notes and Class B notes and the Class D notes are subordinated to the Class A notes, Class B notes and Class C notes; and, in certain situations, the Class A-2 notes, Class A-3 notes and Class A-4 are subordinated to the Class A-1 notes.

    Prior to the occurrence of a payment default and acceleration of the notes,
(1) (a) payments of principal on the Class A-1 notes will be paid only after all payments of interest on the notes has been paid in full; (b) payments of principal on the Class A-2 notes will be paid only after all payments of interest on the notes and payments of principal to the Class A-1 notes have been paid in full; (c) payments of principal on the Class A-3 notes will be paid only after all payments of interest on the notes and payments of principal to the
Class A-1 notes and Class A-2 notes have been paid in full; (d) payments of principal on the Class A-4 notes will be paid only after all payments of interest on the notes and payments of principal to the Class A-1 notes, Class
A-2 notes and Class A-3 have been paid in full; (2) (a) payments of interest on the Class B notes will only be paid after all payments of interest on the Class
A notes have been paid in full and (b) principal on the Class B notes will be paid only after all payments of interest on the notes and payments of principal to the Class A notes has been paid in full; (3) (a) payments of interest on the
Class C notes will only be paid after all payments of interest on the Class A notes and Class B have been paid in full and (b) payments of principal on the
Class C notes will

                                      S-33

only be made after all payments of interest on the notes and principal on the
Class A notes and Class B notes has been paid in full and (4) (a) payments of interest on the Class D notes will only be paid after all payments of interest on the Class A notes, Class B notes and Class C Notes have been paid in full and
(b) payments of principal on the Class D notes will only be made after all payments of interest on the notes and payments of principal on the Class A notes, Class B notes and Class C notes has been paid in full.

    After the occurrence of a payment default and acceleration of the notes, (1)
payments of principal on the Class A-2 notes, Class A-3 notes and Class A-4 notes will only be paid after all payments of principal on the Class A-1 notes have been paid in full, (2) payments of interest and principal on the Class B notes will only be paid after all payments of interest and principal on the
Class A notes have been paid in full, (3) payments of interest and principal on the Class C notes will only be paid after all payments of interest and principal on the Class A notes and Class B notes has all been paid in full and (4)
payments of interest and principal on the Class D notes will only be paid after all payments of interest and principal on the Class A notes, Class B notes and
Class C notes has all been paid in full. Accordingly, if there are insufficient funds allocable to pay the notes the full amount of any payments due on any given date, the holders of the Class D notes will absorb the entire amount of such deficiency, up to the aggregate amount due to such holders on such date, then the holders of the Class C notes will absorb the entire amount of such deficiency, up to the aggregate amount due to such holders on such date, then the holders of the Class B notes will absorb the entire amount of such deficiency, up to the aggregate amount allocated holders on such date, then the holders of the Class A-2 notes, Class A-3 notes and Class A-4 notes, on a pro rata basis, will absorb the entire amount of such deficiency, up to the aggregate amount allocated holders on such date.

ACCOUNTS

    Collection Account. Pursuant to the trust and servicing agreement, there will be established and maintained an account (the "collection account") with and in the name of the trust on behalf of the noteholders, into which all payments made on or in respect of the receivables will be deposited and from which all payments on the notes will be made. The amounts on deposit in this account will be invested by the indenture trustee in eligible investments.

    Reserve Account. On or prior to the closing date, the collateral agent will establish the reserve account with the collateral agent on behalf of the noteholders pursuant to the trust and servicing agreement. On the closing date, an initial deposit of $927,981.04 (0.50% of the Original Pool Balance) will be made into the reserve account as provided in the trust and servicing agreement.
In addition, on each payment date, the collateral agent will be required to deposit additional amounts into the reserve account from funds available in the collection account as described below under "Payments and Distributions --
Priority of Payments and Distributions - Prior to Acceleration of the Notes
following an Event of Default." Amounts, if any, on deposit in the reserve account will be available to fund any deficiency required under the trust and servicing agreement on a payment date. Amounts on deposit in the reserve account on any payment date which are in excess of the Specified Reserve Account Balance
(after giving effect to all other payments and withdrawals made on such payment date) will be distributed in accordance with the trust and servicing agreement.

    Amounts on deposit in the reserve account will be invested at the direction of the seller in permitted investments, and investment earnings (net of losses and investment expenses) will be deposited into the reserve account and will be paid to the servicer. Permitted investments generally are limited to obligations or securities that mature on or before the next payment date. However, if rating agency confirmation is obtained, funds in the reserve account may be invested in permitted investments that will not mature prior to the next payment date and such permitted investments will not be sold to meet any shortfalls.

ADVANCES

    With respect to each receivable delinquent more than 30 days at the end of a collection period, the servicer will make an advance in an amount equal to 30 days of interest but only if the servicer, in its sole discretion, expects to recover the advance from subsequent collections on the receivable. The servicer will deposit the advance in the collection account by the related determination date. The servicer will recover its advance from subsequent payments by or on behalf of the respective obligor, from insurance proceeds or, upon the servicer's determination that reimbursement from the preceding sources is unlikely, will recover its advance from any collections made on other receivables. To the extent the back-up servicer has assumed the responsibility for the servicing and administration of the receivables, it will not have any obligation to make any advances to the collection account.

PAYMENTS ON THE NOTES

    Available Funds. The servicer will deposit in the collection account the aggregate principal payments, including full and partial prepayments received on all receivables with respect to the preceding collection period. The funds available for distribution on the next payment date ("Available Funds") will consist of:

                                      S-34

        (1) payments and prepayments received from obligors in respect of the receivables;

        (2) interest earned on funds on deposit in the collection account and reserve account;

        (3) liquidation proceeds received in respect of receivables;

        (4) advances received from the servicer in respect of interest on certain delinquent receivables;

        (5) amounts received in respect of required repurchases or purchases of receivables by BVAC or the servicer and any related indemnity payments;

        (6) proceeds from any insurance policies related to the receivables or the financed vehicles;

        (7) recoveries with respect to charged-off receivables;

        (8) proceeds from any permitted sales of the receivables pursuant to the trust and servicing agreement; and

        (9) the purchase price for the optional redemption of the receivables pursuant to the indenture, if the servicer exercises its redemption rights pursuant to the indenture.

    The servicer will determine the amount of funds necessary to make payments of Monthly Principal and Monthly Interest to the holders of the notes and to pay the monthly servicing fee to the servicer, the monthly back-up servicing fee to the back-up servicer, the monthly indenture fee to the indenture trustee and the monthly owner trustee fee to the owner trustee. If there is a deficiency with respect to Monthly Interest or Monthly Principal on any payment date, or with respect to any payment having priority thereto on such payment date, the servicer will direct the indenture trustee to request the collateral agent to withdraw amounts from the reserve account, up to the lesser of (i) the amount on deposit in such account and (ii) the amount of the deficiency to the extent provided in the indenture.

    Payments of Principal.

     Calculation of Principal Payable.
     ---------------------------------

     The trust will pay principal on each payment date to the noteholders of record as of the related record date. Generally, on each payment date the amount of Monthly Principal in respect of the notes the trust will pay is equal to the lesser of (a) the amount available therefor on such payment date in accordance with the priority of payments described herein, (b) the Target Principal
Distribution Amount for such payment date and (c) the Noteholders' Principal
Distribution Amount for such payment date.

     The Noteholders' Principal Distribution Amount for any payment date means the amount by which the outstanding principal balance of the notes on the prior payment date exceeds the lesser of (a) 94.25% of the Pool Balance as of the end of the related collection period plus $3,247,933.63 (1.75% of the Original Pool
Balance and (b) the excess of the Pool Balance as of the end of the related collection period over $1,391,971.56 (0.75% of the Original Pool Balance).
Notwithstanding the foregoing, (a) if on the related payment date the amount on deposit in the reserve account is less than the amount required to be on deposit therein on such payment date the trust will pay to the noteholders an amount equal to the Target Principal Distribution Amount for such payment date, subject to availability of funds therefor, (b) if on any payment date the Class A-1 notes remain outstanding, on such payment date the trust will pay to the noteholders an amount equal to the greater of (i) the lesser of the Target
Principal Distribution amount and the aggregate outstanding principal amount of the Class A-1 notes and (ii) the Noteholders' Principal Distribution Amount,
subject to the availability of funds therefor and (c) the amount of principal of the notes payable on the final maturity date for any class of notes will equal the amount needed to repay the principal amount of that class of notes in full.

     Priority of Principal Payments Prior to a Payment Default and Acceleration
of the Notes. Prior to an acceleration of the notes following a payment default, the trust will pay the principal of the notes on each payment date in the following order of priority (the "Principal Payment Sequence"):

          o    the Class A-1 notes until they are paid in full,

          o    the Class A-2 notes until they are paid in full,

                                      S-35

          o    the Class A-3 notes until they are paid in full,

          o    the Class A-4 notes until they are paid in full,

          o    the Class B notes until they are paid in full,

          o    the Class C notes until they are paid in full, and

          o    the Class D notes until they are paid in full.

     Priority of Interest and Principal Payments After a Payment Default and
Acceleration of the Notes. After an acceleration of the notes following a payment default, the trust will pay interest on the Class A notes ratably, based upon the accrued and unpaid interest of each such class of notes, then the principal of the Class A-1 notes until the aggregate principal balance of the
Class A-1 notes is reduced to zero, then the principal of each other class of
Class A notes ratably, based upon the outstanding principal amount of each such class of notes, until the aggregate principal balance of each class of Class A notes is reduced to zero, and then will pay interest and then principal on the
Class B notes until the aggregate principal balance of Class B notes is reduced to zero, then will pay interest and then principal on the Class C notes until the aggregate principal balance of Class C notes is reduced to zero, and then will pay interest and then principal on the Class D notes until the aggregate principal balance of Class D notes is reduced to zero.

     The trust's failure to pay principal of the notes of any class on any payment date will not be an event of default until the final maturity date for that class of notes.

     For a more detailed description of the priority of principal payments on the notes, refer to the section of this prospectus supplement entitled "Payments and Distributions."

                                THE CERTIFICATES

General.

     The trust will issue the certificates under the trust and servicing agreement. The trust will make interest distributions in respect of the certificates on each payment date from Available Funds for that payment date less the portion of those amounts applied to the payment of the servicing fee, the back-up servicing fee, the owner trustee fee, the indenture trustee fee, payments of Monthly Interest and Monthly Principal on the notes and payments to the reserve account until the amount on deposit therein is equal to the
Specified Reserve Account Balance.

     On each payment date, the trust will distribute principal in respect of the certificates in an amount equal to the lesser of the amount available to the trust to make distributions of principal in respect of the certificates and the
Certificateholders' Principal Distribution Amount for that payment date.

     The Certificateholders' Principal Distribution Amount means, for any payment date, the excess, if any, of (i) the Target Principal Distribution
Amount for such payment date over (ii) the Noteholders' Principal Distribution
Amount for such payment date. On any payment date (i) on which the amount on deposit in the reserve account is less than the Specified Reserve Account Amount or (ii) on which the outstanding principal amount of the Class A-1 notes is greater than the Target Principal Distribution Amount, the Noteholders'
Principal Distribution Amount will equal the Target Principal Distribution
Amount, and thus the Certificateholders Principal Distribution Amount will equal
$0. In addition, if the maturity of the notes has been accelerated following an event of default arising from a payment default, the trust will not make any distributions of principal in respect of the certificates until after the notes have been paid in full.

     On each payment date, commencing on August 25, 2005, the certificateholders will be entitled to receive the amount of interest that accrues on the
Certificate Balance at the pass-through rate set forth in the trust and servicing agreement.

     For a more detailed description of the priority of principal distributions in respect of the certificates, refer to the section of this prospectus supplement entitled "Payments and Distributions."

                                      S-36

                           PAYMENTS AND DISTRIBUTIONS

SOURCE OF FUNDS

     The funds available to the trust to pay expenses and make payments on the securities on each payment date will equal the sum of the Available Funds for that payment date and any funds withdrawn from the reserve account for that payment date.

PRIORITY OF PAYMENTS AND DISTRIBUTIONS

     Prior to Acceleration of the Notes Following a Payment Default. On each payment date prior to acceleration of the notes following a payment default, the trust will apply the Available Funds and any funds withdrawn from the reserve account to make payments and distributions in the following order of priority:

         (a) the monthly indenture trustee fee (which indenture trustee fee shall not exceed $25,000 in the aggregate per annum), including any overdue monthly indenture trustee fee, to the indenture trustee, as well as reasonable expense reimbursements and indemnities owed to the indenture trustee and the collateral agent;

         (b) without duplication, an amount equal to the sum of (i) the amount of outstanding advances in respect of receivables that became charged-off receivables during the prior collection period plus (ii) the amount of outstanding advances in respect of receivables that the servicer determines to be unrecoverable, to the servicer;

         (c) the monthly servicing fee, including any overdue monthly servicing fee, to the servicer to the extent not previously distributed to the servicer, the monthly back-up servicing fee, including any overdue monthly back-up servicing fee (which back-up servicing fee shall not exceed $10,000 on any one payment date), to the back-up servicer to the extent not previously distributed to the back-up servicer, the monthly owner trustee fee, including any overdue monthly owner trustee fee (which owner trustee fee shall not exceed $10,000 in the aggregate), to the owner trustee, as well as expense reimbursements and indemnities owed to the servicer, back-up servicer and owner trustee (subject to the foregoing limitations), and to any successor servicer, the reasonable costs and expenses incurred by such successor servicer in connection with the transfer of servicing
     (which costs and expenses shall not exceed $150,000 in the aggregate without prior written notice to the rating agencies) and to the extent
     Available Funds are insufficient on any payment date to make all such payments, such Available Funds shall be distributed pro rata with respect to the foregoing payments;

         (d) ratably to the Class A noteholders, (i) the aggregate amount of
     Class A Monthly Interest for the related payment date plus (ii) the amount of interest payable to the Class A noteholders on prior payment dates less the amounts actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall to the extent permitted by law;

         (e) to the Class B noteholders, (i) the aggregate amount of Class B
     Monthly Interest for the related payment date plus (ii) the amount of interest payable to the Class B noteholders on prior payment dates less the amounts actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall to the extent permitted by law;

         (f) to the Class C noteholders, (i) the aggregate amount of Class C
     Monthly Interest for the related payment date plus (ii) the amount of interest payable to the Class C noteholders on prior payment dates less the amounts actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall to the extent permitted by law;

         (g) to the Class D noteholders, (i) the aggregate amount of Class D
     Monthly Interest for the related payment date plus (ii) the amount of interest payable to the Class D noteholders on prior payment dates less the amounts actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall to the extent permitted by law;

         (h) to the noteholders to be distributed as described in "The
     Notes--Payments on the Notes -- Payment of Principal--Priority of Principal
     Payments Prior to a Payment Default and Acceleration of the Notes", the
     Noteholders' Principal Distribution Amount;

         (i) to the reserve account, the amount needed to bring the amount on deposit in the reserve account up to the Specified Reserve Account Balance;

         (j) to the holders of certificates, the Certificateholders' Principal
     Distribution Amount;

                                      S-37

         (k) to the holders of certificates, (i) interest distributable in respect of the certificates on that payment date in accordance with the trust and servicing agreement plus (ii) the amount of interest payable to certificateholders on prior payment dates less the amounts actually paid to the certificateholders on those prior payment dates, plus interest on any such shortfall to the extent permitted by law; plus (iii) on the July 2014 payment date, the Certificate Balance;

         (l) to the servicing fee, back-up servicing fee, indenture trustee fee and owner trustee fee, as well as expense reimbursements and indemnities owed to the servicer, back-up servicer, indenture trustee, owner trustee and transition costs incurred by any successor servicer (to the extent not paid pursuant to clauses (a) and (c) above), to the servicer, back-up servicer, indenture trustee, owner trustee and any successor servicer, respectively; and

         (m) to the residual interest holder, any remaining portion of the
     Available Funds.

     After Acceleration of the Notes following a Payment Default. On each payment date after acceleration of the notes following a payment default, the trust will apply the Available Funds and any funds withdrawn from the reserve account to make payments and distributions in the following order of priority:

         (a) the monthly indenture trustee fee, including any overdue monthly indenture trustee fee, to the indenture trustee, as well as reasonable expense reimbursements and indemnities owed to the indenture trustee and the collateral agent;

         (b) without duplication, an amount equal to the sum of (i) the amount of outstanding advances in respect of receivables that became charged-off receivables during the prior collection period plus (ii) the amount of outstanding advances in respect of receivables that the servicer determines to be unrecoverable, to the servicer;

         (c) the monthly servicing fee, including any overdue monthly servicing fee, to the servicer to the extent not previously distributed to the servicer, the monthly back-up servicing fee, including any overdue monthly back-up servicing fee (which back-up servicing fee shall not exceed $10,000 on any one payment date), to the back-up servicer to the extent not previously distributed to the back-up servicer, the monthly owner trustee fee, including any overdue monthly owner trustee fee (which owner trustee fee shall not exceed $10,000 in the aggregate), to the owner trustee, as well as expense reimbursements and indemnities owed to the servicer, back-up servicer and owner trustee (subject to the foregoing limitations), and to any successor servicer, the reasonable costs and expenses incurred by such successor servicer in connection with the transfer of servicing
     (which costs and expenses shall not exceed $150,000 in the aggregate without prior written notice to the rating agencies) and to the extent
     Available Funds are insufficient on any payment date to make all such payments, such Available Funds shall be distributed pro rata with respect to the foregoing payments;

         (d) to the noteholders to be distributed as described in "The
     Notes--Payments of Principal--Priority of Interest and Principal Payments
     After the Acceleration of the Notes", Monthly Interest on the Notes and the
     Noteholders' Principal Distribution Amount;

         (e) to the holders of certificates, the outstanding Certificate
     Balance;

         (f) to the holders of certificates, (i) interest distributable in respect of the certificates on that payment date in accordance with the trust and servicing agreement; plus (ii) the amount of interest payable to certificateholders on prior payment dates less the amounts actually paid to the certificateholders on those prior payment dates, plus interest on any such shortfall to the extent permitted by law;

         (g) to the servicing fee, back-up servicing fee and owner trustee fee, as well as expense reimbursements and indemnities owed to the servicer, back-up servicer, owner trustee and transition costs incurred by any successor servicer (to the extent not paid pursuant to clauses (a) and (c)
     above), to the servicer, back-up servicer, owner trustee and any successor servicer, respectively; and

         (h) to the residual interest holder, any remaining portion of the
     Available Funds.

WITHDRAWALS FROM RESERVE ACCOUNT.

    The indenture trustee will withdraw funds from the reserve account, to the extent that funds are available for withdrawal, in respect of any payment date for which the Available Funds on that payment date are insufficient to pay the servicing fee, the

                                      S-38

administration fee and Monthly Interest and Monthly Principal payable on the notes. Investment earnings on funds on deposit in the reserve account will be reinvested in the reserve account and will be available for withdrawal to pay these amounts.

DEFINITIONS. The following defined terms are used in the this prospectus supplement.

    "Amount Financed" means, with respect to a receivable, the aggregate amount originally advanced under the receivable toward the purchase price of the financed vehicle.

    "Certificate Balance" means $4,646,207.50 (2.50% of the Original Pool
Balance) as of the closing date and, thereafter, will be an amount equal to the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to certificateholders.

    "Charged-off Receivable" means, for any collection period, a receivable as to which any of the following has occurred:

        (1) any payment, or part of any payment, is 120 days or more delinquent as of the last day of such collection period (without giving effect to any servicer advance); provided, however, that with respect to any Cram Down
    Remainder, such 120 day period shall not commence before the day on which the payments with respect to such Cram Down Remainder are required to begin pursuant to the order of the bankruptcy court confirming the related obligor's bankruptcy plan;

        (2) the financed vehicle that secures the receivable has been repossessed for at least 90 days; or

        (3) the servicer has determined that the receivable is uncollectable in accordance with the servicer's customary practices on or before the last day of such collection period; provided, however, that any receivable which the depositor or the servicer is obligated to repurchase or purchase pursuant to the trust and servicing agreement shall be deemed not to be a charged-off receivable unless not repurchased within the time period provided for in the trust and servicing agreement.

    "Class A Monthly Interest" means the sum of Class A-1 Monthly Interest,
Class A-2 Monthly Interest, Class A-3 Monthly Interest and Class A-4 Monthly
Interest.

    "Class A-1 Monthly Interest" generally means, for any payment date, the product of the following:

        (a) one-three hundred sixtieth (1/360th) of the Class A-1 interest rate,

        (b) the actual number of days from and including the previous payment date or, in the case of the first payment date, from and including the closing date, through the day before the first payment date, and

        (c) the aggregate principal balance of the Class A-1 notes as of the immediately preceding payment date (after giving effect to any distribution of Monthly Principal made on such payment date) or, in the case of the first payment date, the closing date.

    "Class A-2 Monthly Interest" generally means for any payment date, the product of the following:

        (a) one-twelfth (or in the case of the first payment date, ___/360) of the Class A-2 interest rate, and

        (b) the aggregate principal balance of the Class A-2 notes as of the immediately preceding payment date (after giving effect to any distribution of Monthly Principal made on such payment date) or, in the case of the first payment date, the closing date.

    "Class A-3 Monthly Interest" generally means, for any payment date, the product of the following:

        (a) one-twelfth (or in the case of the first payment date, ___/360) of the Class A-3 interest rate, and

        (b) the aggregate principal balance of the Class A-3 notes as of the immediately preceding payment date (after giving effect to any distribution of Monthly Principal made on such payment date) or, in the case of the first payment date, the closing date.

    "Class A-4 Monthly Interest" generally means, for any payment date, the product of the following:

        (a) one-twelfth (or in the case of the first payment, date ___/360) of the Class A-4 interest rate, and

                                      S-39

        (b) the aggregate principal balance of the Class A-4 notes as of the immediately preceding payment date (after giving effect to any distribution of Monthly Principal made on such payment date) or, in the case of the first payment date, the closing date.

    "Class B Monthly Interest" generally means, for any payment date, the product of the following:

        (a) one-twelfth (or in the case of the first payment date, ___/360) of the Class B interest rate, and

        (b) the aggregate principal balance of the Class B notes as of the immediately preceding payment date (after giving effect to any distribution of Monthly Principal made on such payment date) or, in the case of the first payment date, the closing date.

    "Class C Monthly Interest" generally means, for any payment date, the product of the following:

        (a) one-twelfth (or in the case of the first payment date, ___/360) of the Class C interest rate, and

        (b) the aggregate principal balance of the Class C notes as of the immediately preceding payment date (after giving effect to any distribution of Monthly Principal made on such payment date) or, in the case of the first payment date, the closing date.

    "Class D Monthly Interest" generally means, for any payment date, the product of the following:

        (a) one-twelfth(or in the case of the first payment date, ___/360) of the Class D interest rate, and

        (b) the aggregate principal balance of the Class D notes as of the immediately preceding payment date (after giving effect to any distribution of Monthly Principal made on such payment date) or, in the case of the first payment date, the closing date.

    "Controlling Class" means, with respect to any notes outstanding, the Class
A notes (voting together as a single class) so long as any Class A notes are outstanding, and thereafter the Class B notes so long as any Class B notes are outstanding, and thereafter the Class C notes so long as any Class C notes are outstanding, and thereafter the Class D notes so long as any Class D notes are outstanding (excluding, in each case, notes held by the servicer or any of its affiliates).

    "Cram Down Loss" means, for any receivable (other than a charged-off receivable), if a court of appropriate jurisdiction in an insolvency proceeding issues a ruling that reduces the amount owed on the receivable or otherwise modifies or restructures the scheduled payments to be made on the receivable, an amount equal to the principal balance of the receivable immediately prior to the order minus the principal balance of the receivable as so reduced, modified or restructured.

    "Cram Down Remainder" means, for any receivable subject to a Cram Down Loss, the amount equal to the principal balance of the receivable after giving effect to the Cram Down Loss.

    "Modified Scheduled Receivable Payment" means, with respect to any receivable which is not a charged-off receivable and as to which the related obligor shall have been declared bankrupt with the result that such obligor's periodic Scheduled Receivable Payment amount has been reduced pursuant to an order of the bankruptcy court, the amount of such reduced periodic Scheduled
Receivable Payment.

    "Monthly Interest" for any payment date will equal the sum of Class A
Monthly Interest, Class B Monthly Interest, Class C Monthly Interest and Class D
Monthly Interest for such payment date.

    "Monthly Principal" means, for any payment date, the sum of the amount or principal paid on the notes.

    "Note Balance" means, as of any date with respect to any notes, the original principal amount thereof less the sum of the amount of principal paid on such notes on and prior to such date.

    "Original Pool Balance" means $185,596,207.50.

    "Pool Balance" as of any date means the aggregate principal balance of the receivables as of such date; provided, however, that for purposes of determining
Monthly Principal, the principal balance of a Charged-Off Receivable or a purchased receivable (if actually purchased by the servicer or repurchased by
BVAC) shall be deemed to be zero on and after the close of business on the last day of the

                                      S-40

collection period in which the receivable becomes a Charged-Off Receivable or a purchased receivable that is actually purchased or repurchased.

    "Principal Balance" means, for any receivable as of any date,

    (1) the Amount Financed

    minus

    (2) the sum, without duplication, of

        (a) that portion of all Scheduled Receivable Payments received on or prior to such day allocable to principal;

    plus

        (b) any portion refunded to obligors of extended warranty protection plan costs, or of physical damage, credit life, or disability insurance premiums included in the Amount Financed;

    plus

        (c) any payment of the purchase amount with respect to the receivable allocable to principal;

    plus

        (d) the principal portion of any Modified Scheduled Receivable Payments received on or prior to such day;

    plus

        (e) any prepayment in full or any partial prepayments applied to reduce the principal balance of the receivable;

    plus

        (f) the amount of any Cram Down Loss;

provided, however, that any charged-off receivable or purchased receivable will have a principal balance of zero as of the last day of the collection period in which such receivable was charged-off or repurchased, as applicable.

    "Scheduled Receivable Payments" on a receivable means that portion of the payment required to be made by the obligor during the respective collection period sufficient to amortize the principal balance over the term of the receivable and to provide interest at the annual percentage rate stated in the sale and installment loan contract.

    "Specified Reserve Account Balance" means, for any payment date, the lesser of (a) $3,247,933.63 (1.75% of the Original Pool Balance) and (b) the sum of the
aggregate outstanding note balance of the notes and the certificate balance on the immediately preceding payment date.

    "Target Principal Distribution Amount" means, for any payment date, the excess of (a) the Note Balance and the Certificate Balance of the certificates on the prior payment date (after giving effect to payments on the notes and distributions on the certificates on such payment date) over (b) the Pool
Balance as of the end of the related collection period.

    Example of payment date activities. The following chart sets forth an example of the application of the foregoing provisions to the first payment date on August 25, 2005:

July 2005....................  Collection Period. The collection period is the calendar month immediately preceding the payment
                               date. The servicer receives monthly payments,
                               prepayments, and other proceeds in respect of the
                               receivables and deposits them in the collection
                               account. The servicer may deduct the monthly
                               servicing fee from

                                      S-41

                               such deposits.

August 20, 2005..............  Determination Date. The determination date is the twentieth calendar day of the month, or if such
                               day is not a business day, the first business day
                               thereafter. On or before this date, the servicer
                               delivers the servicer's certificate setting forth
                               the amounts to be distributed on the payment date
                               and the amounts of any deficiencies.

July 31, 2005................  Record Date. The record date is the last day of the collection period before the payment date.
                               Payments on the payment date are made to
                               noteholders of record at the close of business on
                               this date.

August 25, 2005..............  Payment Date. The payment date is the twenty-
                               fifth calendar day of the month, or if such day
                               is not a business day, the first business day
                               thereafter. The indenture trustee withdraws
                               Available Funds from the collection account and,
                               as necessary, from the reserve account to make
                               the payments and distributions described under
                               "Priority of Payments and Distributions-Priority
                               of Payments and Distributions" in this prospectus
                               supplement.

INDENTURE EVENTS OF DEFAULT

    The occurrence of any of the following events will result in an event of default under the indenture (an "Indenture Event of Default"):

    (i) default in the payment of any interest on the notes when the same becomes due and payable and such default shall continue for a period of five (5)
days;

    (ii) default in the payment of the principal of or any installment of the principal of any Class of notes on its final maturity date;

    (iii) a default in the observance or performance of any covenant or agreement of the trust made in the indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this definition specifically dealt with), or any representation or warranty of the trust made in the indenture, in any other transaction document or in any certificate or other writing delivered pursuant to the indenture or other transaction documents or in connection with the indenture or other transaction documents proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall (A) materially and adversely affect the rights of the noteholders and (B) continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 60 days after there shall have been given to the trust by the indenture trustee or to the trust and the indenture trustee by the noteholders holding notes evidencing at least 25% of the outstanding principal balances of the notes, a written notice by registered or certified mail specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" thereunder;

    (iv) the filing of a decree or order for relief by a court having jurisdiction in respect of the trust or any substantial part of the trust property in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law, now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the trust or for any substantial part of the trust property, or ordering the winding-up or liquidation of the trust's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

    (v) the commencement by the trust of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law, now or hereafter in effect, or the consent by the trust to the entry of an order for relief in an involuntary case under any such law, or the consent by the trust to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the trust or for any substantial part of the trust property, or the making by the trust of any general assignment for the benefit of creditors, or the failure by the trust generally to pay its debts as such debts become due, or the taking of action by the trust in furtherance of any of the foregoing;

                                      S-42

    (vi) the trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or State income tax purposes;
or

    (vii) the trust or the depositor being treated as an investment company pursuant to the Investment Company Act of 1940, as amended.

RIGHTS UPON INDENTURE EVENT OF DEFAULT

    If an Indenture Event of Default occurs, the noteholders holding notes evidencing at least the majority of the Controlling Class (the "Majority
Controlling Noteholders") may, upon prior notice to each rating agency then rating the notes, declare the entire principal amount of the notes, together with interest accrued, may be declared to be immediately due and payable. Upon the occurrence of an Indenture Event of Default, the indenture trustee may, or shall, if instructed by the Majority Controlling Noteholders, exercise certain rights and remedies with respect to the trust property, including the right to cause the liquidation, in whole or in part, of the trust property, which will result in redemption, in whole or in part, of the notes.

SERVICER DEFAULTS

    An event of servicer default under the trust and servicing agreement means any of the following: (a) a failure by the servicer to (i) deposit, or to deliver to the indenture trustee for deposit, any required payment, which failure continues unremedied for a period of one business day, (ii) deliver to the indenture trustee or the back-up servicer, the required servicer's certificate on the related determination date, and such failure continues unremedied for a period of two business days, (iii) deliver the annual statement of compliance or the independent accountant's report required by the trust and servicing agreement within five business days after the date such statement or report is required to be delivered, after written notice from either the owner trustee or the indenture trustee or by the holders of notes evidencing not less than 25% of the note balance is received by the servicer, or after actual discovery by an officer of the servicer; (b) a failure on the part of the servicer, and for so long as the servicer is obligated to perform as the servicer, a failure on the depositor or BVAC to repurchase a receivable in accordance with the trust and servicing agreement or purchase agreement, as the case may be, which failure continues unremedied for a period of two business days after written notice from either the owner trustee or the indenture trustee or by the holders of notes evidencing not less than 25% of the aggregate outstanding balance of the notes is received by the servicer or BVAC, or after discovery by an officer of the servicer; (c) a failure on the part of the servicer, and for so long as the servicer is obligated to perform as the servicer, a failure on the part of the depositor or BVAC duly to observe or to perform any covenant or agreement of the servicer, the depositor or BVAC set forth in the trust and servicing agreement, the purchase agreement or any other transaction document, which failure materially and adversely affect the rights of noteholders and continues unremedied for a period of 30 days after the date on which written notice is given to the servicer, the depositor or BVAC, as the case may be, by the indenture trustee, or the servicer, the depositor or BVAC, as the case may be, and to the indenture trustee by noteholders evidencing not less than 25% of the Class A note balance; (d) any representation, warranty or statement of the servicer or, for so long as the servicer is obligated to perform as the servicer, BVAC or the depositor, made in the trust and servicing agreement or the purchase agreement proves to be incorrect when made, or if any certificate, report or other writing delivered pursuant to the trust and servicing agreement or the purchase agreement proves to be incorrect when made, and in each case has a material adverse effect on the issuer or the noteholders and, within 60 days after written notice of the incorrect representation, warranty, statement, certificate, report or other writing when made, the circumstances or condition in respect of which such representation, warranty or statement was incorrect is not eliminated or otherwise cured; (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the servicer and certain actions by the servicer indicating its insolvency, reorganized pursuant to bankruptcy proceedings or inability to pay its obligations or (f) the termination of all of the rights and obligations of BVAC as servicer following the occurrence of an
"Event of Servicer Default" under and as defined in the Trust and Servicing
Agreement dated as of February 1, 2005 by and among the depositor, BVAC, the back-up servicer, the indenture trustee thereunder and the owner trustee (the
"LJ-1 Trust Agreement").

RIGHTS OF THE INDENTURE TRUSTEE UPON SERVICER DEFAULT, AMENDMENT OR WAIVER

    Upon the occurrence of an event of default by the servicer under the trust and servicing agreement, the indenture trustee, at the direction of the Majority
Controlling Noteholders, will be entitled to appoint a successor servicer.

    The Majority Controlling Noteholders may waive any default by the servicer and/or its consequences, except a default in making any required deposits to or payments from the collection account in accordance with the trust and servicing agreement.

                                      S-43

                             REPORTS TO NOTEHOLDERS

    Unless and until definitive notes are issued (which will occur only under the limited circumstances described in the accompanying prospectus), JPMorgan
Chase Bank, National Association, as indenture trustee, will provide monthly and annual statements concerning the trust and the notes to Cede & Co., the nominee of The Depository Trust Company, as registered holder of the notes. Such statements will not constitute financial statements prepared in accordance with generally accepted accounting principles. A copy of the most recent monthly or annual statement concerning the trust and the notes may be obtained by contacting the servicer at Bay View Acceptance Corporation, 818 Oak Park Road,
Covina, California 91724 (telephone (626) 257-1208).

                                LEGAL INVESTMENT

    The Class A-1 notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    Set forth below is a discussion of material United States federal income tax considerations relevant to a noteholder holding notes as capital assets and who, unless otherwise indicated below, is a U.S. Person (as defined in the accompanying prospectus). This discussion does not address special tax rules which may apply to certain types of investors and investors that hold notes as part of an integrated investment. This discussion supplements the discussion contained in the accompanying prospectus under the heading "Material Federal
Income Tax Consequences," and supersedes that discussion to the extent that the two discussions are not consistent. Together, the two tax discussions address all of the material United States federal income tax considerations relating to the purchase of the notes. This discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations promulgated by the U.S. Department of Treasury. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. You are urged to consult your own tax advisors to determine the federal, state, local and any other tax consequences of the purchase, ownership and disposition of the notes that are relevant to your individual circumstance.

    Characterization of the Notes In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal
Revenue Service (the "IRS") and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property. Patton Boggs LLP, special tax counsel to the depositor, has delivered its opinion that the notes will constitute indebtedness for federal income tax purposes. Each of the owner trustee, the depositor, the Trust, the seller and each noteholder will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

    Classification of the Trust. In the opinion of Patton Boggs LLP, special tax counsel to the depositor, the Trust will not be treated as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes. BVAC and the certificateholders will agree to treat the trust as a partnership for all U.S. tax purposes with the assets of such partnership being the assets held by the trust (including the reserve account and all investment earnings thereon), the partners of the partnership being the certificateholders and BVAC, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificateholders, the noteholders and the BVAC is not clear.

    A variety of alternate characterizations are possible under which the tax consequences would differ. For example, because the certificates have certain features characteristics of debt, the certificates might be considered debt of
BVAC or the trust. The following discussion assumes that, for U.S. federal income tax purposes, (i) the trust is property classified as a partnership
(other than a publicly traded partnership), (ii) the notes will be treated as debt of this partnership and (iii) the certificates represent equity interests in the partnership.

                                      S-44

INTEREST INCOME ON THE NOTES

    It is anticipated that the notes will be sold at not more than the statutorily defined de minimis discount (i.e., 1/4% of the principal amount of a note multiplied by its weighted average to maturity) from their stated principal amount. In such case, the notes will not be considered to have been issued with original issue discount, or OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income at the time it is received or accrued in accordance with such noteholder's method of tax accounting. Under the applicable Treasury regulations, a holder of a note issued with a de minimus amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note.

SALE OR DISPOSITION OF NOTES

    If you sell a note, you will recognize gain or loss equal to the difference between the amount realized from the sale and your adjusted basis in such note.
The adjusted basis generally will equal your cost of such note, reduced (but not below zero) by any payments on the note previously received or accrued by you
(other than qualified stated interest payments) and any amortizable bond premium. Similarly, when you receive a principal payment with respect to a note, you will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of your adjusted basis in the note. Such gain or loss generally will be a long-term capital gain or loss (or ordinary income to the extent of any accrued interest or accrued market discount not previously included in income) if you held the note for more than one year.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    In general, information reporting requirements will apply to payments of principal, interest and premium, if any, paid on the notes and to the proceeds from the sale of a note paid to U.S. noteholders, other than certain exempt recipients (such as corporations). A U.S. backup withholding tax will apply to such payments if the noteholder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

    Generally, any payments of interest made by the trust to a non-U.S.
noteholder, and the amount of tax, if any, withheld with respect to such payments, must be reported annually to the IRS and to the non-U.S. noteholder.
Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which the
non-U.S. noteholder resides under the provisions of an applicable income tax treaty.

    In addition, backup withholding and information reporting will not apply if payments of proceeds from the sale of a note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such note, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds from the sale of a note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for
U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or, if such nominee, custodian, agent or broker is a foreign partnership, in which one or more U.S. persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or if the partnership is engaged in a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (i)
such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (ii) the beneficial owner otherwise establishes an exemption.

    Payments of proceeds from the sale of a note paid to the beneficial owner of a note by a U.S. office of a custodian, nominee or agent, or the payment by the
U.S. office of a broker of the proceeds from the sale of a note, will be subject to both backup withholding and information reporting unless the beneficial owner
(i) provides an appropriate statement on Form W-8BEN or a similar form and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person or (ii) otherwise establishes an exemption.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

NON-U.S. PERSONS

    Payments of interest and principal made to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, each a "foreign person," generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the

                                      S-45

United States by the foreign person and the foreign person (i) is not (a)
actually or constructively a "10 percent shareholder" of the Trust or the depositor, (b) a "controlled foreign corporation" with respect to which the trust or the depositor is a "related person" within the meaning of the Code, or
(c) a bank receiving interest as described in Section 881(c)(3)(A) of the Code and (ii) is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf. For this exemption to apply, the noteholder must provide the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement, on Form W-8BEN or a similar form, signed under penalty of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

    A foreign holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign noteholder. If interest is not portfolio interest, then it will be subject to
United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty. Certain partnerships that are non-United States persons may have additional reporting obligations.

    Payments of portfolio interest that are effectively connected with the conduct of a trade or business within the United States by a non-United States person generally will not be subject to United States federal withholding tax, provided that the non-United States person provides a properly executed IRS Form
W-8ECI (or successor form) stating that the interest paid is not subject to withholding tax because it is effectively connected with the non-United States person's conduct of a trade or business in the United States. Such payments would, however, be subject to federal income tax.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United
States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United
States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

STATE AND LOCAL TAXATION

    The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law.
Investors should consult their own tax advisors regarding state and local tax consequences of the purchase, ownership and disposition of the notes.

                              ERISA CONSIDERATIONS

     Sections 404 and 406 of the Employee Retirement Income Security Act of
1974, as amended ("ERISA") and Section 4975 of the Code impose fiduciary and prohibited transaction restrictions on the activities of employee benefit plans
(as defined in Section 3(3) of ERISA) and certain other retirement plans and arrangements discussed in Section 4975(e)(1) of the Code and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which such plans are invested (together referred to as "Benefit Plans" or "plans.")

    Some employee benefit plans, including governmental plans (as defined in
Section 3(32) of ERISA), and, if no election has been made under Section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and
501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

    ERISA generally imposes on plan fiduciaries general fiduciary requirements, including the duties of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. Any person who has discretionary authority or control with respect to the management or disposition of a plan's assets, (referred to as
"plan assets") and any person who provides investment advice with respect to plan assets for a fee is a fiduciary of the investing plan. If the contracts and other assets included in the trust were to constitute plan assets, then any party exercising management or discretionary control with respect to those plan assets may be deemed to be a plan "fiduciary," and subject to the fiduciary responsibility provisions

                                      S-46

of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing plan. In addition, the acquisition or holding of securities by or on behalf of a plan or with plan assets, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA prohibits plans to which it applies from engaging in
"prohibited transactions" under Section 406 of ERISA and Section 4975 of the
Code imposes excise taxes with respect to transactions described in Section 4975 of the Code. These transactions described in ERISA and the Code prohibit a broad range of transactions involving plan assets and persons, called parties in interest, unless a statutory or administrative exemption is available.

    Some transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases the securities if the contracts and other assets included in the
Trust are deemed to be assets of the plan. The U.S. Department of Labor has promulgated the DOL regulations (29 C.F.R. 2510.3-10) concerning whether or not a Benefit Plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL regulations, generally, when a plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be plan assets unless an exception applies. Exceptions contained in the DOL regulations provide that plan assets will not include an undivided interest in each asset of an entity in which the plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) benefit plan investors do not own 25% or more in value of any class of equity securities issued by the entity. Under the DOL regulations, plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a plan as well as an interest in the underlying assets of the entity in which a plan acquires an interest (such as the contracts and other assets included in the
Trust). In addition, the purchase, sale and holding of the Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the depositor, the seller, the trustee or any of their respective affiliates is or becomes a party in interest with respect to the plan.

    Although there is no authority directly on point, the Issuer believes that, at the date of this Prospectus Supplement, the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan
Assets Regulation. The Issuer also believes that, so long as such Offered Notes retain a rating of at least investment grade, such Offered Notes should continue to be treated as indebtedness without substantial equity features for the purposes of the Plan Assets Regulation. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of the Offered Note , the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan assets to effect such transfer, is restricted. A prospective transferee of an Offered Notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan assets to effect such transfer, is required to provide written confirmation (or in the case of any note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer such notes are rated at least investment grade, and that such transferee believes that such notes are properly treated as indebtedness without substantial equity features for purposes of the regulations, and agrees to so treat such notes and that the acquisition and holding of such notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Regardless of the rating of the Offered Notes , a prospective purchaser or transferee may instead provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the trustee, the issuer, the servicer or the underwriter which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee, the issuer, the servicer or the underwriter to any obligation in addition to those undertaken in the indenture.

    Any fiduciary or other investor of plan assets that proposes to acquire or hold the Offered Notes on behalf of or with plan assets of any plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
ERISA and the Code (and in the case of non-ERISA plans and arrangements, any additional federal, state or local law considerations) before making the proposed investment.

    The sale of the Offered Notes to a plan is in no respect a representation by the depositor or the trustee that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

                                      S-47

                                  UNDERWRITING

    Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the notes, the underwriter has agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the notes from the trust

    The underwriter proposes to offer part of the notes directly to you at the prices set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of [___]%
of the denominations of the Class A-1 notes, [___]% of the denominations of the
Class A-2 notes, [___]% of the denominations of the Class A-3 notes, [___]% of the denominations of the Class A-4 notes, [___]% of the denominations of the
Class B notes, [___]% of the denominations of the Class C notes, and [___]% of the denominations of the Class D notes. The underwriter may allow and such dealers may reallow a concession not in excess of [___]% of the denominations of the Class A-1 notes, [___]% of the denominations of the Class A-2 notes, [___]%
of the denominations of the Class A-3 notes, [___]% of the denominations of the
Class A-4 notes, [___]% of the denominations of the Class B notes, [___]% of the denominations of the Class C notes, and [___]% of the denominations of the Class
D notes.

    The depositor and BVAC have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The underwriter tells us that they intend to make a market in the notes, as permitted by applicable laws and regulations. However, the underwriter is not obligated to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the underwriter. Accordingly, we give no assurances regarding the liquidity of, or trading markets for, the notes.

    In the ordinary course of their businesses, the underwriter and its affiliates have engaged and may in the future engage in investment banking, commercial banking and other advisory or commercial relationships with the depositor, BVAC and their affiliates.

     Until the distribution of the securities is completed, rules of the SEC may limit the ability of the underwriter and certain selling group members to bid for and purchase the securities. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

     If the underwriter creates a short position in the notes in connection with this offering (i.e., they sell more notes than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriter may reduce that short position by purchasing notes in the open market.

     The underwriter may also impose a penalty bid on certain selling group members. This means that if the underwriter purchases securities in the open market to reduce the underwriter's short position or to stabilize the price of such securities, it may reclaim the amount of the selling concession from any selling group member who sold those notes as part of the offering.

     In general, purchases of a note for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a note to the extent that it were to discourage resales of the note.

     Neither the seller nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the notes. In addition, neither the depositor, BVAC nor the underwriter makes any representation that the underwriter will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

     The notes are new issues of securities and there currently is no secondary market for the notes. The underwriter for the notes expects to make a market in the notes but will not be obligated to do so. We cannot assure you that a secondary market for the notes will develop. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes.

     The indenture trustee may, from time to time, invest the funds in the collection account and the reserve account in investments acquired from or issued by the underwriter.

     In the ordinary course of business, the underwriter and its affiliates have engaged and may engage in investment banking and commercial banking transactions with BVAC and its affiliates.

                                      S-48

    The closings of the sale of each class of the notes and the certificates are conditioned on the closing of the sale of each other class of notes and those certificates.

    We will receive proceeds of $___________ from the sale of the notes, before deducting our net expenses estimated to be $_______.

                                 LEGAL OPINIONS

    Certain legal matters relating to the notes, including with respect to the validity of the notes, will be passed upon for the depositor and the trust by
Patton Boggs LLP, Dallas, Texas, and for the underwriter by Thacher Proffitt &
Wood LLP, New York, New York. Material federal income tax consequences with respect to the notes will be passed upon for the trust by Patton Boggs LLP.

                                      S-49

                            INDEX OF PRINCIPAL TERMS

    We have listed below the terms used in this prospectus supplement and the pages where definitions of the terms can be found.

                                                               PAGE
                                                               ----
          Amended Plan.....................................    S-12
          Amount Financed..................................    S-39
          Available Funds..................................    S-34
          Bank.............................................    S-11
          Benefit Plan.....................................    S-46
          BVAC.............................................    S-1
          BVFC.............................................    S-11
          BVCC.............................................    S-1
          CenterOne........................................    S-1
          Certificate Balance..............................    S-39
          Charged--Off Receivable...........................   S-39
          Class A Monthly Interest.........................    S-39
          Class A-1 Monthly Interest.......................    S-39
          Class A-2 Monthly Interest.......................    S-39
          Class A-3 Monthly Interest.......................    S-39
          Class A-4 Monthly Interest.......................    S-39
          Class B Monthly Interest.........................    S-40
          Class C Monthly Interest.........................    S-40
          Class D Monthly Interest.........................    S-40
          Closing Date.....................................    S-2
          Code.............................................    S-44
          Controlling Class................................`   S-40
          Cram Down Loss...................................    S-40
          Cram Down Remainder..............................    S-40
          Cut-off Date.....................................    S-1
          ERISA............................................    S-8
          Indenture Events of Default......................    S-42
          IRS..............................................    S-44
          Modified Scheduled Receivable Payments...........    S-40
          Monthly Interest.................................    S-40
          Monthly Principal................................    S-40
          Named Lienholders................................    S-5
          Note Balance.....................................    S-40
          Noteholders' Principal Distribution Amount.......    S-35
          Original Pool Balance............................    S-40
          Plan.............................................    S-12
          Pool Balance.....................................    S-40
          Principal Balance................................    S-41
          Principal Payment Sequence.......................    S-35
          Scheduled Receivable Payments....................    S-41
          Specified Reserve Account Balance................    S-41
          Target Principal Distribution Amount.............    S-41

                                      S-50

PROSPECTUS

                              BAY VIEW AUTO TRUSTS
                             ASSET BACKED SECURITIES

                          BAY VIEW DEPOSIT CORPORATION,
                                  AS DEPOSITOR

                        BAY VIEW ACCEPTANCE CORPORATION,
                                   AS SERVICER

The trusts --

     o    A new trust will be formed to issue each series of asset backed securities.

     o    The primary assets of each trust will be a pool of new and used automobile retail installment sale and installment loan contracts secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans.

     o    Each trust will hold security or ownership interests in the vehicles financed under the trust's receivables, any proceeds from claims on certain related insurance policies, amounts on deposit in the trust accounts identified in the related prospectus supplement and any credit enhancement arrangements specified in the related prospectus supplement.

     o    If specified in the related prospectus supplement, the trust will own funds on deposit in a pre-funding account which will be used to purchase additional receivables during the period specified in the related prospectus supplement.

    The offered securities --

     o    will represent beneficial interests in or obligations of the related trust;

     o    will be paid only from the assets of the related trust;

     o    will be rated as investment grade by one or more nationally recognized rating agencies on the related closing date;

     o    may benefit from one or more forms of credit enhancement; and

     o    will be issued as part of a designated series, which will include one or more classes of notes and/or certificates.

     Consider carefully the risk factors beginning on page 8 in this prospectus.

     The securities of a given series represent beneficial interests in or obligations of the related trust only. Such securities do not represent obligations of or interests in, and are not guaranteed or insured by Bay View
Deposit Corporation, Bay View Acceptance Corporation or any of their affiliates.

     This prospectus may be used to offer and sell any series of securities only if accompanied by the related prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                  The date of this prospectus is July 20, 2005

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

                                       i

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                      AND THE RELATED PROSPECTUS SUPPLEMENT

     We tell you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (2) the related prospectus supplement, which will describe the specific terms of your series of securities, including:

     o    the timing of interest and principal payments;

     o    the priority of interest and principal payments;

     o    financial and other information about the receivables;

     o    information about credit enhancement for each class;

     o    the ratings of each class; and

     o    the method for selling the securities.

     If the descriptions of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with any additional or different information. The information in the related prospectus supplement is only accurate as of the date of the related prospectus supplement. We are not offering the securities in any state where the offer is not permitted.

     We include cross-references in this prospectus and in the related prospectus supplement to captions in these materials where you can find further related discussions. The preceding table of contents provides the pages on which these captions are located.

     In this prospectus and in any related prospectus supplement, "we" refers to the depositor, Bay View Deposit Corporation, and "you" refers to any prospective investor in the securities.

                                       ii

                                SUMMARY OF TERMS

     o    This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of this offering, read the entire prospectus and the accompanying prospectus supplement.

     o    The definitions of and references to capitalized terms used in this prospectus can be found on the pages indicated in the "Index of
          Principal Terms" on page 55 of this prospectus.

ISSUER

     The issuer with respect to any series of notes and/or certificates will be a trust. If the trust only issues notes or issues notes and certificates, the trust will be formed under a trust and servicing agreement between the depositor, the servicer and the owner trustee. If the trust only issues certificates, the trust will be formed under a pooling and servicing agreement among the depositor, the servicer and the trustee.

DEPOSITOR

     Bay View Deposit Corporation will be the depositor in connection with each trust. The depositor's principal executive offices are located at 1840 Gateway
Drive, Suite 400, San Mateo, California 94404, and its telephone number is (650)
312-7393. The depositor is a wholly-owned subsidiary of Bay View Acceptance
Corporation ("BVAC").

SERVICER

     BVAC will act as the servicer of the trust. The servicer will receive and apply payments on the receivables, service the collection of the receivables and direct the trustees to make the appropriate payments to the noteholders and the certificateholder. The servicer will receive a monthly servicing fee as compensation for its services. See "Servicing Compensation and Payment of
Expenses" in the related prospectus supplement. The servicer is a wholly-owned subsidiary of Bay View Capital Corporation ("BVCC"). The principal office address and phone number of BVCC is 1840 Gateway Drive, San Mateo, California
94404, (302) 312-6810.

TRUSTEE

     The trustee or owner trustee will be specified in the prospectus supplement for each trust.

INDENTURE TRUSTEE

     The indenture trustee with respect to any series of securities that includes one or more classes of notes will be the indenture trustee specified in the related prospectus supplement.

THE NOTES

     A series of securities issued by a trust may include one or more classes of notes. Each class of notes of a series will be issued under an indenture between the applicable trust and the related indenture trustee. We will specify in the related prospectus supplement which class or classes of notes, if any, will be offered in connection with the issuance of a series.

     Generally, each class of notes will have a stated note principal balance specified in the related prospectus supplement and the notes will accrue interest on the stated note principal balance at a specified rate. Each class of notes may have a different interest rate, which may be fixed, variable, adjustable, or any combination of fixed, variable and adjustable. We will specify the interest rate for each class of notes or the method for determining such interest rate in the related prospectus supplement. In the related prospectus supplement we will specify the timing and amount of principal payments or the method for determining the timing and amount of principal payments of each class of notes.

     If a series includes two or more classes of notes, as specified in the related prospectus supplement, each class may differ as to:

     o    timing and/or priority of payments;

     o    seniority and/or allocation of payments and losses;

     o    calculation and rate of interest;

     o    amount of payments of principal or interest;

     o    dependence of payments upon the occurrence of specified events or upon collections from certain designated receivables; and

     o    any combination of the above.

THE CERTIFICATES

     A series of securities issued by a trust may include one or more classes of certificates. We will issue each class of certificates of a series pursuant to the related trust and servicing agreement or pooling and servicing agreement. We will specify in the related prospectus supplement which class or classes of certificates, if any, of the related series are being offered for sale.
Generally, each class of offered certificates will have a stated certificate principal balance and will accrue interest on such class certificate balance at a specified pass-through rate. See "Description of the Securities -- Payments of
Principal and Interest."

     The pass-through rate applicable to each class of certificates may be fixed, variable, adjustable or any combination of fixed, variable and adjustable.

     We will specify the pass-through rate or the method for determining the applicable pass-through rate for each class of certificates in the related prospectus supplement. A series of certificates may include two or more classes of certificates that may differ as to:

     o    timing and/or priority of distributions;

     o    seniority and/or allocations of distributions and losses;

     o    calculation and pass-through rate of interest;

     o    amount of distributions in respect of principal or interest;

     o    dependence of payments upon the occurrence of specified events or upon collections from certain designated receivables; or

     o    any combination of the above.

STRIP SECURITIES

     If provided in the related prospectus supplement, a series may include one or more classes of strip notes or strip certificates entitled to:

     o    interest payments with disproportionate, nominal or no principal payments or

     o    principal payments with disproportionate, nominal or no interest payments.

BOOK-ENTRY SECURITIES

     We expect that the securities will be available in book-entry form only and will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000, except that one security of each class may be issued in such denomination as is required to include any residual amount. You will be able to receive definitive securities only in the limited circumstances described elsewhere in this prospectus or in the related prospectus supplement.
See "Description of the Securities -- Definitive Securities."

PREPAYMENT OF SECURITIES DUE TO PURCHASE

     To the extent provided in the related prospectus supplement, the servicer or another entity will be entitled to purchase the receivables from a trust or to cause such receivables to be purchased by another entity when the outstanding principal or certificate balance of the receivables or a class of securities, respectively, has declined below a specified level. If the servicer or any such other entity exercises any such option to purchase the receivables, the trust will prepay the outstanding securities. See "Description of the Transfer and
Servicing Agreements -- Termination." In addition, if the related prospectus supplement provides that the property of a trust will include a pre-funding account for the purchase of receivables for a specified funding period after the closing date, one or more classes of securities may be subject to a partial prepayment of principal following the end of the funding period, in the manner and to the extent specified in the related prospectus supplement. See
"Description of the Transfer and Servicing Agreements -- Accounts -- Pre-Funding
Account."

THE TRUST PROPERTY

     Unless the related prospectus supplement specifies otherwise, the property of each trust will include:

     o    a pool of simple interest and precomputed interest installment sale and installment loan contracts secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans;

     o    certain amounts due or received from the receivables after the cutoff date specified in the related prospectus supplement;

     o    security interests in the vehicles financed through the receivables;

     o    any right to recourse BVAC has against the dealers who sold the financed vehicles;

     o    proceeds from claims on certain insurance policies;

     o    certain rights under the related purchase agreement; and

     o    all proceeds of the above.

     The majority of receivables are currently originated in California, Arizona and Texas. The property of each trust also will include amounts on deposit in, or certain rights with respect to, certain accounts, including the related certificate or collection account and any pre-funding account, spread account
(or cash collateral account), payment account, yield supplement account or any other account identified in the applicable prospectus supplement. See
"Description of the Transfer and Servicing Agreements -- Accounts."

     The receivables arise, or will arise, from:

          (1) motor vehicle installment sale contracts that were originated by dealers for assignment to BVAC, the Bank or the successor-in-interest to the Bank; or

          (2) motor vehicle loan contracts that were solicited by dealers for origination by BVAC, the Bank or the successor-in-interest to the Bank.

     BVAC will sell all the receivables to be included in a trust to the depositor. Then, the depositor will transfer the receivables to the trust.

     Payment of the amount due to the registered lienholder under each receivable is secured by a first perfected security interest in the related financed vehicle. BVAC (or its predecessor, Bay View Credit) or a
"doing-business-as" variant of the Bay View name is or will be the registered lienholder (the "Named Lienholders") on the certificate of title of each of the financed vehicles.

     The receivables for each receivables pool will be selected from the automobile receivable portfolio of BVAC, based on the criteria specified in the related trust and servicing agreement or pooling and servicing agreement and described in this prospectus under "The Receivables Pools," "Description of the
Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and
"Description of the Transfer and Servicing Agreements -- Sale and Assignment of
Subsequent Receivables," and in the related prospectus supplement under "The
Receivables Pool."

     On the date a series of securities is issued, the depositor will convey receivables to the related trust in the aggregate principal

amount provided in the related prospectus supplement.

PRE-FUNDED RECEIVABLES

     With respect to any series of securities, the trust may agree to purchase additional receivables from the depositor following the date on which the trust is established and the related securities are issued. See "Description of
Transfer and Servicing Agreements -- Accounts -- Pre-Funding Account." We will describe any such pre-funding arrangement in the related prospectus supplement.

CREDIT ENHANCEMENT

     A trust may provide any one or more of the following forms of credit enhancement for one or more class or classes of securities to the extent described in the related prospectus supplement:

     o    subordination of one or more other classes of securities of the same series,

     o    spread accounts (or cash collateral accounts),

     o    yield supplement accounts,

     o    insurance policies,

     o    surety bonds,

     o    letters of credit,

     o    credit or liquidity facilities,

     o    over-collateralization,

     o    guaranteed investment contracts,

     o    swaps or other interest rate protection agreements,

     o    repurchase obligations,

     o    other agreements providing third-party payments or other support, or

     o    cash deposits.

     We will describe any form of credit enhancement, including any limitations and exclusions from coverage, with respect to a trust or class or classes of securities in the related prospectus supplement.

TRANSFER AND SERVICING AGREEMENTS

     BVAC will sell the receivables to the depositor without recourse, pursuant to the related purchase agreement between BVAC and the depositor. If the trust will issue one or more classes of notes, the trust will pledge the receivables and the trust's property to the indenture trustee as collateral for repayment of the notes. In addition, the servicer will agree in the related trust and servicing agreement or pooling and servicing agreement to service, manage, maintain custody of and make collections on the related receivables.

     Unless otherwise provided in the related prospectus supplement, the servicer will advance funds to cover 30 days of interest due on any receivable that is more than 30 days delinquent. The servicer will make such an advance only if the servicer expects to recover such advance from subsequent payments on the receivable. Advances by the servicer will increase the funds available for distributions to securityholders on a payment date, but the servicer will recover such advances from subsequent payments of the receivables or, to the extent set forth in the related prospectus supplement, from insurance proceeds or withdrawals from any spread account or other available credit enhancement.
See "Description of the Transfer and Servicing Agreements -- Advances."

REPURCHASE OF RECEIVABLES BY BVAC OR THE SERVICER

     BVAC must repurchase from the trust any receivable in which the interest of such trust is materially and adversely affected by a breach of any representation or warranty made by BVAC in the related purchase agreement, unless such breach is cured in a timely manner following the discovery by or notice to BVAC.

     In addition, the servicer must purchase any receivable if:

          (1) among other things, without being ordered to do so by a bankruptcy court or otherwise being mandated by law, the servicer:

     o    reduces the rate of interest under the related receivable contract,

     o    reduces the amount of the scheduled monthly payments or the amount financed, or

     o    fails to maintain a perfected security interest in the related financed vehicle,

     and

          (2) the interest of the securityholders in such receivable is materially and adversely affected by such action or failure to act of the servicer.

     Unless otherwise provided in the related trust and servicing agreement, to the extent a successor servicer has assumed the responsibility for the servicing and administration of the receivables, it will not have any obligation to repurchase any receivables as set forth above.

     If the servicer extends the date for final payment by the obligor on the related receivable beyond the latest final scheduled maturity date for any class specified in the related prospectus supplement, the servicer must purchase the receivable on such final scheduled maturity date. Except as described above, none of BVAC, the trust or the depositor will have any other obligation with respect to the receivables or the securities. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

     The servicer will receive a monthly fee for servicing the receivables of each trust. The monthly servicing fee will be equal to (1) the monthly servicing fee rate multiplied by (2) the aggregate principal balance of the receivables pool as of the beginning of the related collection period. In addition, the servicer will receive certain late fees, prepayment charges and other administrative fees or similar charges. The servicer may also receive investment earnings from certain accounts and other cash flows with respect to a trust. See
"Description of the Transfer and Servicing Agreements -- Servicing Compensation
and Payment of Expenses."

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES; REPURCHASE OBLIGATIONS

     In connection with the sale of receivables by BVAC to the depositor, by the depositor to a trust, and, in the case of a series of notes issued by the trust, the pledge of the receivables and the trust's property to the indenture trustee, security interests in the related financed vehicles will be assigned by BVAC to the depositor, by the depositor to the trust and, if applicable, by the trust to the indenture trustee. However, the certificates of title to such financed vehicles will not be amended to reflect the assignments to the depositor or to the trust, or the grant to the indenture trustee. In the absence of such amendments, the trust or the indenture trustee may not have a perfected security interest in the financed vehicles securing the receivables in some states.

     Unless otherwise specified in the related prospectus supplement, BVAC must repurchase from a trust any receivable sold to such trust as to which all action necessary to secure a first perfected security interest in the related financed vehicle in the name of the trust has not been taken as of the date such receivable is purchased by such trust, if:

          (1) such breach materially and adversely affects the interest of the related securityholders in such receivable, and

          (2) such breach is not cured by the end of the second month following the discovery by or notice to BVAC of such breach.

     If a trust or the indenture trustee does not have a perfected security interest in a financed vehicle, it may not be able to enforce its rights to repossess or otherwise collect on the financed vehicle. If the trust or the indenture trustee has a perfected security interest in

the financed vehicle, the trust or the indenture trustee will have a prior claim over subsequent purchasers of the financed vehicle and holders of subsequently perfected security interests. However, a trust or indenture trustee could lose its security interest or the priority of its security interest in a financed vehicle due to liens for repairs of financed vehicles, due to liens for unpaid taxes by the related obligor, or through fraud or negligence of a third party.
Neither the depositor nor BVAC will be required to repurchase a receivable with respect to which a trust or indenture trustee loses its security interest or the priority of its security interest in the related financed vehicle after the closing date as a result of any such mechanic's lien, tax lien or the fraud or negligence of a third party.

     Creditors such as BVAC must comply with federal and state consumer protection laws in connection with originating, purchasing and collecting consumer debt such as the receivables. Certain of these laws provide that an assignee of such a receivable (such as a trust or an indenture trustee) is liable to the related obligor for any violation of such laws by the creditor.
Unless otherwise specified in the related prospectus supplement, BVAC must repurchase from the trust any receivable that fails to comply with the requirements of such consumer protection laws on the closing date if:

          (1) such failure materially and adversely affects the interests of the related securityholders in such receivable; and

          (2) such breach is not cured by the end of the second month following the discovery by or notice to BVAC of such breach.

     BVAC must repurchase any such receivable for which there is an uncured breach on or before the date that such breach is required to be cured and remit such funds on or before the related determination date. See "Certain Legal
Aspects of the Receivables."

TAX CONSIDERATIONS

     If the prospectus supplement does not specify that the related trust will be treated as a grantor trust, upon the issuance of a series of securities, special federal tax counsel to such trust identified in the related prospectus supplement will deliver an opinion to the effect that:

     o    any notes of such series will or, if so specified in the related prospectus supplement, should be characterized as debt for federal income tax purposes; and

     o    such trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

     If a prospectus supplement specifies that the related trust is a grantor trust, federal tax counsel will deliver an opinion to the effect that such trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. See "Material Federal Income Tax Consequences"
for additional information regarding the application of federal tax laws to a trust and the related securities.

ERISA CONSIDERATIONS

     Subject to the considerations discussed under "ERISA Considerations" in this prospectus and in the related prospectus supplement and unless otherwise provided in the related prospectus supplement, any securities that meet certain
U.S. Department of Labor requirements are eligible for purchase by employee benefit plans and plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Notes that are treated as indebtedness under applicable local law and which have no substantial equity features may be acquired by such employee benefit plans. A class of certificates that is subordinated to any other class of certificates of the same series may not be acquired by any such employee benefit plan, a plan subject to ERISA or an individual retirement account. The related prospectus supplement will indicate if we do not believe a class of securities is eligible for purchase by such plans. See "ERISA Considerations" in this prospectus and in the related prospectus supplement.

RATINGS

     To the extent described in the related prospectus supplement, the securities must be rated by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell the securities because a rating does not comment as to market price or suitability for a particular investor. Ratings of securities address the likelihood of the payment of principal and interest on the securities pursuant to their terms. We cannot assure you that any rating will remain for a given period of time or that any rating will not be lowered or withdrawn entirely by a rating agency. For more detailed information regarding the ratings assigned to any class of securities of a particular series, See "Summary of Terms -- Ratings" in the related prospectus supplement.

                                  RISK FACTORS

     You should carefully consider the risk factors set forth below before purchasing any securities of any series.

IF THE TRUST DOES NOT HAVE A PERFECTED SECURITY INTEREST IN A FINANCED VEHICLE,
IT MAY NOT BE ABLE TO COLLECT ON THE RECEIVABLE

     Simultaneously with each sale of receivables, BVAC will assign to the depositor, the depositor will assign to the related trust, and, in the case of a series of notes issued by the trust, the trust will pledge to the indenture trustee, security interests in the related financed vehicles. Due to administrative burden and expense, however, the certificates of title to such financed vehicles will not be amended to reflect the assignments to the depositor, the trust or the indenture trustee. In the absence of such amendments, a trust or the indenture trustee may not have a perfected security interest in such financed vehicles in some states.

     If a trust or the indenture trustee does not have a perfected security interest in a financed vehicle, it may not be able to enforce its rights to repossess or otherwise collect on such financed vehicle in the event of a default by the obligor. As such, the trust or the indenture trustee may be adversely affected by such failure. If the trust's or the indenture trustee's security interest in a financed vehicle is perfected, the trust or the indenture trustee will have a prior claim over subsequent purchasers of such financed vehicle and holders of subsequently perfected security interests. However, the trust or the indenture trustee could lose its security interest or the priority of its security interest in a financed vehicle due to liens for repairs of such financed vehicle, due to liens for taxes unpaid by the related obligor or through the fraud or negligence of a third party. Neither the depositor nor BVAC will have any obligation to repurchase a receivable in respect of which a trust or the indenture trustee loses its security interest or the priority of its security interest in the related financed vehicle as the result of any such mechanic's lien, tax lien or fraud or negligence occurring after the date such security interest was conveyed to the trust or the indenture trustee. See
"Certain Legal Aspects of the Receivables -- Security Interest in Vehicles" and
"Certain Legal Aspects of the Receivables -- Consumer Protection Laws."

IF A RECEIVABLES TRANSFER IS NOT A SALE, THE INSOLVENCY OF BVAC OR ITS
AFFILIATES COULD REDUCE PAYMENTS TO YOU

     BVAC will warrant to the depositor in each purchase agreement that the sales of the receivables by BVAC to the depositor, and by the depositor to the related trust, respectively, are valid sales of the receivables to the depositor and to the trust. The benefit of such warranty will be assigned by the depositor to each trust in the related trust and servicing agreement or pooling and servicing agreement and further, in the case of a series of notes issued by the related trust, will be assigned by the related trust to the indenture trustee.
However, the interest of the trust or the indenture trustee could be affected by the insolvency of BVAC or its affiliates as follows:

          (1) If BVAC or the depositor becomes a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself claims that the sale of receivables to the depositor or such trust, as applicable, constitutes a pledge of such receivables to secure a loan by such debtor, then delays in distributions on the receivables to securityholders could occur. If the court rules in favor of any such bankruptcy trustee, creditor or debtor, then reductions in the amounts of such payments could result.

          (2) If the transfer of receivables to the depositor or any trust is treated as a pledge rather than a sale, a tax or government lien on the property of BVAC or the depositor arising before the transfer of such receivables to such trust may have priority over such trust's interest in such receivables.

     However, if the transfers of receivables from BVAC to the depositor and from the depositor to the trust are treated as sales, the receivables would not be part of BVAC's or the depositor's bankruptcy estate and would not be available to creditors of BVAC or the depositor. See "Certain Legal Aspects of the Receivables -- Bankruptcy Matters."

BVAC AND ITS AFFILIATES HAVE LIMITED OBLIGATIONS TO MAKE PAYMENTS TO THE TRUSTS

     Generally, neither the depositor nor BVAC will be obligated to make any payments to a trust in respect of the related securities or receivables. The limited circumstances under which BVAC will be required to make payments to a trust relate to BVAC's obligation to repurchase from the trust any receivables with respect to which BVAC has breached any representations and warranties made in the purchase agreements and such breach materially and adversely affects the trust's interest in such receivable. In addition, BVAC, as servicer, may be required to purchase receivables from a trust under certain circumstances set forth in the trust and servicing agreement or the pooling and servicing agreement. See "Description of the Transfer and Servicing Agreements -- Sale and
Assignment of Receivables" and "Description of the Transfer and Servicing
Agreements -- Servicing Procedures." Neither BVAC, as servicer, or the depositor will have any responsibility for or will make any representation with respect to the collectibility of amounts due under the receivables or the value or sufficiency of any financed vehicle securing any receivable.

EACH TRUST WILL HAVE LIMITED ASSETS

     None of the trusts will have significant assets or sources of funds other than the related receivables and, to the extent provided in the related prospectus supplement, a pre-funding account, spread account, yield supplement account or other form of credit enhancement. The securities of each series will represent obligations of or interests in the related trust only and will not represent obligations of or interests in, or be insured or guaranteed by, any of the lienholders named on the certificates of title, the applicable trustees or any other entity. Consequently, you must rely for repayment upon payments on the related receivables and, if and to the extent available, amounts available under any available form of credit enhancement, all as specified in the related prospectus supplement.

PAYMENTS ON SOME SECURITIES MAY BE SUBORDINATED TO PAYMENTS ON OTHER SECURITIES

     To the extent specified in the related prospectus supplement, payments or distributions on certain classes of securities may be subordinated to payments or distributions on other classes of securities.

RAPID PREPAYMENTS MAY REDUCE YOUR ANTICIPATED YIELD

     Any of the receivables can be prepaid at any time by the related obligor.
With respect to any receivable, the term prepayment includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and any lender's single insurance policy, and purchase amounts with respect to certain other receivables repurchased by BVAC as a result of a breach of a representation or warranty or purchased by the servicer for administrative reasons. The rate of prepayments on the receivables may be influenced by many economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without the consent of the appropriate lienholder. The rate of prepayment on the receivables may also be influenced by the structure of the underlying contracts. If the receivables prepay more rapidly than expected, your anticipated yield may be reduced. See "Weighted Average Life of the Securities."
In addition, if so provided in the related prospectus supplement, the servicer or another entity may be entitled to purchase the receivables of a given receivables pool under the circumstances described in such prospectus supplement which may further reduce your anticipated yield. See "Description of the
Transfer and Servicing Agreements -- Termination."

     In addition, a series of securities may include one or more classes of interest-only or other strip securities entitled to (1) interest payments with disproportionate nominal or no principal payments or (2) principal payments with disproportionate, nominal or no interest payments. Such strip securities may be more sensitive than other classes of securities of such series to the rate of payment on the related receivables. If you wish to invest in any such class of securities, you should carefully consider the information provided with respect to such strip securities under "Risk Factors" and elsewhere in the related prospectus supplement.

INDIRECT EXERCISE OF RIGHTS DUE TO BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related prospectus supplement, each class of the securities of a given series initially will be represented by one or more certificates registered in the name of Cede & Co., or any other nominee of The
Depository Trust Company ("DTC") set forth in the related prospectus supplement, and will not be registered in the names of the holders of such securities or their nominees. Because of this, unless and until definitive securities for such series are issued, you will not be recognized by the trustee as securityholders as such term is used in this prospectus. As such, until definitive securities are issued, beneficial owners of the securities will be able to exercise the rights of securityholders only indirectly through DTC and its participating organizations. See "Description of the Securities -- Book-Entry Registration"
and "Description of the Securities -- Definitive Securities."

PRE-FUNDING MAY REDUCE YOUR ANTICIPATED YIELD

     If the related prospectus supplement provides for the sale and purchase of receivables during a funding period after the closing date using a pre-funded amount, the depositor or the trust will deposit the pre-funded amount specified in such prospectus supplement into the pre-funding account on the closing date.
During the funding period and until such amounts are applied by the trustee to purchase

subsequent receivables, amounts on deposit in the pre-funding account will be invested in eligible investments. Any investment income with respect to such investments (net of any related investment expenses) will be distributed on each payment date during the funding period as part of the available funds for the preceding calendar month. We expect that the investment income earned on amounts on deposit in the pre-funding account will be less than the interest accrued at the interest rate or pass-through rate applicable to the portion of the securities represented by the pre-funded amount.

     If the principal amount of receivables acquired by BVAC during a funding period and possessing the required attributes to transfer to a trust is less than the pre-funded amount, BVAC and the depositor may have insufficient eligible receivables to subsequently transfer to a trust. To the extent that the entire pre-funded amount has not been applied to the subsequent purchase of receivables by the end of the related funding period, any amounts remaining in the pre- funding account will be distributed as a full or partial prepayment of principal to holders of one or more classes of the related series of securities following the end of the funding period, in the amounts and pursuant to the priorities set forth in the related prospectus supplement. Such prepayment may reduce the securityholder's outstanding principal balance and anticipated yield.
See "Summary of Terms -- Pre-Funded Receivables" and "Description of the
Transfer and Servicing Agreements -- Sale and Assignment of Subsequent
Receivables."

TRANSFER OF SERVICING MAY DELAY PAYMENTS TO YOU

     If BVAC were to cease servicing the automobile loans, delays in processing payments on the automobile loans and information regarding automobile loan payments could occur. This could delay payments to you.

SECURITYHOLDERS HAVE NO RECOURSE AGAINST THE DEPOSITOR, THE SERVICER, THE
TRUSTEE OR THE UNDERWRITERS FOR LOSSES

     The securities represent obligations solely of the trust or debt secured by the trust property. No securities will be guaranteed by the depositor, the servicer, the trustee or the underwriters. Consequently, if payments on the receivables, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from the depositor, the servicer, the trustee or the underwriters.

INTERESTS OF OTHER PERSONS IN THE RECEIVABLES AND FINANCED VEHICLES COULD BE
SUPERIOR TO THE ISSUER'S INTEREST, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR
SECURITIES

     Due to, among other things, liens for repairs of a financed vehicle or for unpaid taxes to an obligor, the issuer could lose the priority of its security interest in a financed vehicle. Neither the depositor nor the servicer will have any obligation to repurchase a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuer. Generally, no action will be taken to perfect the rights of the trust in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the trust prior to the time the proceeds are deposited by the servicer into an account controlled by the applicable trustee.

STATE LAWS AND OTHER FACTORS MAY LIMIT THE COLLECTION OF PAYMENTS ON THE
RECEIVABLES AND REPOSSESSION OF THE VEHICLES

     State laws may prohibit, limit, or delay repossession and sale of the vehicles to recover losses on defaulted automobile loans. As a result, you may experience delays in receiving payments and suffer losses. Additional factors that may affect the trust's ability to recoup the full amount due on a receivable, include:

     o    failure to file amendments to certificates of title relating to the vehicles;

     o    failure to file financing statements to perfect the security interest in the vehicle;

     o    depreciation of the financed vehicles;

     o    obsolescence of the financed vehicles; and

     o    damage or loss of any financed vehicle; and the application of federal and state bankruptcy and insolvency laws.

LOANS THAT FAIL TO COMPLY WITH CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON
YOUR INVESTMENT

     Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer loans. These laws

                                       10

impose specific statutory liabilities upon creditors who fail to comply with their provisions. These laws may also make the issuer liable to the obligor for any violation by the lender. In some cases, this liability could affect the servicer's ability to enforce its rights related to secured loans such as the receivables. To the extent specified in this prospectus and in the prospectus supplement, the depositor may be obligated to repurchase any receivable that fails to comply with these legal requirements from the trust. If the depositor fails to repurchase that receivable, you might experience delays and/or reductions in payments on your securities.

COMMINGLING OF FUNDS WITH THE SERVICER'S FUNDS MAY RESULT IN REDUCED OR DELAYED
PAYMENTS TO YOU

     Pending deposit into the collection or certificate account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit such funds, whether due to the bankruptcy of the servicer or otherwise, securityholders might incur a loss.

LOSSES AND DELINQUENCIES ON THE RECEIVABLES MAY DIFFER FROM BVAC'S HISTORICAL
LOSS AND DELINQUENCY LEVELS

     We cannot guarantee that the delinquency and net loss levels of the receivables in the trust will correspond to the historical levels BVAC experienced on its portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

     o    changes in the federal income tax laws; or

     o    a variety of social and economic factors, including interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally.

USED VEHICLES INCLUDED IN THE RECEIVABLES POOL MAY INCUR HIGHER LOSSES THAN NEW
AUTOMOBILES

     Some or all of the assets of a trust may consist of loans to finance the purchase of used vehicles. Because the value of a used vehicle is more difficult to determine than a new vehicle, upon a sale of a repossessed used vehicle, a greater loss may be incurred.

THERE MAY BE DEVIATIONS IN CHARACTERISTICS OF THE RECEIVABLES POOL IF SUBSEQUENT
RECEIVABLES ARE PURCHASED BY THE TRUST

     Any addition of a subsequent receivable to the trust is subject to the satisfaction of certain characteristics designed to protect the interests of investors. However, the characteristics of the subsequent receivables may deviate significantly from the characteristics of the entire pool of receivables as of the closing date.

DEFAULTED RECEIVABLES MAY RESULT IN A DELAY IN PAYMENTS TO SECURITYHOLDERS AND A
LOSS OF YOUR INVESTMENT

     If the servicer must repossess and dispose of vehicles to recover scheduled payments due on defaulted receivables, the trust may not realize the full amount due on a receivable, or may not realize the full amount on a timely basis. As a result, you may be subject to delays in receiving payments and suffer loss of your investment in the securities.

INADEQUATE INSURANCE ON VEHICLES MAY CAUSE YOU LOSSES ON YOUR INVESTMENT

     Each receivable requires the obligor to maintain insurance covering physical damage to the vehicle with BVAC named as a loss payee. Since the obligors select their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. In addition, although each receivable generally gives the servicer the right to force place insurance coverage in the event the required physical damage insurance on a vehicle is not maintained by an obligor, the servicer is not obligated to force place coverage and BVAC's policy is not to obtain such coverage. If insurance coverage is not maintained by obligors and coverage is not force placed, then insurance recoveries on losses or casualties to vehicles included in the trust property may be limited, and you could suffer a loss on your investment.

LIMITATIONS ON INTEREST PAYMENTS AND REPOSSESSIONS PURSUANT TO THE
SERVICEMEMBERS' CIVIL RELIEF ACT MAY CAUSE LOSSES ON YOUR INVESTMENT

     Generally, under the terms of the Servicemembers' Civil Relief Act (the
"Relief Act"), or similar state legislation, a lender may not charge an obligor who enters military service after the origination of the automobile loan interest, upon notification from such obligor, including fees and charges, in excess of an annual rate of 6% during the period of the obligor's active duty status. In addition to

                                       11

adjusting interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application to the lender. It is possible that this action could affect the servicer's ability to collect full amounts of interest on some of the automobile loans. In addition, the Relief Act and similar state statutes impose limitations that would impair the servicer's ability to repossess an affected receivable during the obligor's period of active duty status. Thus, if the receivables go into default, there may be delays and losses to you.

TERRORIST ATTACKS MAY CAUSE LOSSES ON YOUR INVESTMENT

     The long term economic impact of the events of September 11, 2001, and the
United States' continuing military response, remain uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the contracts. Any adverse impact resulting from these events would be borne by the holders of the securities.
United States military operations also increase the likelihood of shortfalls on the contracts under the Relief Act. See "Risk Factors -- Limitations on Interest
Payments and Repossession Pursuant to the Servicemembers' Civil Relief Act May
Cause Losses on Your Investment."

                 BAY VIEW ACCEPTANCE CORPORATION AND AFFILIATES

     BVAC. BVAC is an automotive finance company engaged primarily in the indirect financing (the purchase of loan contracts from dealers) of automobile purchases by individuals. BVAC currently acquires automobile receivables from approximately 7,000 manufacturer franchised automobile dealerships in 33 states.
BVAC is a Nevada corporation, formerly known as Bay View Financial Corporation
("BVFC") and was formed in 1989 by Bay View Bank, N.A. (the "Bank"), which at the time was a wholly-owned subsidiary of BVCC. In January 1998, BVFC was renamed BVAC and entered the indirect automobile finance business through a corporate restructuring by which it became the holding company of California
Thrift & Loan, which was acquired by BVCC in June, 1996. California Thrift &
Loan's primary business was the underwriting and purchasing of high yield retail installment sales contracts secured by new and used automobiles and light-duty trucks from dealers located primarily in the states of California, Arizona,
Colorado, Illinois, New Mexico, Nevada, Oregon and Texas. BVAC began purchasing and originating automobile receivables in January, 1998.

     Bay View Deposit Corporation. Bay View Deposit Corporation, the depositor, is a special purpose, bankruptcy remote, wholly-owned subsidiary of BVAC. The depositor was formed in November 2004 as a Delaware corporation and is organized for the limited purpose of acquiring automobile installment sale and installment loan contracts, reselling such receivables and conducting activities incidental to such acquisition and resale.

     The depositor has taken steps in structuring the transactions contemplated in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by the depositor under the United States Bankruptcy Code or other applicable laws will not result in the consolidation of the assets and liabilities of the depositor with those of BVAC, the Bank or BVCC. These steps include the creation of the depositor as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations
(including restrictions on the nature of the depositor's business, as described above, and restrictions on the depositor's ability to commence a voluntary case or proceeding under any bankruptcy or insolvency law without the unanimous affirmative vote of all its directors). However, we cannot assure you that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of
BVAC, the Bank or BVCC in a proceeding under such bankruptcy or other applicable laws. See "Risk Factors -- The Insolvency of BVAC or its Affiliates Could Reduce
Payments to You."

     In addition, tax and certain other statutory liabilities can be asserted against the depositor. To the extent that any such liabilities arise after the transfer of the receivables to the trust, the trust's interest in the receivables would be prior to the interest of the claimant with respect to any such liabilities. However, the existence of a claim against the depositor could permit the claimant to subject the depositor to an involuntary proceeding under the United States Bankruptcy Code or other bankruptcy or insolvency laws. See
"Certain Legal Aspects of the Receivables -- Bankruptcy Matters."

               PARTIAL LIQUIDATION OF BAY VIEW CAPITAL CORPORATION

OVERVIEW

     On October 3, 2002, a special meeting of BVCC's stockholders was held to vote on BVCC's proposed Plan of Dissolution and Stockholder Liquidity (the
"Plan") and the sale of the Bank's retail banking assets to U.S. Bank, N.A. Both of these proposals were

                                       12

approved by a majority of BVCC's common stockholders. The Plan outlined the steps necessary to liquidate BVCC, including the sale of the Bank's retail banking assets to U.S. Bank. Following the sale (which was completed on November
1, 2002), BVCC has continued the liquidation of the remaining assets and satisfaction of the remaining liabilities of the Bank in an orderly manner. The
Bank was dissolved under applicable provisions of the National Bank Act in formal dissolution proceedings commenced in June 2003 and completed on September
30, 2003.

     In the year following adoption of the Plan, BVCC sold substantially all of the Bank's assets with the exception of the Bank's auto lease portfolio and
BVAC. During the fourth quarter of 2003, the BVCC Board of Directors amended the
Plan of Liquidation to become a plan of partial liquidation (the "Amended Plan")
under which BVCC is completing the liquidation of the assets and satisfaction of the liabilities of the Bank remaining after the Bank's final dissolution, and distributing the proceeds to its stockholders through a series of cash distributions. Due to the changing market conditions in the auto sector, BVCC determined that the near-term sale or distribution of the stock of BVAC to stockholders was not the best method of achieving maximum stockholder value, and it determined to continue to operate BVAC on an ongoing basis. BVCC announced on
January 27, 2004 that it had discontinued its use of the liquidation basis of accounting which it had previously adopted in connection with the Plan, and that it was re-adopting the going concern basis of accounting effective October 1,
2003. In accordance with the Amended Plan, BVCC made an initial cash distribution of $4.00 per share to its stockholders on Dec. 31, 2003, and additional cash distributions to stockholders at the end of each of the second, third and fourth quarters of 2004. The timing and amount of any further distributions will vary depending on BVCC's future decisions about BVAC and how to maximize stockholder value.

                                   THE TRUSTS

     Each series of securities will be issued by a separate trust established by the depositor pursuant to a trust and servicing agreement or pooling and servicing agreement for the transactions described in this prospectus and in the related prospectus supplement. Except as otherwise provided in the related prospectus supplement, the property of each trust will include:

          (1) a pool of receivables, including any receivables conveyed to the trust after the closing date, and certain payments due or received thereunder after the applicable cutoff date;

          (2) a pre-funded amount to purchase receivables after the closing date, if so provided in the related prospectus supplement;

          (3) interests in certain amounts that may from time to time be held in separate trust accounts established and maintained pursuant to the related trust and servicing agreement or pooling and servicing agreement and, if so provided in the related prospectus supplement, the proceeds of such accounts;

          (4) security interests in the financed vehicles and any other interest of BVAC and the Named Lienholders as the registered lienholders on the certificates of title of each of the financed vehicles and the depositor in such financed vehicles;

          (5) any recourse rights of the Named Lienholders against dealers;

          (6) any rights of BVAC to proceeds from claims on or refunds of premiums with respect to certain physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors, as the case may be, including any lender's single interest insurance policy;

          (7) any property that secures a receivable and that has been acquired by the trust;

          (8) certain rights under the related purchase agreement between BVAC and the depositor; and

          (9) any and all proceeds of the foregoing.

     The receivables in each receivables pool were or will be either (a)
originated by dealers for assignment to BVAC, the Bank or the successor-in-interest to the Bank or (b) solicited by dealers for origination by
BVAC, the Bank or the successor-in-interest to the Bank. One of the Named
Lienholders will be the registered lienholder listed on the certificates of title of the financed vehicles. The receivables will continue to be serviced by
BVAC as the initial servicer under each trust and servicing agreement or pooling and servicing agreement.

     On or prior to the applicable closing date, BVAC will sell to the depositor, pursuant to the related purchase agreement, receivables

                                       13

in the aggregate principal amount specified in the related prospectus supplement. Thereafter, on such closing date, the depositor will convey such receivables to the related trust. BVAC and the depositor may be required to convey additional receivables to the trust after the closing date if indicated
in the prospectus supplement. See "Description of the Transfer and Servicing
Agreements -- Sale and Assignment of Subsequent Receivables".

     BVAC and the depositor will not convey to a trust any contract with a dealer establishing "dealer reserves" or any rights to recapture dealer reserves pursuant to such a contract. To the extent specified in the related prospectus supplement, a pre-funding account, spread account, yield supplement account, surety bond, swap or other interest rate protection, or any other form of credit enhancement may be a part of the property of a trust or may be held by the applicable trustee for the benefit of holders of the related securities.

     If the protection provided to the securityholders by the subordination, if any, of one or more classes of securities of such series and by any spread account, yield supplement account or other available form of credit enhancement for such series is insufficient, the securityholders will have to look to payments by or on behalf of obligors on the related receivables and the proceeds from the repossession and sale of financed vehicles that secure defaulted receivables for distributions of principal of and interest on the related securities. In such event, certain factors, such as the trust or the indenture trustee not having perfected security interests in all of the financed vehicles, may limit the ability of a trust to liquidate the collateral securing the related receivables or may limit the amount realized to less than the amount due under such receivable. Securityholders may not receive timely payment on, or may incur losses on their investment in, such securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related financed vehicles. See "Description of the Transfer and Servicing Agreements -- Credit
Enhancement" and "Certain Legal Aspects of the Receivables."

THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

     The owner trustee for each trust and, if the trust issues notes, the indenture trustee for the series of notes, will be specified in the related prospectus supplement. The liability of the owner trustee and/or the indenture trustee in connection with the issuance and sale of the related securities is limited solely to the express obligations of such trustee set forth in the related trust and servicing agreement or pooling and servicing agreement and, if applicable, in the related indenture.

     A trustee may resign at any time. The issuer, with the consent of the insurer, may or, at the request of the insurer, will remove an owner trustee, and the servicer or the insurer may remove an indenture trustee, if such trustee ceases to be eligible to continue as trustee under the trust and servicing agreement or pooling and servicing agreement, or, if applicable, under the indenture, or if such trustee becomes insolvent. If the trustee resigns or if the servicer or the insurer removes a trustee, the issuer will be obligated to appoint a successor to such trustee. The insurer must consent to any such appointment of a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts the appointment.

                              THE RECEIVABLES POOLS

GENERAL

     The receivables in each receivables pool were or will be acquired by BVAC or another Named Lienholder from dealers in the ordinary course of business. One of the Named Lienholders will be the registered lienholder on the certificates of title to each of the financed vehicles.

     The receivables to be sold to each trust will be selected from BVAC's portfolio for inclusion in a receivables pool based on several criteria, including that, unless otherwise provided in the related prospectus supplement, each receivable:

     o    is secured by a new or used vehicle;

     o    provides for level monthly payments (except for the last payment, which may be different from the level payments) that fully amortize the amount financed over the original term to maturity of the receivable;

     o    is a precomputed receivable or a simple interest receivable; and

     o    satisfies the other criteria, if any, set forth in the related prospectus supplement.

                                       14

     Except as described in the related prospectus supplement, no selection procedures believed by BVAC or the depositor to be adverse to securityholders were or will be used in selecting the receivables.

UNDERWRITING PROCEDURES

     BVAC uses the degree of the applicant's creditworthiness as the basic criterion when purchasing an installment sales contract from a dealer. Each credit application requires that the applicant provide current information regarding the applicant's employment history, bank accounts, debts, credit references, and other factors that bear on creditworthiness. BVAC generally applies uniform underwriting standards when acquiring loans on new and used vehicles. BVAC also typically obtains a credit report from a major credit reporting agency summarizing the applicant's credit history and paying habits, including such items as open accounts, delinquent payments, bankruptcies, repossessions, lawsuits, and judgments. Information relating to the applicant and supplied by the applicant on the loan application combined with information provided by credit reporting agencies is used to generate the borrower's credit score.

     The credit score generated is used as the basic determinant for loan approval. BVAC's credit scoring model was developed by an independent firm experienced in developing credit scoring models and utilizes extensive historical data related to BVAC's origination and servicing experience as well as the experience of BVAC's senior management. BVAC's credit scoring model evaluates an applicant's credit profile along with certain specific characteristics to arrive at an estimate of the associated credit risk.
Additionally, BVAC's credit analysts may also verify an applicant's employment income and/or residency or where appropriate, verify an applicant's payment history directly with the applicant's creditors. BVAC will also generally verify receipt of the automobile and other information directly with the borrower.
Based on these procedures, a credit decision is considered and approved by BVAC personnel at various levels of authority, depending on a variety of factors including the amount of the loan and the applicant's credit score.

     BVAC's underwriting guidelines have historically not adhered to specific loan-to-value ratios because the primary focus is on the ability of the borrower to repay the loan rather than the value of underlying collateral. The amount financed by BVAC will generally include the full sales price of the vehicle plus sales tax, dealer preparation fees, license fees and title fees, plus the cost of service and warranty contracts and premiums for physical damage, credit life and disability insurance obtained in connection with the vehicle or the financing (such amounts in addition to the sales price, collectively the
"Additional Vehicle Costs"). Accordingly, the amount financed by BVAC under an installment contract generally may exceed, depending on the credit score, in the case of new vehicles, the manufacturer's suggested retail price of the financed vehicle and the Additional Vehicle Costs. In the case of used vehicles, if the applicant meets BVAC's creditworthiness criteria, the amount financed may exceed the vehicle's value as assigned by one of the three standard reference sources for dealers of used cars and the Additional Vehicle Costs. Depending on the dealer's location, BVAC will use the "Kelley Blue Book," "NADA Official Used Car
Guide" or the "Black Book" published by National Auto Research to obtain a value to assign to a used vehicle for underwriting purposes.

     Based on its historical experience, BVAC recognizes that the resale value of a new vehicle purchased by an obligor will generally decline below the manufacturer's suggested retail price and, in some cases, may decline below the principal balance outstanding on the related installment contract. BVAC also believes that the resale value of a used vehicle purchased by an obligor will generally decline, but believes that the percentage of such decline generally will be less than the percentage of decline in the resale value of a new vehicle. BVAC regularly reviews the quality of the contracts purchased from dealers and periodically conducts quality control audits to ensure compliance with its established policies and procedures.

     The underwriting procedures and standards employed by the other Named
Lienholders are generally similar to those used by BVAC, accordingly, references to BVAC in the foregoing discussion of BVAC's underwriting procedures apply also to any receivables included in a receivables pool that were acquired by BVAC from another Named Lienholder or receivables that were otherwise originated by
BVAC or another Named Lienholder. See also "Bay View Acceptance Corporation and
Affiliates."

ALLOCATION OF PAYMENTS

     The receivables will be either simple interest receivables or precomputed receivables. Simple interest receivables provide for equal monthly payments that are applied first to interest accrued to the date of such payment, then to principal due on such date, then to pay any applicable late charges, and then to further reduce the outstanding principal balance. Accordingly, if an obligor pays a fixed monthly installment before its due date under a simple interest receivable, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the contractual due date and the portion of the payment applied to reduce the principal balance of the receivable will be correspondingly greater.
Conversely, if an obligor pays a fixed monthly installment under a simple interest receivable after its contractual due date, the portion of such payment

                                       15

allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made when due and the portion of such payment applied to reduce the principal balance of the receivable will be correspondingly less, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

     Precomputed receivables consist of either (1) monthly actuarial receivables or (2) receivables that provide for allocation of payments according to the "sum of periodic balances" method, similar to the rule of 78's. An actuarial receivable provides for amortization of the receivable over a series of fixed level monthly installments. Each monthly installment, including the monthly installment representing the final payment of the receivable, consists of an amount of interest equal to one-twelfth of the annual percentage rate of the receivable multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A rule of 78's receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest for the term of the receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount of the receivable are calculated in accordance with the sum of the periodic time balances or the rule of 78's. If a precomputed receivable is prepaid in full (voluntarily or by liquidation, acceleration or otherwise), under the terms of the contract a "refund" or
"rebate" will be made to the obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned"
interest. Unearned interest is calculated in accordance with the sum of the periodic time balances method or a method equivalent to the rule of 78's. The amount of any such rebate under a precomputed receivable generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule and generally will be significantly less than such amount.

     Unless otherwise stated in the related prospectus supplement, all of the receivables that are precomputed receivables will be rule of 78's receivables;
however, each trust will account for all rule of 78's receivables as if these receivables were actuarial receivables. Except as otherwise indicated in the related prospectus supplement, early payments on precomputed receivables will be deposited to the payahead account as described under "Description of the
Transfer and Servicing Agreements -- Accounts." Amounts received upon prepayment in full of a rule of 78's receivable in excess of the then outstanding principal balance of such receivable (computed on an actuarial basis) will not be passed through to securityholders, except to the extent necessary to pay interest and principal on the securities.

     If a receivable is liquidated or a financed vehicle is repossessed, amounts recovered are applied first to the expenses of repossession and then to unpaid principal and interest and any related payment or other fee.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Certain information about the experience of BVAC pertaining to delinquencies, repossessions and net losses with respect to new and used automobile, light-duty truck, motorcycle, recreational vehicle and van receivables will be set forth in each prospectus supplement. We cannot assure you that the delinquency, repossession and net loss experience with respect to any receivables pool will be comparable to prior experience or to the information provided in the prospectus supplement.

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the securities of any series generally will be influenced by the rate at which the principal balances of the underlying receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayments includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to defaults, as well as receipts of proceeds, if any, from physical damage, credit life and disability and/or any lender's single interest insurance policies, and the purchase amount of receivables repurchased by BVAC due to a breach of a representation or warranty or purchased by the servicer for administrative purposes. Obligors may prepay the receivables at any time without penalty (or with a de minimis charge).

     The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without the consent of the applicable Named Lienholder as the registered lienholder (or the servicer on behalf of the lienholder). The rate of prepayment on the receivables may also be influenced by the structure of the underlying contracts. A series of securities which includes notes may require, if specified in the related prospectus supplement, principal payments at a rate faster than the rate at which principal payments on the receivables are received. These accelerated payments, if any, will be made from the excess cash flows expected to come from the receivables and this feature should shorten the average life of some or all of the securities of such series.

                                       16

     In addition, under certain circumstances, BVAC will be obligated to repurchase receivables from a trust as a result of breaches of representations and warranties, and the servicer will be obligated to purchase receivables from a trust as a result of breaches of certain covenants. In each case, BVAC will repurchase such receivables pursuant to the related Transfer and Servicing
Agreements. See "Description of the Transfer and Servicing Agreements -- Sale
and Assignment of Receivables," "Description of the Transfer and Servicing
Agreements -- Servicing Procedures," and "Description of the Transfer and
Servicing Agreements -- Termination" regarding the option of the servicer or any other entity to purchase or cause the receivables to be purchased from a trust.

     A series of securities may include one or more classes of strip notes or strip certificates that may be entitled to interest payments with disproportionate, nominal or no principal payments or principal payments with disproportionate, nominal or no interest payments ("Strip Securities"). Strip
Securities may be more sensitive than certain other classes of securities of the same series to the rate of payment of the related receivables. Prospective investors in Strip Securities should consider carefully the information about
Strip Securities in the related prospectus supplement.

     In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the securities of a series on any payment date since such amount will depend, in part, on the amount of principal collected on the related receivables pool during the applicable collection period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the particular receivables pool and the related series of securities or particular classes of securities.

                     POOL FACTORS AND OTHER POOL INFORMATION

     The "Pool Factor" for each class of securities will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to such class of securities and which will indicate the remaining aggregate principal balance of such class of securities, as of the applicable payment date
(after giving effect to distributions to be made on such payment date), as a fraction of the initial aggregate principal balance of such class of securities.
Each Pool Factor will be 1.0000000 as of the related closing date and thereafter will decline to reflect reductions in the applicable aggregate principal balance of the notes or the certificates. A securityholder's portion of the aggregate outstanding aggregate principal balance of the notes or the certificates will equal the product of (1) the original denomination of such securityholder's security and (2) the applicable Pool Factor at the time of determination for such class of securities.

     Unless otherwise provided in the related prospectus supplement, securityholders will receive reports on or about each payment date concerning payments received on the receivables, the aggregate principal balance of the receivables pool and each Pool Factor. In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Securities -- Statements to Securityholders."

                                 USE OF PROCEEDS

     Unless otherwise provided in the related prospectus supplement, the depositor will apply the net proceeds from the sale of the securities to the purchase of the receivables from BVAC and, if so provided in the related prospectus supplement, to fund the pre-funding account. BVAC is currently financing its purchases of receivables through its $250 million revolving warehouse credit facility originally entered into on June 5, 2003 with Barclays
Bank PLC (and certain of its affiliates), as amended from time to time. Under the terms of the warehouse credit facility, BVAC is required to pay-down the outstanding balance on the facility at least annually. Proceeds from the sale of the receivables to the depositor will provide for this pay-down and the long-term financing of receivables.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     With respect to each trust that issues notes and certificates, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture and one or more classes of certificates of the related series will be issued pursuant to the terms of a trust and servicing agreement or a pooling and servicing agreement. With respect to each trust that only issues certificates, one or more classes of certificates of the related series will be issued pursuant to the terms of a pooling and servicing agreement. A form of each of the indenture, the trust and servicing agreement and the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

                                       17

     Unless otherwise specified in the related prospectus supplement, the securities will be available for purchase in minimum denominations of $1,000 and integral multiples in excess of $1,000 in book-entry form only. The statements made under this caption are summaries only. For a more detailed description of the securities, you should read the indenture, the trust and servicing agreement and/or the pooling and servicing agreement, as applicable.

PAYMENTS OF PRINCIPAL AND INTEREST

     The timing and priority of payments of principal and interest, distributions, seniority, allocations of losses, interest rate, pass-through rate and amount of or method of determining payments of or distributions with respect to principal and interest on each class of securities of a series will be described in the related prospectus supplement. Payments or distributions on the securities will be made on the payment dates specified in the related prospectus supplement. To the extent provided in the related prospectus supplement, a series of securities may include one or more classes of Strip
Securities entitled to (1) interest distributions with disproportionate, nominal or no principal distributions or (2) principal distributions with disproportionate, nominal or no interest distributions. Each class of securities may have a different interest rate or pass-through rate, which may be a fixed, variable or adjustable rate (and which may be zero for certain classes of Strip
Securities) or any combination of the foregoing. The related prospectus supplement will specify the interest rate and/or pass-through rate for each class of securities of a series or the method for determining such rates.

     If specified in any prospectus supplement, one or more classes of securities of a given series may have fixed principal and/or interest payment schedules or provisions for minimum mandatory payments, as set forth in such prospectus supplement.

     In the case of a series of securities that includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of such timing, order, priority and amount, of each such class will be as set forth in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions in respect of interest on and principal of any class of securities will be made on a pro rata basis among all holders of securities of the class.

BOOK-ENTRY REGISTRATION

     If not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities will hold their securities through The Depository
Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking, societe anonyme or Euroclear Bank, S.A./N.V. as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as
"Clearstream." The Euroclear System is referred to as "Euroclear."
"Participants" are participating organizations through which a Security Owner can hold its book-entry security.

     The book-entry securities will be issued in one or more certificates or notes which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories, except for certain securities, if retained by the depositor or BVAC. If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no Security Owner will be entitled to receive a definitive security.
Unless and until definitive securities are issued, we anticipate that the only
"holders" of the securities will be Cede & Co., as nominee of DTC or one of the relevant depositories. Beneficial owners of the securities ("Security Owners")
are only permitted to exercise their rights indirectly through the Participants and DTC.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned

                                       18

by a number of its Participants and Members of the National Securities Clearing
Corporation, Government Securities Clearing Corporation, MBS Clearing
Corporation, and Emerging Markets Clearing Corporation, as well as by the New
York Stock Exchange, Inc., the American Stock Exchange LLC, and the National
Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct
Participant, either directly or indirectly. The Rules applicable to DTC and its
Participants and indirect participants are on file with the SEC.

     Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC's records. The ownership interest of each Security Owner is in turn to be recorded on the Participants' or Securities Intermediaries' records. The
Securities Intermediary's ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the
Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Securities Intermediary is not a Participant and
on the records of Clearstream or Euroclear, as appropriate). Security Owners will not receive written confirmation from DTC of their purchase, but Security
Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the
Participant or indirect participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of Security Owners. Security Owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued. "Securities Intermediary" is an entity that maintains the Security Owner's account and records the Security
Owner's ownership of securities on that account.

     To facilitate subsequent transfers, all book-entry securities deposited by
Participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Security
Owners of the book-entry securities; DTC's records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the Security Owners. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Participants, by
Participants to indirect participants, and by Participants and indirect participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date.
The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those
Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.
DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records.
Payments by Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of Participants and indirect participants.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a
Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant
will be received with value on the DTC settlement date but, due to different time zones, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations. Transfers

                                       19

between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear
Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between
Clearstream Participants through electronic book-entry changes in accounts of
Clearstream Participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream
Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Euroclear was created to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The
Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear
Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct
Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the
Euroclear Operator. Securities clearance accounts and cash accounts with the
Euroclear Operator are governed by the Terms and Conditions Governing Use of
Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear
Participants.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of
Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "Federal Income
Tax Consequences." Because DTC can only act on behalf of Financial
Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust fund as nominee of DTC. Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

     We understand that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders

                                       20

of the book-entry securities under the terms of the securities only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include these book-entry securities. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of
DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

     None of the servicer, the depositor, the indenture trustee or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. WE CANNOT ASSURE YOU THAT CEDE & CO., DTC OR ANY SECURITIES
INTERMEDIARY WILL PROVIDE INFORMATION TO YOU OR ACT IN ACCORDANCE WITH THEIR
RESPECTIVE RULES, REGULATIONS, AND PROCEDURES.

     The information in this section concerning DTC, Clearstream, Euroclear and
DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DEFINITIVE SECURITIES

     Unless otherwise stated in the related prospectus supplement, the securities of a given series will be issued in fully registered, certificated form to securityholders or their respective nominees, rather than to DTC or its nominee, only if

     o    DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the related securities and such trustees are unable to locate a qualified successor, or

     o    after the occurrence of a default by the servicer under the applicable trust and servicing agreement or pooling and servicing agreement, the insurer or, if an Insurer Default shall have occurred and be continuing or if the policy has been terminated, Security Owners representing at least 66 2/3% of the outstanding principal amount of the securities of such series, advise the related trustee through DTC that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of the related
          Security Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee will be required to notify the related
Security Owners, through DTC participants, of the availability of definitive securities. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the trustee or indenture trustee will issue definitive securities to the related Security Owners. Payments on the related definitive securities will be made thereafter by the related trustee directly to the holders in whose name the related definitive securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related pooling and servicing agreement or trust and servicing agreement and the indenture, if applicable.
Payments will be made by check mailed to the address of such holders as they appear on the register specified in the related agreements; however, the final payment on any securities (whether definitive securities or securities registered in the name of a depository or its nominee) will be made only upon presentation and surrender of such securities at the office or agency specified in the notice of final payment to securityholders.

     Definitive securities will be transferable and exchangeable at the offices of the related trustee (or any security registrar appointed thereby). No service charge will be imposed for any registration of transfer or exchange, but such trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with such registration.

STATEMENTS TO SECURITYHOLDERS

     With respect to each series of securities, on or prior to the determination date for each payment date, the servicer (to the extent applicable to such securityholder) will prepare and forward to the related trustee and, if applicable, the indenture trustee, to be included with the payment to each securityholder of record a statement setting forth for the related collection period the following information (and any other information specified in the related prospectus supplement):

                                       21

     (1)  the amount of aggregate collections on the receivables,

          (2) the aggregate purchase amount of the receivables repurchased by
     BVAC and purchased by the servicer,

          (3) with respect to any precomputed receivables the net deposit from the collection account to the payahead account or the net withdrawal from the payahead account to the collection account required for the collection period in accordance with the trust and servicing agreement, and in the case of a net withdrawal, the monthly interest and monthly principal reported on such servicer's certificate shall reflect the portions of such withdrawal allocable to interest and principal, respectively,

          (4) the amount, if any, to be withdrawn from any spread account and the amount, if any, to be drawn on the policy,

          (5) information respecting (i) delinquent receivables that are 30, 60 and 90 days past due, (ii) the number of repossessions of financed vehicles during the preceding collection period, number of unliquidated repossessed financed vehicles, gross and net losses on the receivables, and recoveries;
     and recoveries on charged-off receivables, and (iii) adjusted, modified or extended receivables as necessary or requested by the indenture trustee or the insurer to confirm compliance with the trust and servicing agreement;

          (6) (for so long as BVAC is the servicer) calculations of the financial covenants required to be maintained pursuant to the Insurance
     Agreement and whether BVAC is in compliance therewith; and

          (7) each other item reasonably requested by a rating agency, the indenture trustee or the insurer (so long as no Insurer Default shall have occurred and be continuing and the policy has not been terminated) in order to monitor the performance of the receivables.

     In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during such calendar year shall have been a registered securityholder a statement containing certain information for the purposes of such securityholder's preparation of federal income tax returns. See "Federal
Income Tax Consequences."

LIST OF SECURITYHOLDERS

     Unless otherwise specified in the related prospectus supplement, each trustee and indenture trustee, within 15 days after receipt of written request of the servicer, will provide the servicer with a list of the names and addresses of all holders of record as of the most recent record date of the related series of securities. In addition, three or more holders of the securities of any series or one or more holders of such securities evidencing not less than 25% of the applicable aggregate principal balance of the certificates or 25% of the applicable aggregate principal balance of the notes, as the case may be, may, by written request to the related trustee or indenture trustee, obtain access to the list of all certificateholders or noteholders, as the case may be, maintained by such trustee for the purpose of communicating with other certificateholders or noteholders with respect to their rights under the related pooling and servicing agreement or trust and servicing agreement, under the indenture, if applicable, or under such securities.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of (1) each purchase agreement pursuant to which the depositor will purchase receivables from BVAC and (2) each trust and servicing agreement or pooling and servicing agreement pursuant to which a trust will be created and will purchase receivables from the depositor and the servicer will agree to service such receivables and pursuant to which securities may be issued (collectively, the "Transfer and Servicing
Agreements"). If the trust also issues a series of notes, the notes will be issued pursuant to an indenture. See "The Indenture" in this prospectus. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. The following is only a summary of the Transfer and Servicing Agreements. For a more detailed description of these agreements, you should read the Transfer and Servicing
Agreements in their entirety and the related prospectus supplement.

SALE AND ASSIGNMENT OF RECEIVABLES

     On the related closing date:

                                       22

          (1) BVAC will sell and assign to the depositor pursuant to the related purchase agreement, without recourse, its entire right in the related receivables, including its security interests in the related financed vehicles;

          (2) the depositor will sell and assign to the related trust pursuant to the applicable Transfer and Servicing Agreements, without recourse, (a)
     its entire right in such receivables, including the security interests in the financed vehicles, and (b) if so provided in the related prospectus supplement, the applicable pre-funded amount; and

          (3) in the case of a series of notes issued by a trust, the trust will pledge its entire right in such receivables and the other property of the trust as collateral for repayment of the notes.

     Each receivable will be identified in a schedule appearing as an exhibit to the related Transfer and Servicing Agreement. Concurrently with the sale and assignment of the receivables and, if applicable, the pre-funded amount to the related trust, the trustee or indenture trustee will execute, authenticate and deliver the related series of securities to the depositor, or the trust, as applicable, in exchange for such receivables and such pre-funded amount, if any.
The related prospectus supplement will specify whether the property of a trust will include the pre-funded amount and, if so, the terms, conditions and manner under which subsequent receivables will be sold and assigned by the depositor to the related trust and, if applicable, the related indenture trustee.

     In each purchase agreement, BVAC will represent and warrant to the depositor, among other things, that:

          (1) the information provided with respect to the related receivables is correct in all material respects;

          (2) the obligor on each such receivable has obtained or agreed to obtain and maintain physical damage insurance covering the financed vehicle in accordance with BVAC's normal requirements;

          (3) at the closing date, with respect to receivables conveyed to a trust on the closing date, and on the applicable subsequent transfer date with respect to any subsequent receivables, the receivables are free and clear of all security interests, liens, charges and encumbrances, other than the lien of the depositor, and no offsets, defenses or counterclaims against the depositor or BVAC have been asserted or threatened with respect to the related receivables;

          (4) at the closing date or subsequent transfer date, as applicable, each of the related receivables secured by a financed vehicle registered in the State of California is secured by a first priority perfected security interest in the related financed vehicle in favor of the trustee on behalf of the trust as secured party or all necessary action has been taken by
     BVAC, or one of the other Named Lienholders to secure such a first priority perfected security interest; and

          (5) each of the related receivables, at the time it was originated, complied and, at the closing date or subsequent transfer date, as applicable, complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws.

     As of the second record date following the discovery by or notice to BVAC of a breach of any such representation or warranty that materially and adversely affects the interests of the depositor or its assignee in a receivable (or as of the first record date following such discovery or notice, if BVAC so elects),
BVAC, unless it has cured such breach, will repurchase the receivable at a price equal to the unpaid principal balance owed by the obligor thereon plus, accrued interest on such amount at the contract rate of such receivable to the date of purchase, and such receivable will be considered a purchased receivable as of the purchase date. In each trust and servicing agreement or pooling and servicing agreement, the depositor will assign certain rights under the related purchase agreement to the related trust, and in each indenture, the trust will assign such rights under the related purchase agreement to the related indenture trustee. Such rights include the right to cause BVAC to repurchase receivables with respect to which it is in breach of any such representation and warranty.
Unless otherwise provided in the related trust and servicing agreement, to the extent a successor servicer has assumed the responsibility for the servicing and administration of the receivables, it will not have any obligation to repurchase any receivables as set forth above. The repurchase obligation of BVAC pursuant to each Transfer and Servicing Agreement or indenture will constitute the sole remedy available to the related securityholders or applicable trustee for any uncured breach of a representation or warranty.

SALE AND ASSIGNMENT OF SUBSEQUENT RECEIVABLES

     If the related prospectus supplement provides that the property of a trust will include a pre-funding account, BVAC will be obligated to sell and assign to the depositor pursuant to the related purchase agreement, and the depositor will be obligated to sell and

                                       23

assign to the related trust pursuant to the related trust and servicing agreement or pooling and servicing agreement, subsequent receivables from time to time during the funding period in an aggregate outstanding principal amount approximately equal to the pre-funded amount. If the trust issues a series of notes, the trust will pledge its right in such subsequent receivables to the indenture trustee as collateral for payment of the notes. The related trust will be obligated pursuant to the related trust and servicing agreement or pooling and servicing agreement to purchase all such subsequent receivables from the depositor, and, as applicable, the related indenture trustee will be obligated pursuant to the related indenture to accept the pledge of such subsequent receivables from the trust, subject to the satisfaction, on or before the related subsequent transfer date, of the following conditions precedent, among others:

          (1) each such subsequent receivable shall satisfy the eligibility criteria specified in the related trust and servicing agreement or pooling and servicing agreement and shall not have been selected from among the eligible receivables in a manner that BVAC or the depositor deems adverse to the interests of the related securityholders;

          (2) as of the applicable cut-off date for such subsequent receivables, all of the receivables in the related trust, including the subsequent receivables to be conveyed to the trust as of such date, must satisfy the parameters described under "The Receivables Pools" in this prospectus and
     "The Receivables Pool" in the related prospectus supplement;

          (3) any required deposit to any spread account or other similar account must have been made; and

          (4) BVAC must execute and deliver to the depositor, the depositor must execute and deliver to such trust, and, if applicable, the trust must execute and deliver to the indenture trustee, a written assignment conveying such subsequent receivables to the depositor, the related trust and the indenture trustee, respectively.

     In addition, the conveyance of subsequent receivables to a trust is subject to the satisfaction of the following conditions subsequent, among others, each of which must be satisfied within the applicable time period specified in the related prospectus supplement:

          (1) the depositor must deliver certain opinions of counsel to the related owner trustee and, if applicable, the indenture trustee with respect to the validity of the conveyance of such subsequent receivables to the trust and, if applicable, the indenture trustee;

          (2) the applicable trustee must receive written confirmation from a firm of certified independent public accountants that, as of the end of the period specified in such written confirmation, the receivables in the related receivables pool, including all such subsequent receivables, satisfied the parameters described under "The Receivables Pools" in this prospectus and "The Receivables Pool" in the related prospectus supplement;
     and

          (3) each of the rating agencies must have notified the depositor in writing that, following the conveyance of the subsequent receivables to the trust and, if applicable, the pledge of the subsequent receivables to the indenture trustee, each class of securities of the related series will have the same rating assigned to it by such rating agency that it had on the related closing date.

     If any such conditions precedent or conditions subsequent are not met with respect to any subsequent receivables within the time period specified in the related prospectus supplement, BVAC will be required under the related Transfer and Servicing Agreement to repurchase such subsequent receivables from the related trust, at a purchase price equal to the related purchase amounts therefor.

ACCOUNTS

     Collection or Certificate Account. With respect to each trust, the servicer will establish and the servicer will maintain one or more accounts with and in the name of the related trust on behalf of the related securityholders, into which all payments made on or in respect of the related receivables will be deposited (as described in this prospectus) and from which all payments or distributions with respect to the related securities will be made. The amounts on deposit in this account will be invested by the applicable trustee in eligible investments.

     Payahead Account. If so provided in the related prospectus supplement, the servicer will establish a payahead account in the name of the related trust and for the benefit of obligors on the receivables, into which, to the extent required by the trust and servicing agreement or pooling and servicing agreement, payaheads on precomputed receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the payahead account to the collection or certificate account, they will not constitute collected interest or collected principal and will not be available for distribution to securityholders. The payahead account will initially be maintained with the applicable trustee. Collections on a precomputed receivable made during a

                                       24

collection period shall be applied first to reimburse the servicer for reasonable out-of-pocket expenses incurred by the servicer in connection with the receivable, second to late charges and other fees, third, to the extent necessary to bring the receivable current, to interest in accordance with the simple interest method and fourth, to principal in accordance with the simple interest method; provided however, at the servicer's option and sole discretion, it may allocate payments first to interest and principal, respectively, and then to out-of-pocket expenses, late charges and other fees thereafter. If any collections remaining after the scheduled payment is made are insufficient to prepay the precomputed receivable in full, then generally such remaining collections shall be transferred to and kept in the payahead account until such later collection period as the collections may be retransferred to the collection or certificate account and applied either to a later scheduled payment or to prepay such receivable in full.

     Pre-Funding Account. If so provided in the related prospectus supplement, the servicer will establish and maintain a pre-funding account in the name of the related owner trustee (or, in the case of a series of securities which includes notes, the indenture trustee) on behalf of the related securityholders, into which the depositor or the trust, as applicable, will deposit the pre-funded amount on the related closing date. In no event will the pre-funded amount exceed 25% of the original aggregate principal balance of the receivables pool for the related series of securities. The pre-funded amount will be used by the related trustee to purchase subsequent receivables from the depositor from time to time during the funding period. The amounts on deposit in the pre-funding account during the funding period will be invested by the applicable trustee in eligible investments. Any investment income, net of any related investment expenses, received on the eligible investments during a collection period will be included in the interest distribution amount on the following payment date. The funding period, if any, for a trust will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three calendar months after the related closing date. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders, in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

     Other Accounts; Investment of Trust Funds. Any other accounts to be established with respect to a trust, including any spread account, payment account or yield supplement account, will be described in the related prospectus supplement.

     For each series of securities, funds in the collection or certificate account, pre-funding account and any other trust accounts identified as such in the related prospectus supplement will be invested in eligible investments as provided in the related Transfer and Servicing Agreement or, if applicable, the indenture, and any related investment income will be distributed as described in this prospectus and in the related prospectus supplement. Eligible investments generally will be limited to investments acceptable to the rating agencies as being consistent with the rating of the related securities. Except as may be otherwise indicated in the applicable prospectus supplement, eligible investments will include:

          (1) direct obligations of, and obligations guaranteed by, the United
     States of America, Fannie Mae, or any instrumentality of the United States of America;

          (2) demand and time deposits in or similar obligations of any depository institution or trust company (including the trustees or any agent of the trustees, acting in their respective commercial capacities)
     having an approved rating of at least P-1 by Moody's Investors Service,
     Inc. or A-1+ by Standard & Poor's Rating Services (an "Approved Rating") or
     any other deposit which is fully insured by the Federal Deposit Insurance
     Corporation;

          (3) repurchase obligations with respect to any security issued or guaranteed by an instrumentality of the United States of America entered into with a depository institution or trust company having an Approved
     Rating (acting as principal);

          (4) short-term corporate securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the
     United States of America or any State, the short-term unsecured obligations of which have an Approved Rating, or higher, at the time of such investment;

          (5) short-term commercial paper having an Approved Rating at the time of such investment;

          (6) a guaranteed investment contract issued by any insurance company or other corporation acceptable to the rating agencies;

          (7) interests in any money market fund having a rating of Aaa by
     Moody's Investors Service, Inc. or AAA by Standard & Poor's Ratings
     Services; and

          (8) any other investment approved in advance in writing by the rating agencies.

                                       25

     Except as described in this prospectus or in the related prospectus supplement, eligible investments will be limited to obligations or securities that mature on or before the date of the next scheduled distribution to securityholders of such series; provided, however, that, unless the related prospectus supplement requires otherwise, each pooling and servicing agreement or trust and servicing agreement and indenture, if applicable, will generally permit the investment of funds in any spread account or similar type of credit enhancement account to be invested in eligible investments without the limitation that such eligible investments mature not later than the business day prior to the next succeeding payment date if (1) the servicer obtains a liquidity facility or similar arrangement with respect to such spread account or other account and (2) each rating agency that initially rated the related securities confirms in writing that the ratings of such securities will not be lowered or withdrawn as a result of eliminating or modifying such limitation.

     The accounts established on behalf of the trusts will be maintained as eligible deposit accounts. Eligible deposit account means either:

     (1)  a segregated account with an eligible institution, or

          (2) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of
     America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each rating agency in one of its generic rating categories that signifies investment grade.

     Eligible institution means, with respect to a trust,

          (1) the corporate trust department of the applicable trustee, or

          (2) a depository institution with trust powers organized under the laws of the United States of America or any one of the states thereof or the District of Columbia having a net worth of $50,000,000 (or any domestic branch of a foreign bank)

          (a) that has either (i) a long-term unsecured debt rating of at least
     A2 from Moody's Investor's Service, Inc. or at least A from Standard &
     Poor's Ratings Services or (ii) a long-term unsecured debt rating, a short-term unsecured debt rating or a certificate of deposit rating acceptable to the insurer and the rating agencies, and

     (b)  whose deposits are insured by the FDIC.

SERVICING PROCEDURES

     The servicer will make reasonable efforts to maximize the amount to be received by the trust with respect to the receivables, including, without limitation, using reasonable efforts to (i) collect all payments due with respect to the receivables or (ii) directing the trust to sell any of the receivables from time to time to an unrelated third party for the maximum market price available for the receivables at that time, in each case as determined by the servicer, consistent with the related trust and servicing agreement or pooling and servicing agreement, and the servicer will follow such collection procedures as it follows with respect to comparable automotive installment contracts that it owns or services for others. The servicer will continue to follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any receivables with respect to which the servicer determines that eventual payment in full is unlikely. The servicer may sell the financed vehicle securing such receivables at a public or private sale, or take any other action permitted by applicable law.

     Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to extend the payment schedule, provided however, that no extensions or modifications may be granted until at least six scheduled receivable payments have been received and thereafter, only one extension or modification, not to exceed one month, may be granted each twelve month period and no more than three extensions shall be permitted with respect to any receivable (other than to the extent allowed pursuant to the servicer's collection or charge-off policies); provided, that no more than 0.75%
of the receivable principal balance may be extended during any collection period. If, however, the extension of a payment schedule causes a receivable to remain outstanding on the latest final scheduled payment date of any class of securities with respect to a series of securities specified in the related prospectus supplement, the servicer will purchase such receivable on such final scheduled payment date. The servicer's purchase obligation will constitute the sole remedy available to the related securityholders or applicable trustee for any such modification of a receivable.

                                       26

COLLECTIONS

     With respect to each trust, the servicer will deposit all payments (from whatever source) on and all proceeds of the related receivables collected during a collection period into the related collection or certificate account not later than two business days after receipt of such payments and proceeds. However, at any time that and for so long as (1) BVAC is the servicer, (2) no servicer default under the trust and servicing agreement or pooling and servicing agreement shall have occurred and be continuing with respect to the servicer and
(3) each other condition to making deposits less frequently than daily as may be specified by the rating agencies or set forth in the related prospectus supplement is satisfied, the servicer will not be required to deposit such amounts into the collection or certificate account until on or before the applicable payment date. Pending deposit into the collection or certificate account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit such funds, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables and payment of the aggregate purchase amounts with respect to receivables purchased by the servicer.

     Unless otherwise provided in the applicable prospectus supplement, payaheads on precomputed receivables will be transferred from the collection or certificate account and deposited into the payahead account for subsequent transfer to the collection or certificate account, as described above under
"Description of the Transfer and Servicing Agreements -- Accounts."

ADVANCES

     Unless otherwise provided in the related prospectus supplement, if a receivable is delinquent more than 30 days at the end of a collection period, the servicer will make an advance in the amount of 30 days of interest due on such receivable, but only to the extent that the servicer, in its sole discretion, expects to recover the advance from subsequent collections on the receivable or from withdrawals from any spread account or other form of credit enhancement. The servicer will deposit advances in the collection or certificate account on or prior to the date specified therefor in the related prospectus supplement. If the servicer determines that reimbursement of an advance from subsequent payments on or with respect to the related receivable is unlikely, the servicer may recover such advance from insurance proceeds, collections made on other receivables or from any other source specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, to the extent the back-up servicer has assumed the responsibility for the servicing and administration of the receivables, it will not have any obligation to make any advances to the collection account.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to receive a servicing fee with respect to each trust, at a rate equal to one percent (1.00%) per annum, payable monthly at one-twelfth the annual rate, of the related aggregate principal balance of the receivables pool as of the beginning of the related collection period. Unless otherwise provided in the related prospectus supplement, the servicer also will collect and retain any late fees, prepayment charges, other administrative fees or similar charges allowed by applicable law with respect to the receivables and will be entitled to reimbursement from each trust for certain liabilities.

     The servicing fee will compensate the servicer for performing the functions of a third-party servicer of automotive receivables as an agent for the related trust, including collecting and posting all payments, making advances, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, and overseeing the collateral in cases of obligor default. The servicing fee will also compensate the servicer for administering the related receivables pool, including accounting for collections and furnishing monthly and annual statements to the related trustee with respect to distributions, and generating federal income tax information for such trust and for the related securityholders. The servicing fee also will reimburse the servicer for certain taxes, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable receivables pool.

PAYMENTS AND DISTRIBUTIONS

     With respect to each series of securities, beginning on the payment date specified in the related prospectus supplement, payments of principal and interest (or, where applicable, of interest only or principal only) on each class of securities entitled to such payments will be made by the related trustee to the related securityholders. The timing, calculation, allocation, order, source and priorities of,

                                       27

and requirements for, all payments to the holders of each class of securities will be set forth in the related prospectus supplement.

     With respect to each trust, collections on or with respect to the related receivables will be deposited into the related collection or certificate account for distribution to the related securityholders on each payment date to the extent and in the priority provided in the related prospectus supplement. Credit enhancement, such as a spread account, yield supplement account or other arrangement, may be available to cover shortfalls in the amount available for distribution on such date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified in the related prospectus supplement, payments in respect of principal of a class of securities of a series will be subordinate to payments in respect of interest on such class, and payments in respect of one or more classes of securities of a series may be subordinate to payments in respect of other classes of securities. Payments of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a collection period or, to the extent provided in the related prospectus supplement, may be made on an accelerated basis subject to the availability of excess cash flow from the receivables.

CREDIT ENHANCEMENT

     The amounts and types of any credit enhancement arrangements and the provider of such arrangements, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement.
To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, spread accounts, cash collateral accounts, reserve accounts, yield supplement accounts, insurance policies, letters of credit, surety bonds, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third-party payments or other support, cash deposits, or such other arrangements as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

     The existence of a spread account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of all principal and interest thereon. If losses occur which exceed the amount covered by such credit enhancement or which are not covered by such credit enhancement, securityholders will bear their allocable share of such losses, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any such series will be subject to the risk that such credit enhancement may be exhausted by the claims of securityholders of other series.

     Spread Account. If so provided in the related prospectus supplement, pursuant to the related pooling and servicing agreement or trust and servicing agreement or indenture, if applicable, the depositor or the trust, as applicable, will cause the applicable trustee to establish a spread account for a series or class or classes of securities, which will be maintained with such trustee or corporate trust department of another eligible institution. To the extent provided in the related prospectus supplement, a spread account may be funded by an initial deposit by the depositor on the closing date in the amount set forth in the related prospectus supplement and, if the related series has a funding period, may also be funded on each subsequent transfer date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the spread account may be increased or reinstated on each payment date, to the extent described in the related prospectus supplement, by the deposit in the spread account of the amount of collections on the related receivables remaining on such payment date after the payment of all other required payments and distributions on such date.
The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of any such spread account, either to holders of the certificates covered thereby or to the depositor or to any other entity.

     Yield Supplement Account. If so provided in the related prospectus supplement, pursuant to the related pooling and servicing agreement or trust and servicing agreement or indenture, if applicable, the depositor or the trust as applicable, will cause the applicable trustee to establish a yield supplement account for a series or class or classes of securities, which will be maintained with such trustee for the benefit of the security holders and the servicer.
Amounts will be deposited into the Yield Supplement to cover any shortfalls involving receivables which have a lower note rate than the relevant pass-through rate on the securities to be issued by a trust. On each distribution date, an amount will be withdrawn from the Yield Supplement Account equal to the scheduled shortfall for the relevant collection period.

                                       28

EVIDENCE OF COMPLIANCE

     Each trust and servicing agreement or pooling and servicing agreement will provide that a firm of independent public accountants will furnish annually to the related trustee a statement as to compliance by the servicer during the preceding twelve months with certain standards relating to the servicing of the receivables.

     Each trust and servicing agreement or pooling and servicing agreement will also provide for delivery to the related trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under such agreements throughout the preceding twelve months or, if there has been a default in the fulfillment of any such obligation, describing each such default. The servicer has agreed or will agree to give each trustee notice of the occurrence of certain servicer defaults under the related trust and servicing agreement or pooling and servicing agreement.

     Copies of the foregoing statements and certificates may be obtained by securityholders by a request in writing addressed to the related trustee or indenture trustee at the Corporate Trust Office for such trustee specified in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE SERVICER

     Each trust and servicing agreement or pooling and servicing agreement will provide that BVAC may not resign from its obligations and duties as servicer thereunder, except upon determination that BVAC's performance of such duties is no longer permissible under applicable law. Under certain circumstances, BVAC may transfer its obligations and duties as servicer to a qualified affiliate. No such assignment or resignation will become effective until the related trustee or a successor servicer has assumed BVAC's servicing obligations and duties under the related trust and servicing agreement or pooling and servicing agreement.

     Each trust and servicing agreement or pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or securityholders for taking any action or for refraining from taking any action pursuant to the related trust and servicing agreement or pooling and servicing agreement or for errors in judgment, except that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence (or with respect to certain parties under certain circumstances, gross negligence, as may be provided in the trust and servicing agreement) in the performance of the servicer's duties or by reason of reckless disregard of its obligations and duties thereunder. In addition, each trust and servicing agreement or pooling and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under such agreements and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each trust and servicing agreement or pooling and servicing agreement, any entity into which BVAC may be merged or consolidated, or any entity resulting from any merger or consolidation to which
BVAC is a party, or any entity succeeding to the indirect automobile financing and receivable servicing business of BVAC, which corporation or other entity assumes the obligations of the servicer, will be the successor to the servicer under such agreements.

SERVICER DEFAULTS

     Unless otherwise provided in the related prospectus supplement, servicer defaults under each trust and servicing agreement or pooling and servicing agreement will consist of:

          (1) any failure by the servicer or BVAC to deliver to the related trustee or, if applicable, the indenture trustee for payment to the related securityholders any required payment, which failure continues unremedied for one business day after written notice to the servicer of such failure from the applicable trustee or holders of the related securities evidencing not less than 25% of the aggregate principal balance of the notes (or aggregate principal balance of the certificates and/or notional principal amount, if applicable);

          (2) any failure by the servicer, BVAC or the depositor duly to observe or perform in any material respect any covenant or agreement in the related trust and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of the related securityholders and which continues unremedied for 30 days after written notice of such failure is given to the servicer, BVAC or the depositor, as the case may be, by the related trustee, or, if applicable, the indenture trustee, or holders of the related securities evidencing not less than 25%
     of the aggregate principal balance of the notes (or aggregate principal balance of the certificates and/or notional principal amount, if applicable); and

                                       29

          (3) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the servicer and certain actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

     Unless otherwise provided in the related prospectus supplement, as long as a servicer default under the related trust and servicing agreement or pooling and servicing agreement remains unremedied, the related trustee or, if applicable, indenture trustee, upon direction to do so by holders of securities of the related series evidencing not less than 66 2/3% of the aggregate principal balance of the notes (or aggregate principal balance of the certificates and/or notional principal amount, if applicable) may terminate all the rights and obligations of the servicer under such agreements, whereupon a successor servicer appointed by the related trustee or such trustee will succeed to all the responsibilities, duties and liabilities of the servicer under such agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than such appointment has occurred, such trustee or official may have the power to prevent the related trustee or the related securityholders from effecting a transfer of servicing. If the related trustee is unwilling or unable to act as successor to the servicer, such trustee may appoint, or may petition a court of competent jurisdiction to appoint, a successor with assets of at least $50,000,000 and whose regular business includes the servicing of automotive receivables. The related trustee may arrange for compensation to be paid to such successor servicer, which in no event may be greater than the servicing compensation paid to the servicer under the related trust and servicing agreement or pooling and servicing agreement.

WAIVER OF PAST DEFAULTS

     Unless otherwise provided in the related prospectus supplement, holders of securities evidencing not less than a majority of the related aggregate principal balance of the notes (or aggregate principal balance of the certificates or notional principal amount, if applicable) may, on behalf of all such securityholders, waive any default by the servicer in the performance of its obligations under the related trust and servicing agreement or pooling and servicing agreement and its consequences, except a default in making any required deposits to or payments from any account in accordance with the trust and servicing agreement. No such waiver will impair the securityholders' rights with respect to subsequent servicer defaults.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each trust and servicing agreement or pooling and servicing agreement may be amended from time to time by the depositor, the servicer, the trust and the related trustee or, if applicable, indenture trustee, without the consent of the related securityholders, to cure any ambiguity, correct or supplement any provision in such agreements that may be inconsistent with other provisions in such agreements, or to make any other provisions with respect to matters or questions arising under such agreements that are not inconsistent with the provisions of the agreements; provided that such action shall not, in the opinion of counsel satisfactory to the related trustee, adversely affect the interests of any related securityholder. Each trust and servicing agreement or pooling and servicing agreement may also be amended by the depositor, the servicer and the related trustee with the consent of the holders of the related securities evidencing not less than 51% of the related aggregate principal balance of the notes (or aggregate principal balance of the certificates or notional principal amount, if applicable) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreements or of modifying in any manner the rights of such securityholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related receivables or distributions that are required to be made for the benefit of such securityholders or (2) reduce the aforesaid percentage of the aggregate principal balance of such series that is required to consent to any such amendment, without the consent of the holders of all of the outstanding securities of such series. No amendment of the trust and servicing agreement will be permitted unless an opinion of counsel is delivered to the trustee to the effect that such amendment will not adversely affect the tax status of the trust.

TERMINATION

     Unless otherwise specified in the related prospectus supplement, the obligations of the servicer, the depositor, the trust and the related trustee or indenture trustee pursuant to the applicable trust and servicing agreement or pooling and servicing agreement or indenture, if applicable, will terminate upon the earliest to occur of (1) the maturity or other liquidation of the last receivable in the related receivables pool and the disposition of any amounts received upon liquidation of any such remaining receivables, (2) the payment to the related securityholders of all amounts required to be paid to them pursuant to the applicable trust and servicing agreement or pooling and servicing agreement and, in the case of a series of notes issued by a trust, the indenture, and (3) the

                                       30

occurrence of certain insolvency events, to the extent set forth in the related prospectus supplement. Additionally, unless otherwise specified in the related prospectus supplement, the servicer will have the right to direct the trust to sell receivables from to time to an unaffiliated third party to the extent set forth in the related trust and servicing agreement. See "Description of the
Transfer and Servicing Agreements -- Servicing Procedures."

     Unless otherwise specified in the related prospectus supplement, in order to avoid excessive administrative expenses, the servicer or one or more other entities identified in the related prospectus supplement, will be permitted, at its option, to purchase from each trust or to cause such trust to sell all remaining receivables in the related receivables pool as of the end of any collection period, if the aggregate principal balance of the receivables pool as of the end of the related collection period would be less than or equal to the level set forth in the related prospectus supplement. The purchase price will be equal to the fair market value of such receivables, but not less than the sum of
(1) the outstanding aggregate principal balance of the receivables pool and (2)
accrued and unpaid interest on such amount computed at a rate equal to the weighted average contract rate of the receivables, minus any amount representing payments received on the receivables and not yet applied to reduce the principal balance of the receivables or interest related to the receivables or the weighted average interest rate applicable to any outstanding securities as specified in the related prospectus supplement.

                                  THE INDENTURE

     The following summary describes certain terms of each indenture pursuant to which a trust will issue a series of notes, if any. The summary assumes that the notes are insured by an insurance policy and, if the related prospectus supplement provides that the notes will be insured by a policy, the insurer will control the exercise of the rights and remedies of the noteholders unless the insurer is in default under the policy. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The following is only a summary of the terms of the indenture. For a more detailed description of the indenture, you should read the indenture and the related prospectus supplement.

DEFAULT UNDER THE INDENTURE

     With respect to the notes of a given series, unless otherwise specified in the related prospectus supplement, an indenture default under the related indenture will occur if:

     o    the trust fails to pay any interest or principal on any note after such amounts are due and payable for five or more days;

     o    the trust defaults in the observance or performance of any covenant or agreement that it made in the related indenture and the default continues for a period of 60 days after notice is given to such trust by the indenture trustee or, if applicable, the insurer, or after notice is given to such trust and such indenture trustee by the holders of at least 66 2/3% of the principal amount of the outstanding notes;

     o    the trust makes any representation or warranty in the related indenture (or in any certificate delivered in connection with such indenture) that was incorrect in a material respect as of the time made, and such breach is not cured within 60 days after notice is given to such trust by the indenture trustee or, if applicable, the insurer, or after notice is given to such trust and such indenture trustee by the holders of at least 66 2/3% of the principal amount of the outstanding notes (voting as a single class);

     o    certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust (a "Trust Bankruptcy Event") occur;

     o    the trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; or

     o    the trust or the depositor becoming treated as an investment company pursuant to the Investment Company Act of 1940.

     Either the insurer or the noteholders may declare an indenture default. The insurer will control the remedy for an indenture default, unless the insurer is in default under the policy, in which case the noteholders will control the remedy. The party who declares the indenture default may give notice and accelerate the payment of principal in respect of the notes, declaring the principal on the notes immediately due and payable.

     If an indenture default occurs and the insurer is not in default under the
Policy, the insurer will have the right to control the remedy. The insurer may, at its discretion, require the indenture trustee to liquidate the property of the trust, in whole or in part, on any

                                       31

date following the acceleration of the notes due to such indenture default. Such liquidation will cause a full or partial redemption of the notes. However, the insurer may not cause the indenture trustee to liquidate the property of the trust if the liquidation proceeds would not be enough to pay all outstanding principal and accrued interest on the notes, unless the indenture default arose from a Trust Bankruptcy Event.

     If an indenture default occurs and the insurer is in default under the policy, the holders of at least two-thirds ( 2/3) of the aggregate principal balance of the notes then outstanding (voting as a single class) will have the right to control the remedies available under the indenture with respect to such default, including the right to direct the indenture trustee to liquidate the property of the trust. However, the noteholders may not direct the indenture trustee to liquidate the property of the trust unless the indenture default arose from a Trust Bankruptcy Event.

     Following an indenture default and acceleration of the notes, the indenture trustee will continue to submit claims under the policy for any shortfalls in amounts needed to make payments on the notes, unless the party controlling the remedies liquidates the property of the trust. If the insurer or the noteholders elect to liquidate the trust property upon the occurrence of a Trust Bankruptcy
Event, as described above, the policy should be available to cover losses to noteholders resulting from the liquidation of the trust assets. Upon such a payment following a liquidation of all of the trust's assets, the policy will be terminated, and the insurer will have no further obligation to make any additional payment under the policy.

     If the noteholders control the remedy upon an indenture default and wish to sell the trust's assets upon a Trust Bankruptcy Event, the noteholders may determine to sell the receivables whether or not the proceeds of such sale will be sufficient to pay any portion of the principal and interest payable with respect to any subordinated class of notes. Upon such a sale of the receivables by the indenture trustee, if the insurer remains in default and the proceeds from such sale and any amounts on deposit in the spread account and the collection or certificate account are not sufficient to pay all the notes in full, then the subordinated class of notes will bear losses as described in the prospectus supplement.

CERTAIN COVENANTS

     Unless otherwise specified in a prospectus supplement with respect to a series of securities that includes notes, each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:

     o    the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the
          District of Columbia;

     o    such entity expressly assumes the trust's obligation to make due and punctual payments on the notes of the related series and the performance or observance of every obligation of the trust under the indenture;

     o    no indenture default shall have occurred and be continuing immediately after such merger or consolidation;

     o    the indenture trustee has been advised that the rating of the securities of such series then in effect would not be reduced or withdrawn by any rating agency as a result of such merger or consolidation; and

     o    the indenture trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the trust or to any of its noteholders.

     Each trust that issues notes will not, among other things:

     o    except as expressly permitted by the applicable indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such trust, sell, transfer, exchange or otherwise dispose of any of the assets of such trust;

     o    claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the "Code") or applicable state law) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon such trust;

     o    permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under such indenture except as may be expressly permitted thereby;

                                       32

     o    dissolve or liquidate in whole or in part until the notes are repaid or will be repaid as a result of such dissolution or liquidation; or

     o    permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise impair the assets of such trust or the proceeds of the trust.

SATISFACTION AND DISCHARGE OF INDENTURE

     An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such notes.

MODIFICATION OF INDENTURE

     With respect to each trust that issues notes, unless otherwise provided in the related prospectus supplement, the trust and the indenture trustee may, with the consent of the holders of notes of the related series evidencing not less than 51% of the outstanding principal balance of such notes, acting as a single class and with the consent of the servicer (which consent may not be unreasonably withheld) execute a supplemental indenture to add to or change in any manner the indenture, or modify (except as provided below) in any manner the rights of the noteholders.

     Unless otherwise specified in the related prospectus supplement with respect to a series of securities which includes notes, the indenture may not be amended to:

     o    change the due date of any installment of principal of or interest on any outstanding note or reduce the principal amount, the interest rate on or the redemption price with respect to any outstanding note or change the method, place, or currency of payment;

     o    impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

     o    reduce the percentage of the aggregate amount of the outstanding notes of such series which is required for any such indenture supplement or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or defaults thereunder;

     o    modify or alter the provisions of the indenture regarding the voting of notes held by the applicable trust, the depositor or an affiliate of any of them;

     o    reduce the percentage of the aggregate outstanding amount of such series which is required to direct the indenture trustee to sell or liquidate the receivables;

     o    reduce the percentage of the aggregate amount of outstanding notes which is required to amend this Indenture, the insurance agreement or the other trust documents; or

     o    permit the creation of any lien ranking prior to or on a parity with the lien of the indenture trustee with respect to any of the collateral for such notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of such indenture on any such collateral or deprive the holder of any such note of the security afforded by the lien of such indenture trustee.

     Unless otherwise provided in the applicable prospectus supplement with respect to a series that includes notes, the related trust and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series, but with the consent of the servicer (which consent may not be unreasonably withheld) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of such noteholders; provided that such action will not materially and adversely affect the interest of any such noteholder.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTEREST IN VEHICLES

                                       33

     Installment sale contracts, such as those included in the receivables, evidence the credit sale of automobiles, light-duty trucks, recreational vehicles, motorcycles, sport utility vehicles and vans by dealers to obligors;
the contracts and the installment loan and security agreements also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all of the states where BVAC currently acquires or originates receivables, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. With respect to the receivables, the lien is or will be perfected in the name of one of the Named Lienholders. A majority of the receivables are currently originated in California, Arizona and Texas. The terms of each receivable prohibit the sale or transfer of the financed vehicle without the lienholder's consent.

     Pursuant to each purchase agreement, BVAC will assign its security interests in the financed vehicles to the depositor along with the receivables.
Pursuant to each trust and servicing agreement or pooling and servicing agreement, the depositor will sell its security interests in the financed vehicles to the related trustee along with the receivables. In the case of a series of notes issued by a trust, pursuant to each indenture, the trust will grant the indenture trustee a security interest in its assets, including the receivables and its security interest in the financed vehicles. Because of the administrative burden and expense, neither the depositor nor the applicable trustee will amend any certificate of title to identify itself as the secured party.

     In most states, including California, an assignment in the form of a sale or pledge such as that under the Transfer and Servicing Agreements or the indenture should be an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In certain other states, the laws governing certificates of title are silent on the question of the effect of an assignment on the continued validity and perfection of a security interest in vehicles. However, with respect to security interests perfected by a central filing, the UCC in these states provides that a security interest continues to be valid and perfected even though the security interest has been assigned to a third party and no amendments or other filings are made to reflect the assignment. The Permanent Editorial Board for the UCC has adopted an official comment to the UCC that provides that this rule also applies to a security interest in a vehicle which is perfected by the notation of the lien on the certificate of title. Although the Permanent Editorial Board commentary does not have the force of law, such comments are typically given substantial weight by the courts.

     Other states, including Texas, have statutory provisions that address or could be interpreted as addressing assignments. However, nearly all of these statutory provisions either do not require compliance with the procedure outlined to insure the continued validity and perfection of the lien or are ambiguous on the issue of whether the procedure must be followed. Under the official comment noted above, if these procedures for noting an assignee's name on a certificate of title are determined to be merely permissive in nature, the procedures would not have to be followed as a condition to the continued
validity and perfection of the security interest.

     By not identifying the trust or the indenture trustee as the secured party on the certificate of title, the security interest of the trust or the indenture trustee in the vehicle could be defeated through fraud or negligence. In the absence of fraud or forgery by the vehicle owner or one of the Named
Lienholders, or administrative error by state or local agencies, the notation of
BVAC's lien on the certificates should be sufficient to protect the trust or the indenture trustee against the right of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in a vehicle securing a receivable. If there are any vehicles as to which one of the Named Lienholders failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the vehicles and holders of perfected security interests. Such a failure would, however, constitute a breach of warranties under the related Transfer and Servicing Agreements and would create an obligation of BVAC to repurchase the related receivable, unless such breach were cured in a timely manner. See "Description of the Transfer and
Servicing Agreements -- Sale and Assignment of Receivables."

     Under the laws of most states, including California and Texas, the perfected security interest in a vehicle continues for four months after a vehicle is moved to a state other than the state which issued the certificate of title and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states, including California and Texas, require surrender of a certificate of title to re-register a vehicle. Since BVAC (or one of the other Named Lienholders) will have its lien noted on the certificates of title and the servicer will retain possession of the certificates of title issued by most states in which receivables were or will be originated, the servicer would ordinarily learn of an attempt at re-registration through the request from the obligor to surrender possession of the certificate of title or would receive notice of surrender from the state of re-registration since the security interest would be noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

     In the ordinary course of servicing receivables, the servicer takes steps to effect re-perfection upon receipt of notice of re-

                                       34

registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of BVAC's (or one of the other Named Lienholders') lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each trust and servicing agreement or pooling and servicing agreement, the servicer is obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the financed vehicles.

     Under the laws of most states, including California and Texas, liens for repairs performed on a motor vehicle and liens for unpaid taxes would take priority over even a perfected security interest in a financed vehicle. In some states, a perfected security interest in a financed vehicle may take priority over liens for repairs.

     BVAC will represent and warrant in each Transfer and Servicing Agreement that, as of the date of issuance of the securities, each security interest in a financed vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such financed vehicle. However, liens for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the trustee, the indenture trustee or the securityholders in the event such a lien arises.

REPOSSESSION

     In the event of a default by vehicle purchasers, the holder of a retail installment sale contract or an installment loan and security agreement has all of the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedy employed by the servicer in most cases of default is self-help repossession and is accomplished simply by taking possession of the financed vehicle. The self-help repossession remedy is available under the UCC in most of the states in which receivables have been or will be originated as long as the repossession can be accomplished without a breach of the peace.

     In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court. The vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     In the event of default by an obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Some jurisdictions provide for a similar right following repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

     The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, and, to the extent provided in the related retail installment sale contract, and, as permitted by law, reasonable attorneys' fees.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of financed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. If the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment may be sought. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be uncollectible or settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists, the UCC requires the lender to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit
Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act,
the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the

                                       35

Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z,
state adaptations of the National Consumer Act and of the Uniform Consumer
Credit Code and state motor vehicle retail installment sales acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. Those requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions.
In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the receivables.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission
(the "FTC Rule"), the provisions of which are generally duplicated by the
Uniform Consumer Credit Code, other state statutes, or the common laws in certain states, has the effect of subjecting any assignee of a seller (and certain related lenders and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. Most of the receivables will be subject to the requirements of the FTC Rule.
Accordingly, the trustee or the indenture trustee, as holder of the receivables, will be subject to any claims or defenses that the obligor of the related financed vehicle may assert against the seller of the vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

     Under most state motor vehicle dealer licensing laws, including California and Texas, dealers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. In addition, with respect to used vehicles, the Federal
Trade Commission's Rule on Sale of Used Vehicles requires that all vehicle dealers prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act requires that all used vehicle dealers furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a dealer is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not
provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the dealer. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of BVAC's representations and warranties under each Transfer and
Servicing Agreement and would create an obligation of BVAC to repurchase the receivable unless such breach were cured in a timely manner. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the United States Constitution.
Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

     BVAC will represent and warrant in each purchase agreement that each receivable complies with all requirements of law in all material respects.
Accordingly, if an obligor has a claim against a trust for violation of any law and such claim materially and adversely affects the trust's or the indenture trustee's interest in a receivable, such violation would constitute a breach of
BVAC's representations and warranties under the purchase agreement and would create an obligation of BVAC to repurchase such receivable unless the breach were cured. See "Description of the Transfer and Servicing Agreements -- Sale
and Assignment of Receivables."

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a
Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing an automobile, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the automobile at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

BANKRUPTCY MATTERS

     BVAC will represent and warrant to the depositor in each purchase agreement, and the depositor will warrant to the related trust in each trust and servicing agreement or pooling and servicing agreement, that the sales of the receivables by BVAC to the depositor and

                                       36

by the depositor to the trust are valid sales of the receivables to the depositor and the trust, respectively. Notwithstanding the foregoing, if BVAC or the depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of receivables to the depositor or the trust should instead be treated as a pledge of such receivables to secure a borrowing of such debtor, delays in payments of collections of receivables to securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of receivables to the trust is treated as a pledge instead of a sale, a tax or government lien on the property of BVAC or the depositor arising before the transfer of the related receivables to such trust may have priority over such trust's interest in such receivables. If the transfers of receivables from
BVAC to the depositor and from the depositor to the trust are treated as sales, the receivables would not be part of BVAC's or the depositor's bankruptcy estate and would not be available to the bankrupt entity's creditors.

     The decision of the U.S. Court of Appeals for the Tenth Circuit, Octagon
Gas System, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27,
1993), contains language to the effect that under the UCC, accounts sold by a debtor would remain property of the debtor's bankruptcy estate, whether or not the sale of the accounts was perfected. Although the receivables constitute chattel paper under the UCC, rather than accounts, Article 9 of the UCC applies to the sale of chattel paper as well as the sale of accounts, and perfection of a security interest in both chattel paper and accounts may be accomplished by the filing of a UCC-1 financing statement. If, following a bankruptcy of BVAC or the depositor, a court were to follow the reasoning of the Tenth Circuit reflected in the above case, then the receivables could be included in the bankruptcy estate of BVAC or the depositor, as applicable, and delays in payments of collections on or in respect of the receivables could occur. BVAC will warrant to the depositor in each purchase agreement, and the depositor will warrant to the trust in each trust and servicing agreement or pooling and servicing agreement, that the sale of the related receivables to the depositor or the related trust is a sale of such receivables to the depositor and to the trust, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the anticipated material federal income tax consequences to investors of the purchase, ownership and disposition of the securities to the extent it relates to matters of law or legal conclusions represents the opinion of Patton Boggs LLP, special tax counsel to the depositor, subject to the assumptions or qualifications set forth in this prospectus. The tax opinion of Patton Boggs LLP has been filed as Exhibit 8.1 to
Registration Statement to which this Prospectus Supplement forms a part. This discussion does not purport to deal with federal income tax consequences applicable to all categories of security holders. Some security holders including insurance companies, regulated investment companies, dealers in securities, broker-dealers, tax-exempt organizations, investors in pass-through entities, Non-U.S. persons (as defined below), persons holding securities as part of a "straddle," hedge, appreciated financial position or conversion transaction for tax purposes, persons whose functional currency is not the
United States dollar, persons who incur indebtedness to acquire securities and persons holding their securities as other than capital assets, may be subject to special rules that are not discussed below.

     You are urged to consult your own tax advisors to determine the federal, state, local, foreign and any other tax consequences to you of the purchase, ownership and disposition of the securities that are relevant to your individual circumstances.

     The following summary is based upon current provisions of the Internal
Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Prior to the issuance of a series of securities under any trust, the depositor will obtain and file with the SEC on Form 8-K an unqualified opinion of tax counsel. To the extent a series of notes or certificates, or the form or ownership of any trust, differs from the assumptions or conditions set forth in the following general discussion or changes occur in the relevant tax laws, or in their application, additional tax consequences will be disclosed in the applicable prospectus supplement and/or in the opinions of tax counsel to be delivered in connection with each applicable prospectus supplement.

     Opinions of tax counsel are not binding on the Internal Revenue Service
(the "IRS") or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to a trust or the trusts, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to the trusts, the notes and the certificates and the related terms, parties and documents as generally described in the prospectus and as more fully described in the prospectus supplements for each trust and the notes and/or certificates to be issued by each trust.

     The federal income tax consequences to noteholders and certificateholders will vary depending on whether a trust is treated as a partnership under the
Code and applicable Treasury regulations, or as a disregarded entity where such trust is owned by the depositor. Asset securitization trusts also may be characterized as grantor trusts, but the depositor does not intend to use grantor trusts in offerings under this prospectus. The prospectus supplement for each trust and series of notes or certificates associated with such trust

                                       37

will specify whether the trust will be treated as a disregarded entity or as a partnership.

TAX CHARACTERIZATION OF A TRUST

     A trust which is not treated as a grantor trust and which does not affirmatively elect to be treated as an association taxable as a corporation will be treated as a partnership under applicable Treasury regulations as long as there are two or more beneficial owners and will be ignored as a separate entity if there is a single beneficial owner of all the trust's equity classes.
Under current law, such a trust will not be taxable as a corporation for federal income tax purposes, provided that the trust makes no affirmative election to be treated as a corporation, and the trust is not a publicly traded partnership.

     If such a trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The trust's taxable income would include all of its income on the related receivables, less servicing fees and other deductible expenses, which may include interest expense on the notes. Any such corporate income tax could materially reduce cash available to make distributions on the securities, and beneficial owners of securities could be liable for any such tax that is unpaid by the trust.

TAX CONSEQUENCES TO HOLDERS OF NOTES

     Treatment of the Notes as Indebtedness. For each series of notes, except for any series of notes which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, regardless of whether the notes are issued by a trust that is treated as a partnership or a trust that is treated as a disregarded entity, upon the issuance of each series of notes, the depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Except as otherwise provided in any applicable prospectus supplement, Patton Boggs LLP will advise each such trust that the notes should be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     Treatment of Stated Interest. Assuming each series of notes is treated as debt for federal income tax purposes and is not issued with original issue discount, also known as "OID," the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder's regular method of tax accounting. Interest received on a note may constitute "investment income" for purposes of some limitations of the Code concerning the deductibility of investment interest expense.

     OID. We expect that all payments on each series of notes will be denominated in U.S. dollars, and that the interest formula for the notes will meet the requirements for "qualified stated interest" under Treasury regulations
(the "OID Regulations") relating to original issue discount, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by its weighted average life), all within the meaning of the
OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

     In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price. A note's stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

     If a note were treated as being issued with OID that exceeds the de minimis amount described above, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general,
OID must be included in income in advance of the receipt of cash representing that income. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income.

     If a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

     A holder of a note that has a fixed maturity date of not more than one year from the issue date of such short-term note may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment

                                       38

companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid
(or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition or payment of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

     A holder who purchases a note after the initial distribution of such note at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a note at a premium will be subject to the "bond premium amortization" rules of the Code.

     Under the market discount rules, a holder may recognize ordinary income equal to the market discount when the note is sold (or upon receipt of principal payments) or the holder may elect to include market discount in income currently using either the ratable accrual method or the constant interest method. The election would apply to all market discount notes and bonds acquired during and after the year of the election.

     If a holder pays a premium to acquire a note, the holder has the option of amortizing (and deducting) the premium until note maturity and reducing his basis by the amortized amount or not amortizing and treating the premium as part of basis. A holder must attach a statement to his tax return for the first year the election is to apply.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     Non-U.S. Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other holder who is a Non-U.S.
Person (as defined below) generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the
Non-U.S. Person (1) is not actually or constructively a "10 percent shareholder"
of the trust or the depositor (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the depositor is a "related person" within the meaning of the Code and
(2) provides the trustee or other person who is otherwise required to withhold
U.S. tax with respect to the notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Non-U.S. Person and providing the Non- U.S.
Person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent.
In that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the Non-U.S. Person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United
States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United
States by the Non-U.S. Person and (2) in the case of an individual Non-U.S.
Person, the individual is not present in the United States for 183 days or more in the taxable year. If the beneficial owner is present in the United States for
183 days or more and the capital gain is not effectively connected with a U.S.
trade or business, the capital gain is taxed at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty. If the interest, gain or income on a note held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person, the noteholder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.
In addition, if the Non-

                                       39

U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

     "U.S. Person" means a citizen or resident of the United States for U.S.
federal income tax purposes, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United
States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust. A "Non-U.S. Person" is a person who is not a U.S. Person as defined above. Potential investors who are not U.S. Persons should consult their own tax advisors regarding the specific tax consequences of owning a certificate.

     Backup Withholding. Each noteholder (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the back-up withholding rules will apply and back-up withholding will be remitted to the IRS and the amount remitted may be claimed as a credit against the noteholder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Patton Boggs LLP, the IRS successfully asserted that one or more classes of notes in a series did not represent debt for federal income tax purposes, such notes might be treated as equity interests in a trust and the noteholders as partners of a partnership. The trust would not be treated as a publicly traded partnership taxable as a corporation if 90% or more of its gross income is derived from qualifying passive sources (including interest). Treatment of the notes as partnership interests could have adverse tax consequences to certain noteholders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to Non-U.S.
Persons could be subject to U.S. tax and U.S. tax return filing and withholding tax requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

TAX CONSEQUENCES TO HOLDERS OF CERTIFICATES

     Treatment of the Trust as a Partnership. For each series of certificates, except for any series of certificates which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, that are issued by a trust that is to be treated as a partnership, the depositor and the servicer will agree, and the related certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders
(including the holder of any certificates representing the retained interest in the trust) and the notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     Except as otherwise provided in any applicable prospectus supplement,
Patton Boggs LLP will advise such trust and the certificateholders that the trust should be classified as a partnership and certificateholders as partners for federal income tax purposes and that even if such a trust is treated as a publicly traded partnership, it would not be taxable as a corporation if it meets certain qualifying income tests. The discussion below assumes this characterization of the trust and certificateholders is correct.

     The IRS could seek to characterize such a trust and certificates as other than a partnership and partners. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership and applies to trusts that are treated as partnerships.

     Partnership Taxation. As a partnership, a trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. Such a trust's income will consist primarily of interest and finance charges earned on the related receivables
(including appropriate adjustments for market discount, OID and bond premium)
and any gain upon collection or disposition of such receivables. The trust's

                                       40

deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the applicable Pooling and Servicing Agreement and related documents). Except as otherwise provided in the applicable prospectus supplement, the applicable
Pooling and Servicing Agreement will provide, in general, that the each certificateholder (other than a holder of a Strip Security) will be allocated its allocable share of taxable income of the trust for each month equal to the sum of the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the related pass-through rate for such month and OID that would have accrued on the certificates for such month (applies if initial issue price is less than the initial principal balance) if such certificates were indebtedness.

     Allocations will be made to certificateholders by class with allocations first made to the class entitled to be paid first if there is a cash shortfall.
Unless otherwise provided in a related prospectus supplement, all remaining taxable income of the trust will be allocated to the owner of the retained interest of the trust (the depositor).

     In the event a trust issues certificates which entitle certificateholders to receive amounts calculated as if they were interest on notional principal amounts ("Strip Securities") unless otherwise provided in the prospectus supplement, the applicable Pooling and Servicing Agreement will provide that the income allocated to such certificateholders in each year will approximate the amount of interest and OID income (or other income) that the certificateholders would have recognized in such year if the certificateholders were holding debt instruments or other financial instruments with characteristics similar to the
Strip Securities; provided, that no negative accruals shall be permitted, and, provided further, that other deductions derived by the trust equal to the aggregate remaining capital account balances of the certificateholders will be allocated to such Strip Securities in proportion to the respective capital account balances immediately before the final redemption.

     The total net income allocated to a holder of a Strip Security who holds until redemption should approximate the excess of the payments the holder receives over the cost of the Strip Securities (except to the extent that the allocations include shares of expenses that are not deductible).

     Any net loss of a trust will be allocated first to the retained interest holder to the extent of its adjusted capital account, then to the other certificateholders in the priorities set forth in the applicable Pooling and
Servicing Agreement to the extent of their respective adjusted capital accounts, and thereafter to the retained interest holder.

     It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Under the foregoing methods of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above, and holders of Strip Securities may be allocated income equal to the amount described above or in an applicable prospectus supplement, even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual method.
In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

     A portion of expenses of a trust (including fees to the servicer, but not interest expense) allocated to certificateholders that are individuals, estates or trusts will be "miscellaneous itemized deductions" to such taxpayers. Such deductions might be disallowed to such taxpayers in whole or in part and might result in such taxpayers being taxed on an amount of income that exceeds the amount of cash actually distributed to such taxpayers over the life of the security.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to such a certificateholder.

     Discount and Premium. Except as otherwise provided in a related prospectus supplement, it is anticipated that the receivables will not be issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the related receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a
receivable-by-receivable basis.

                                       41

     Each such trust intends to make all calculations relating to market discount income and amortization of premium with respect to both simple interest receivables and pre-computed receivables on an aggregate basis rather than a receivable-by-receivable basis. If the IRS were to require that such calculations be made separately for each receivable, a trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

     If a trust acquires the related receivables at a market discount or premium, it will elect to include any such discount in income currently as it accrues over the life of such receivables or to offset any such premium against interest income on such receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Under Section 708 of the Code, a trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a
12-month period. Under applicable Treasury regulations, such a 50% or greater transfer would cause a deemed contribution of the assets and liabilities of the trust to a new partnership in exchange for interests in the new partnership.
Such interests in a new partnership would be deemed distributed to the old and new partners of the trust in liquidation of the trust.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates held as capital assets in an amount equal to the difference between the amount realized and the certificateholder's tax basis in the certificates sold. Such capital gain or loss will be short-term or long-term, depending on whether the certificate has been held for (1) 12 months or less, or (2) more than 12 months, respectively. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income recognized and by tax-exempt income allocated to the holder and decreased by any distributions received with respect to such certificate and certain nondeductible expenses. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates and, upon sale or other disposition of some of the certificates, to allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the related receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to the certificates, such excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, each trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders of a class in proportion to the principal amount of certificates (or notional principal amount, in the case of any Strip Securities) owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before its actual purchase.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The retained interest holder, acting as tax matters partner for the trust, will be authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had.
The tax basis of a trust's assets will not be adjusted to reflect that higher
(or lower) basis unless a trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the
Code were in effect. This new provision does not apply to a "securitization

                                       42

partnership." It is not anticipated that the issuer will be required to make an election under Section 754 of the Code because the issuer will either be treated as a securitization partnership or will not have a "substantial built-in loss"
that would require an election under Section 754 of the Code.

     Administrative Matters. For each trust, the trustee will be required to keep or have kept complete and accurate books of such trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of each trust is expected to be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule
K-1. Any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the certificates so held.
Each trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described above and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     The retained interest holder will be designated as the tax matters partner for each trust in the applicable Pooling and Servicing Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

     Tax Consequences to Non-U.S. Certificateholders. It is not clear whether a trust would be considered to be engaged in a trade or business in the United
States for purposes of federal withholding taxes with respect to Non-U.S.
Persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and applicable prospectus supplements. Although it is not expected that any trust would be engaged in a trade or business in the United States for such purposes, unless otherwise noted in a prospectus supplement or a trust receives an unqualified opinion of counsel that withholding is not required, each trust will withhold with respect to certificateholders as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. It is expected that each trust will withhold on the portion of its taxable income that is allocable to certificateholders that are Non-U.S. Persons as if such income were effectively connected to a United States trade or business, at the highest rate applicable to corporations for foreign holders that are taxable as corporations and at the highest rate applicable to individuals for all other foreign holders. In determining a certificateholder's status, a trust generally may rely on the holder's certification of non-foreign status signed under penalties of perjury.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                                      * * *

     The federal tax discussion set forth above is included for general information only and may not be applicable to your particular tax situation. You should consult your own tax advisor with respect to the tax consequences of the purchase, ownership and disposition of securities, including the tax consequences under state, local and foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA, and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan"), from engaging in certain transactions involving "plan assets" with persons that are
"parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits certain transactions between a Benefit Plan and parties in interest with respect to such
Benefit Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may

                                       43

subject a disqualified person to excise taxes under the Code and expose a fiduciary to liabilities under ERISA.

     Certain transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes or certificates if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States
Department of Labor (the "Plan Asset Regulations"), the assets of a trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the
Code if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. To the extent that the notes are treated as indebtedness under applicable local law and do not have substantial equity features, their acquisition should not be considered the acquisition of an "equity interest" in the related trust and so the assets underlying the trust would not be considered plan assets for Code and ERISA purposes. In addition, although they may represent equity interests in the related trust, nonsubordinated certificates or notes (together, "Senior Certificates") may be exempted from certain of the prohibited transaction rules of ERISA as discussed below. The likely treatment in this context of notes or certificates of a given series will be discussed in the related prospectus supplement.

     Employee Benefit Plans that are governmental plans (as defined in Section
3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA)
are not subject to these ERISA requirements.

     A Benefit Plan fiduciary considering the purchase of notes or certificates of a given series should consult with its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences under the Code or ERISA.

UNDERWRITER EXEMPTIONS

     The U.S. Department of Labor may have granted to the underwriter (or in the case of series offered by more than one underwriter, the lead underwriter) named in each prospectus supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the receivables. The Exemption will apply to the acquisition, holding and resale of Senior Certificates by a
Benefit Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions that must be satisfied for the Exemption to apply to the Senior Certificates are the following:

          (1) The trust is considered to consist solely of obligations which bear interest or are purchased at a discount and which are secured by motor vehicles or equipment, or "qualified motor vehicle leases" (as defined in the Exemption), property that had secured such obligations or qualified motor vehicle leases, cash or temporary investments maturing no later than the next date on which payments are to be made to the Senior Certificate owners, and rights of the indenture trustee under the indenture or the rights of the owner trustee or trustee under the Transfer and Servicing
     Agreements and under credit support arrangements with respect to such obligations or qualified motor vehicle leases;

          (2) The acquisition of the Senior Certificates by a Benefit Plan is on
     terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

          (3) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from either Standard & Poor's Ratings Services,
     Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch
     IBCA, Inc;

          (4) The related owner trustee or indenture trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

          (5) The sum of all payments made to the underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the depositor pursuant to the sale of the receivables to the related trust represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related Transfer and Servicing
     Agreements and indenture, if applicable, and reimbursement of

                                       44

     the servicer's reasonable expenses in connection therewith; and

          (6) The Benefit Plan investing in the Senior Certificates is an
     "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
     Securities and Exchange Commission (the "SEC") under the Securities Act of
     1933, as amended.

     Moreover, the Exemption would provide relief from certain
self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (1) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty percent of the Senior
Certificates are acquired by persons independent of the Restricted Group (as defined below), (2) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five percent of all of the Senior Certificates outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Benefit
Plans sponsored by the depositor, any underwriter, the related trustee, the servicer, any obligor with respect to receivables included in the related trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties (the
"Restricted Group").

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in any underwriting agreement with respect to a given series, the depositor will agree to cause the related trust to sell to the underwriters named in the underwriting agreement and in the related prospectus supplement, and each of such underwriters will severally and not jointly agree to purchase, the principal amount of each class of securities of the related series set forth in the underwriting agreement and in the related prospectus supplement. The depositor may also cause the related trust to sell a series of securities directly to investors.

     In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the securities described in the underwriting agreement that are offered hereby and by the related prospectus supplement if any of such securities are purchased.

     Each prospectus supplement will either (1) set forth the price at which each class of securities being offered thereby will be offered to investors and any concessions that may be offered to certain securities dealers participating in the offering of such securities or (2) specify that the related securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such securities, such public offering prices and such concessions may be changed.

     Each underwriting agreement will provide that BVAC and the depositor will indemnify the related underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the several underwriters may be required to make in respect of such liabilities.

     Each trust may, from time to time, invest the funds in the related accounts in eligible investments acquired from any such underwriters.

     The closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes of securities of such series.

     The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                                  LEGAL MATTERS

     Certain legal matters relating to the securities of any series will be passed upon for the related trust, the depositor and the servicer by Patton
Boggs LLP, Dallas, Texas, and for the underwriters by such firm as shall be identified in the related prospectus supplement. Material federal income tax and other matters will be passed upon for each trust by Patton Boggs LLP.

                       WHERE YOU CAN FIND MORE INFORMATION

     The depositor, as originator of each trust, has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the notes and the certificates offered by this prospectus. This prospectus, which forms a part of the

                                       45

registration statement, does not contain all of the information included in the registration statement and the exhibits to the registration statement. You may inspect and copy the registration statement and other information filed by the depositor at the public reference facilities maintained by the SEC at the Public
Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You
may obtain information on the operation of the SEC's Public Reference Room by calling the commission at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the
Servicer and each trust. The address of the SEC's web site is
"http://www.sec.gov".

     The servicer, on behalf of each trust, will also file or cause to be filed with the SEC any periodic reports required under the Securities Exchange Act of
1934, as amended, and the rules and regulations of the SEC thereunder. The reports can be obtained as described above. The reports will include Current
Reports on Form 8-K filed after each payment date, and an Annual Report on Form
10-K. The reports will contain certain financial information regarding the related trust, including the statement which will be furnished monthly to securityholders. The servicer will not file or cause to be filed reports on Form
8-K and Form 10-K with respect to a trust and the securities issued by the trust for any period which ends after December 31 of the year in which the securities are issued; however, the related securityholders will continue to receive the monthly statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the depositor, as originator of any trust, under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as
amended, subsequent to the date of this prospectus and prior to the termination of the offering of the securities, shall be deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The depositor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, not including exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests for copies should be directed to the servicer at 818 Oak Park Road, Covina,
California 91724, Attention: John Okubo (Telephone: (650) 312-7393).

                                       46

                            INDEX OF PRINCIPAL TERMS

     We set forth below a list of certain of the more significant terms used in this prospectus and the pages on which you may find the definitions of such terms.

                                                         PAGE
                                                         ----
             Additional Vehicle Costs..............       15
             Amended Plan..........................       13
             Approved Rating.......................       25
             Bank..................................       12
             Benefit Plan..........................       43
             BVAC..................................        1
             BVCC..................................        1
             BVFC..................................       12
             Clearstream...........................       18
             Code..................................       32
             DTC...................................        9
             ERISA.................................        6
             Euroclear.............................       18
             Euroclear Operator....................       20
             Exemption.............................       44
             FTC Rule..............................       36
             IRS...................................       37
             Named Lienholders.....................        3
             Non-U.S. Person.......................       40
             OID...................................       38
             OID Regulations.......................       38
             Participants..........................       18
             Plan..................................       12
             Plan Asset Regulations................       44
             Pool Factor...........................       17
             Relief Act............................       11
             Restricted Group......................       45
             SEC...................................       45
             Securities Intermediary...............       19
             Security Owners.......................       18
             Senior Certificates...................       44
             Strip Securities......................       17
             Transfer and Servicing Agreements.....       22
             Trust Bankruptcy Event................       31
             U.S. Person...........................       40

                                       47

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================================================================================

                                 $180,950,000

                        BAY VIEW 2005-LJ-2 OWNER TRUST

                         BAY VIEW DEPOSIT CORPORATION,
                                 AS DEPOSITOR

                       BAY VIEW ACCEPTANCE CORPORATION,
                                  AS SERVICER

            $23,800,000 CLASS A-1 AUTOMOBILE RECEIVABLE BACKED NOTES
            $63,600,000 CLASS A-2 AUTOMOBILE RECEIVABLE BACKED NOTES
            $48,500,000 CLASS A-3 AUTOMOBILE RECEIVABLE BACKED NOTES
            $25,550,000 CLASS A-4 AUTOMOBILE RECEIVABLE BACKED NOTES
              $7,420,000 CLASS B AUTOMOBILE RECEIVABLE BACKED NOTES
              $6,040,000 CLASS C AUTOMOBILE RECEIVABLE BACKED NOTES
              $6,040,000 CLASS D AUTOMOBILE RECEIVABLE BACKED NOTES

                            -------------------------

                              PROSPECTUS SUPPLEMENT

                            -------------------------

                                    JPMORGAN

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information.

     We are not offering the securities in any state where the offer is not permitted.

     Dealers will deliver this prospectus supplement and the accompanying prospectus when acting as underwriters of the securities with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will deliver this prospectus supplement and the accompanying
prospectus until         , 2005 (90 days after the date of this prospectus
supplement).

================================================================================